Exhibit 2.1
Execution Version

ASSET PURCHASE AGREEMENT

by and among

HARGIS INDUSTRIES, LP,

THE SELLING PARTNERS,

THE SELLER REPRESENTATIVE,

AND

THE HILLMAN GROUP, INC.

November 8, 2017

{A17/10285/0001/W1528165.1 }
4846-4639-0869

Exhibit 2.1
Execution Version

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of November 8, 2017 (the “Closing Date”), is entered into by and among (i) Hargis Industries, LP, a Texas limited partnership (“Seller”), (ii) Joe A Hargis, Hargis Industries #1, LLC, a Texas limited liability company, and Joedy S. Hargis, as successor trustee and on behalf of (a) the Joedy S. Hargis Irrevocable Trust and (b) the Jeffrey S. Hargis Irrevocable Trust (the “Hargis Trusts”) (each Person set forth in this subclause (ii) a “Selling Partner” and collectively, the “Selling Partners”), (iii) Hargis Industries #1, LLC, a Texas limited liability company (acting by and through its sole member, Joe A. Hargis) in the capacity as the Seller Representative (the “Seller Representative”), and (iv) The Hillman Group, Inc., a Delaware corporation (the “Buyer”).
RECITALS

A.    WHEREAS, under the trade name of ST Fastening Systems, Seller is engaged in the business of designing, manufacturing, and distributing specialty fasteners, foam closure strips and other accessories to the steel-frame, post-frame, and residential building markets and related accessories (collectively, the “Business”); and
B.    WHEREAS, the Seller desires to sell, transfer, and assign to the Buyer, and the Buyer desires to acquire and assume from the Seller, all of the Purchased Assets and all of the Assumed Liabilities, in each case subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I
DEFINITIONS
“Accounts Receivable” means, with respect to any Person, all accounts or notes receivable that are held by such Person, including any security, claim, remedy, or other right related to any of the foregoing, calculated in accordance with GAAP.
“Acquired Benefit Plans” has the meaning set forth in Section 2.01(n).
“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation, summons, or subpoena of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.
“Adjusted Sales Tax Exposure Amount” has the meaning set forth in Section 8.09(b).
“Affiliate” means, with respect to any Person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. The term “control” (including the terms “controlled by” and “under common control

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with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Asset Sale Purchase Price” has the meaning set forth in Section 2.06.
“Assignment and Assumption of Cincinnati Lease” means that certain assignment and assumption agreement, dated effective as of the Closing Date, by and between Seller, as assignor, and Buyer, as assignee, respecting the real estate lease for the facility located at 9950 Princeton-Glendale Road in Cincinnati, Ohio, executed and delivered by Seller and Buyer at Closing.
“Assumed Contracts” has the meaning set forth in Section 2.01(e).
“Assumed Liabilities” has the meaning set forth in Section 2.03(a).
“Assumption Agreement” means that certain assignment and assumption agreement, dated as of the Closing Date, by and among the Buyer and the Seller.
“Balance Sheet Date” has the meaning set forth in Section 5.05(a).
“Basket” has the meaning set forth in Section 8.04(a).
“Bill of Sale” means that certain bill of sale, dated as of the Closing Date, executed and delivered by the Seller and delivered to the Buyer.
“Business” has the meaning set forth in the recitals.
“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.
“Buyer” has the meaning set forth in the preamble.
“Buyer Indemnitees” has the meaning set forth in Section 8.02(a).
“Cash” means cash, checks, money orders, marketable securities, short-term instruments and other cash equivalents, calculated in accordance with GAAP, excluding any security deposits, escrow accounts or collateral posted with vendors, landlords, or other parties. For the avoidance of doubt, “Cash” shall include, without limitation, Seller’s cash held by the TPA to fund any Excluded Liability of Seller arising under Section 2.03(b)(ii) (“restricted cash”), which restricted cash will be held for the benefit of Seller pursuant to Section 7.02, income tax prepayments/deposits, deposits in transit, but shall be net of any bank overdrafts and any outstanding checks, drafts and wire transfers.

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“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.
“Closing” has the meaning set forth in Section 3.01.
“Closing Date” has the meaning set forth in the preamble.
“Closing Date Purchase Price” has the meaning set forth in Section 2.04(a).
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidential Information” means, with respect to any Person, all information, whatever its nature and form and whether obtained orally, by observation, from written materials, or otherwise, that relates to any research, technical, manufacturing, business, or commercial activities or plans of such Person with respect to the Business, including, without limitation, all the following that pertain to the Business: systems, servicing methods and business techniques, programs, formulas, processes, compilations of technical and non-technical information, inventions, discoveries, and improvements, designs, drawings, blueprints, Software, Software code, databases, product ideas, concepts, prototypes, features, procedures, training, promotional materials, training courses and other training and instructional materials, vendor and product information, sales intermediary lists and other sales intermediary information, and customer lists and other customer information, whether or not patented or patentable, and all other information that is not otherwise generally available to the public (including, without limitation, any terms or provisions of this Agreement) and that constitutes a trade secret of such Person with respect to the Business under the Uniform Trade Secrets Act. The term “Confidential Information” will exclude any information that is (or that becomes) generally available to the public through no action of the Person (including its Representatives) required to maintain the confidentiality of such information.
“Contracts” means all binding, written or oral, contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, and joint ventures, all purchase orders, task orders, change orders, or other ancillary document in which the terms of any other Contract are supplemented or in any way modified and all other agreements, commitments, and legally binding arrangements.
“Copyrights” means all copyrights, whether in published or unpublished works, Documents, databases, data collections and rights therein, Software, web site content; rights to compilations, collective works, and derivative works of any of the foregoing and moral rights in any of the foregoing; registrations and applications for registration for any of the foregoing and any renewals or extensions thereof; and moral rights and economic rights of others in any of the foregoing.
“Crouch” means Alan “Bruce” Crouch.
“Crouch Employment Agreement” has the meaning set forth in Section 7.01.

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“Direct Claim” has the meaning set forth in Section 8.05(c).
“Documents” means all files, documents, instruments, papers, books, reports, business and employment records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, lists of past, present and/or prospective customers, supplier lists, regulatory filings, operating data and plans, drawings, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related to the Business and the Purchased Assets, in each case whether or not in electronic form.
“Domain Names” means Internet electronic addresses, uniform resource locators, and alphanumeric designations associated therewith registered with or assigned by any domain name registrar, domain name registry or other domain name registration authority as part of an electronic address on the Internet, all applications for any of the foregoing and the goodwill of the Business associated with each of the foregoing.
“Employee Benefit Plan” means, with respect to any Person, each “employee benefit plan” (as defined in ERISA §3(3)) and each other material benefit plan, program, or arrangement maintained, sponsored, contributed to (or required to be contributed to) by such Person or any subsidiary or any ERISA Affiliate of such Person, or with respect to which such Person or any subsidiary or any ERISA Affiliate of such Person has any Liability.
“Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.
“Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA.
“Employees” means those Persons employed by the Seller in connection with the Business immediately prior to the Closing and set forth on Schedule 5.19(a).
“Encumbrance” means any charge, claim, community property interest, pledge, equitable interest, lien (statutory or other, but excluding inchoate liens), option, security interest, mortgage, or right of first refusal.
“Environmental Claim” means any Action, Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (i) the presence, Release of, or exposure to, any Hazardous Materials prior to Closing, or (ii) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit prior to Closing.
“Environmental Condition” means any condition of the environment with respect to the Real Property, with respect to any property previously owned, leased, or operated by the Seller prior to Closing to the extent such condition of the Environment existed at the time of such ownership,

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lease, or operation, or with respect to any other real property at which any Hazardous Material generated by the operation of the business of the Seller prior to the Closing Date has been treated, stored, or disposed of, which violates any Environmental Law, or even though not violative of any Environmental Law, nevertheless results in any Release, or Threat of Release.
“Environmental Law” means any applicable Law, and any Order or binding agreement with any Governmental Authority (i) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, safety of employees or the public or the environment (including ambient air, soil vapor, soil, surface water or groundwater, or subsurface strata) or (ii) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal, or remediation of any Hazardous Materials, including the following (including their implementing regulations and any state analogs): CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq. and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.
“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.
“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision, or other action required under or issued, granted, given, authorized by, or made pursuant to Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“ERISA Affiliate” means any organization that is a member of the controlled group of organizations of the Seller and any Subsidiaries (within the meaning of Sections 414(b), (c), or (e) of the Code).
“Escrow Agent” means Prosperity Bank.
“Escrow Agreement” means that certain escrow agreement, dated as of the Closing Date, by and among the Seller Representative, the Escrow Agent, and the Buyer, in substantially the form attached hereto as Exhibit A.
“Escrow Amount” means $4,800,000.00.
“Estimated Working Capital” has the meaning set forth in Section 2.05(a).

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Exhibit 2.1
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“Excluded Assets” has the meaning set forth in Section 2.02.
“Excluded Benefit Plans” has the meaning set forth in Section 2.02(j).
“Excluded Employees” has the meaning set forth in Section 7.01.
“Excluded Liabilities” has the meaning set forth in Section 2.03(b).
“Excluded Representations” has the meaning set forth in Section 8.01.
“Extended Indemnity Period” has the meaning set forth in Section 8.09(b).
“Final Working Capital” has the meaning set forth in Section 2.05(b).
“Final Working Capital Statement” has the meaning set forth in Section 2.05(b).
“Financial Statements” has the meaning set forth in Section 5.05(a).
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction with respect to the Business, any particular Person and any matter.
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or otherwise supporting in whole or in part the payment of any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligations of the payment of such Indebtedness or to protect such obligee against loss in respect of such Indebtedness (in whole or in part). The term “Guarantee” used as a verb has a correlative meaning.
“Hargis Trusts” has the meaning set forth in the preamble.
“Hazardous Materials” means any (a) toxic, hazardous, extremely hazardous, infectious, explosive, corrosive, flammable, carcinogenic, mutagenic, sanitary, solid or radioactive waste, or otherwise hazardous substance, waste, or material, (b) petroleum and petroleum products, radioactive materials, asbestos-containing materials, mold, urea formaldehyde foam insulation, polychlorinated biphenyls, or radon gas, and (c) any other chemicals, materials, or substances defined as or included in the definition of “hazardous substances”, “extraordinarily hazardous substances”, “solid wastes”, “hazardous wastes”, “hazardous materials”, “extremely hazardous

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wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any Environmental Law.
“Immediate Family Member” of a Person means any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, spouse, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case, of such Person.
“Indebtedness” means any Liability (a) for borrowed money, (b) under any reimbursement obligation, including those related to letters of credit, banker’s acceptances, or note purchase facilities, (c) evidenced by a bond, note, debenture, or similar instrument (including a purchase money obligation), (d) for the payment of money relating to leases that are required to be classified as capitalized lease obligations in accordance with GAAP, (e) for the deferred purchase price of any property or services, (f) all obligations under any interest rate, currency, or other hedging agreement, (g) commitments to repay deposits or advances by or owing to third parties, (h) prepayment premiums of any change of control premiums, if any, “breakage” costs or similar payments associated with the repayments thereof and accrued interest, if any, on and fees and expenses and all other amounts owed in respect of any of the foregoing, (i) wealth accumulation plan, (j) self-insurance or health reimbursement arrangement liabilities for which Seller is responsible under Section 2.03(b)(ii), to the extent greater than the amount of “restricted cash” (as defined in the definition of Cash), and (k) any direct or indirect Guaranty of any other Person or a type described in the foregoing clauses (a) through (j); provided, however, for the avoidance of doubt, “Indebtedness” does not include the Assumed Liabilities, and the parties agree that the Toyota Lease will be classified as an operating lease obligation in accordance with GAAP for purposes of determining Indebtedness.
“Indemnified Party” means a party making a claim under ARTICLE VIII.
“Indemnifying Party” means a party against whom a claim is asserted under ARTICLE VIII.
“Indemnity Period” has the meaning set forth in Section 8.09.
“Independent Accountant” means Cassady Schiller & Associates Inc.
“Information Systems” has the meaning set forth in Section 5.11(g).
“Insurance Policy” or “Insurance Policies” has the meaning set forth in Section 5.14(a).
“Intellectual Property” means Copyrights, Domain Names, Patents, Software, Trademarks, and Trade Secrets.
“Intellectual Property Assets” means all of the Intellectual Property of the Seller that relates to, is used in, is necessary for the conduct of (as currently conducted), or is held for use in connection with, the Business, including all of the rights of the Seller to Intellectual Property under the Intellectual Property Licenses and the goodwill represented by all such Intellectual Property but excluding all Sealtite Intellectual Property.

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“Intellectual Property Licenses” means all licenses, sublicenses, and other agreements by or through which other Persons, including any Affiliate of the Seller, grant to the Seller exclusive or non-exclusive rights or interests in or to any Intellectual Property that is used in or is necessary for the conduct of the Business as currently conducted.
“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application, or other filing by, to, or with any Governmental Authority, including registered trademarks, domain names, and copyrights, issued and reissued patents, and pending applications for any of the foregoing.
“Inventory” means, with respect to the Seller, Seller’s finished goods, supplies, raw materials, work in progress, spare, replacement and components, or goods or products used, held for use or related to the Business, whether in Seller’s possession or located at any third-party locations, calculated in accordance with GAAP.
“Investment” means any equity interest (including any convertible debt, options, warrants, and similar instruments), of record or beneficially, directly, or indirectly, in any Person.
“IRS” means the United States Internal Revenue Service.
“Knowledge” means, with respect to the Seller, the actual knowledge of Crouch, Joe A. Hargis, Dave Quehl, VP of Marketing (only as to sales and customer matters) or Jim Carter, VP of Operations (only as to operations matters), with no duty to investigate.
“Law” means any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, policy, guidance, judgment, decree, other requirement, or rule of law of any Governmental Authority.
“Lease Agreements” means the lease agreements pertaining to the Leased Real Property set forth on Schedule 1.1, substantially in the form attached hereto as Exhibit B.
“Leased Real Property” has the meaning set forth in Section 5.10(b).
“Liability” means a liability, obligation, or commitment of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.
“Loss” or “Losses” means loss, damage, Liability, deficiency, Actions, judgment, interest, award, penalty, fine, settlement, disbursement, cost, or expense of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.
“Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or is reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, prospects, condition (financial or otherwise), or assets of the Seller or the Business (including the Purchased Assets) or (ii) the ability of the Seller or any of the Selling Partners, as the case may be, to consummate the transactions contemplated by this

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Agreement. Provided, however, “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules (including GAAP); (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (viii) any natural or man-made disaster or acts of God; or (ix) any failure, in and of itself, by the Business to meet any internal or published projections, forecasts or future revenue or earnings predictions after the date hereof (but not excluding any of the reasons for such failure); provided, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) through (ix) above, except clauses (v) and (vii), shall be taken into account in determining whether a Material Adverse Effect has occurred, or is reasonably expected to occur, to the extent that such event, occurrence, fact, condition, or change has a disproportionate adverse effect on the Business compared to other participants in the industries in which the Seller conducts the Business.
“Material Contract” has the meaning set forth in Section 5.07(a).
“Material Customer” has the meaning set forth in Section 5.13(a).
“Material Supplier” has the meaning set forth in Section 5.13(b).
“Net Working Capital” means the amount by which (a) the Seller’s current assets (excluding Cash) exceed (b) the Seller’s current liabilities, each determined as of the applicable date and calculated in accordance with GAAP and in a manner consistent with Exhibit D.
“Non-Assignable Contract” has the meaning set forth in Section 7.12.
“Object Code” means Software that is substantially or entirely in binary form and that is intended to be directly executable by a computer after suitable processing and linking but without any intervening steps of compilation or assembly.
“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.
“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the Business consistent with past custom and practice (including with respect to quantity and frequency).
“Patents” means all patents, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention, and any other indicia of

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invention ownership issued or granted by any Governmental Authority, including all provisional applications, priority and other applications, divisionals, continuations (in whole or in part), extensions, reissues, re-examinations, or equivalents or counterparts of any of the foregoing.
“Permit” means a permit, license, franchise, approval, authorization, registration, certificate, variance, or similar right obtained, or required to be obtained, from Governmental Authorities.
“Permitted Encumbrances” has the meaning set forth in Section 5.08.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.
“Personal Property” means, with respect to Seller, all of Seller’s machinery, equipment, furniture, computer hardware, trade fixtures, motor vehicles, other miscellaneous supplies, tools, fixed assets, raw materials, supplies, works in process, finished goods, and other inventories and other tangible personal property owned or leased by Seller and related to or used or usable in connection with, the Business, including all artwork, desks, chairs, tables, hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles, and miscellaneous office furnishings and supplies, excluding Inventory.
“Post-Closing Portion” has the meaning set forth in Section 7.08(f).
“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any Straddle Tax Period, the portion of such taxable period beginning after the Closing Date.
“Pre-Closing Portion” has the meaning set forth in Section 7.08(f).
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Tax Period, the portion of such taxable period ending on and including the Closing Date.
“Purchase Price” has the meaning set forth in Section 2.04(a).
“Purchased Assets” has the meaning set forth in Section 2.01.
“Purchased Intellectual Property” means all Intellectual Property owned by Seller to the extent used, held for use, or related to the conduct of the Business by the Seller (in whole or in part), excluding the Sealtite Intellectual Property, together with all related income, royalties, damages, and payments due or payable to the Seller as of the Closing or thereafter and the rights to sue and collect damages for such infringements, misappropriations, or other violations, and any corresponding equivalent or counterpart rights, title, or interest that exist or may be secured hereafter anywhere in the world and all copies and tangible embodiments of the foregoing, including the Intellectual Property listed on Schedule 5.11(a).
“Real Property” means any and all real property and interests in real property of the Seller (together with all buildings, structures, fixtures, and improvements thereon), including the Leased

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Real Property, any real property leaseholds and subleaseholds, purchase options, easements, licenses, rights to access and rights of way, and any other real property otherwise owned, occupied, or used by the Seller.
“Real Property Leases” has the meaning set forth in Section 5.10(b).
“Related Party” means any current or former member, shareholder, manager, director, officer, employee, or Affiliate of the Seller or any Immediate Family Member or Affiliate of any Selling Partner.
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata, or within any building, structure, facility, or fixture).
“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.
“Residual Sealtite Use” has the meaning set forth in Section 8.02(a).
“Restricted Party” means, collectively and individually, each of the Seller, Joe A. Hargis, Hargis Industries #1, LLC and the Hargis Trusts.
“Restricted Period” has the meaning set forth in Section 7.03(a).
“Restricted Territory” means the United States and all of the specific customer accounts of the Buyer and the Seller as of the Closing Date, whether within or outside of the United States.
“Sale Bonus” means any stay bonus, change of control payment, or other amount paid as a result of the transactions contemplated by this Agreement.
“Sales Representative Agreements” has the meaning set forth in Section 3.02(a)(xvi).
“Sales Tax Customer” has the meaning set forth in Section 8.09(b).
“Sales Tax Customer Exposure Amount” has the meaning set forth in Section 8.09(c).
“Sales Tax Exposure Amount” has the meaning set forth in Section 8.09(b).
“Sales Tax Period” has the meaning set forth in Section 5.21(m).
“Sales Tax Spreadsheet” has the meaning set forth in Section 8.09(c).
“Sales Tax Statement of Objections” has the meaning set forth in Section 8.09(c).
“Sealtite Intellectual Property” means the name “Sealtite”, “Sealtite Building Fasteners”, or any related assumed names, domain names, trademarks, trade dress, registrations, or any

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variations thereof and all other Intellectual Property relating thereto, except for the Sealtite Construction Fasteners copyright registration, number Vatu001026270, as set forth in Schedule 5.11(a).
“Seller” has the meaning set forth in the preamble.
“Seller Indemnitees” has the meaning set forth in Section 8.03.
“Seller Representative” has the meaning set forth in the preamble.
“Seller Transaction Expenses” has the meaning set forth in Section 2.03(b)(vii).
“Selling Partner” or “Selling Partners” has the meaning set forth in the preamble.
“Software” means all computer software, programs, and code, including assemblers, applets, compilers, Source Code, Object Code, development tools, design tools, user interfaces, and data, in any form or format, however fixed.
“Source Code” means Software that may be displayed or printed in human-readable form, including all related programmer comments, annotations, flowcharts, diagrams, help text, data and data structures, instructions, procedural, object-oriented, or other human-readable code, and that is not intended to be executed directly by a computer without an intervening step of compilation or assembly.
“Statement of Objections” has the meaning set forth in Section 2.05(c).
“Straddle Tax Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.
“Target Working Capital” means Nine Million One Hundred Thousand US Dollars ($9,100,000.00).
“Tax” or “Taxes” means any tax of any kind, including any federal, state, local, or foreign income, capital gains, gift or estate, gross receipts, commercial activity, sales, use, value-added, production, unclaimed property, escheat, ad valorem, transfer, documentary, franchise, net worth, capital, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, intangibles, windfall profits, customs, duties, or other tax, fee, assessment, escheatment, or charge of any kind whatsoever, including tax for which a taxpayer is responsible by reason of Treasury Regulations Section 1.1502-6 (and any comparable provision of state, local, or foreign Tax law) or as a transferee or successor by reason of contract, indemnity, or otherwise, together with any interest, additions, fine, or penalty with respect thereto and any interest in respect of such interest, additions, fine, or penalties.
“Tax Contest” has the meaning set forth in Section 7.08(c).

4846-4639-0869

Exhibit 2.1
Execution Version

“Tax Return” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Taxing Authority” means any Governmental Authority responsible for the imposition or the administration of any Tax.
“Taxes Due” has the meaning set forth in Section 8.09(c).
“Third Party Claim” has the meaning set forth in Section 8.05(a).
“Threat of Release” means a substantial likelihood of a Release that requires action to prevent or mitigate damage or injury to health, safety, or the Environment that might result from such Release.
“Toyota Lease” means the Master Lease Agreement by and between Seller and East Texas Lift Truck, Inc. dated March 26, 2015, as assigned to Toyota Motor Credit Corporation in accordance with the Notice of Assignment and Maintenance Collection Agreement for Equipment Schedule dated April 6, 2015 between Seller and Toyota Motor Credit Corporation, including all schedules to the said Master Lease Agreement.
“TPA” means Group Administrators, Ltd.
“Trade Secrets” means anything that would constitute a “trade secret” under applicable Law, and all other inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, confidential information, proprietary information, customer lists, Software and technical information; and moral and economic rights of authors and inventors in any of the foregoing.
“Trademarks” means trademarks, service marks, fictional business names, trade names, commercial names, certification marks, collective marks, Internet domain names, and uniform resource locators and alphanumeric designations associated therewith and other proprietary rights to any words, names, slogans, symbols, logos, devices, or combinations thereof used to identify, distinguish, and indicate the source or origin of goods or services; registrations, renewals, applications for registration, equivalents, and counterparts of the foregoing; and the goodwill of the business associated with each of the foregoing.
“Transaction Document” means the Assumption Agreement, the Bill of Sale, the Escrow Agreement, the Crouch Employment Agreement, the Lease Agreements, the Assignment and Assumption of Cincinnati Lease, and each other agreement, document, instrument, or certificate contemplated by this Agreement or to be executed by the Buyer, the Seller, the Selling Partners, or the Seller Representative at Closing, as the case may be, in connection with the consummation of the transactions contemplated by this Agreement, in each case only as applicable to the relevant party or parties to such Transaction Documents, as indicated by the context in which such term is used.

4846-4639-0869

Exhibit 2.1
Execution Version

“Transfer Taxes” has the meaning set forth in Section 7.08(e).
“Transferred Employees” has the meaning set forth in Section 7.01.
“Treasury Regulations” means final and temporary regulations promulgated under the Code.
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign Laws related to plant closings, relocations, mass layoffs and employment losses.
“Working Capital Overage” has the meaning set forth in Section 2.05(a).
“Working Capital Underage” has the meaning set forth in Section 2.05(a).
ARTICLE II
PURCHASE AND SALE
2.01.    Purchase and Sale of the Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, the Seller will, and does hereby, sell, assign, transfer, and deliver to the Buyer, and the Buyer will, and does hereby, purchase and acquire from the Seller, all right, title, and interest of the Seller in and to all of the assets, properties, and rights of every kind and nature, whether real, personal, or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired, to the extent used, held for use, or related to the conduct of the Business by the Seller (such right, title, and interest of Seller in such assets, properties, and rights, being referred to as the “Purchased Assets”), in each case free and clear of all Encumbrances, including the following:
(a)    all Inventory set forth on Schedule 2.01(a);
(b)    all Personal Property set forth on Schedule 2.01(b);
(c)    all Accounts Receivable, reimbursable costs and expenses, and other claims for money due to the Seller and arising out of the Business, and any security therefor, as of the Closing Date;
(d)    all deferred expenses, inventory payments, and refundable deposits (including customer deposits and security for rent, electricity, telephone, or otherwise), in each case, of the Seller (excluding those pertaining to Excluded Assets);
(e)    all rights and incidents of interest of, and benefits accruing to, the Seller under all Contracts of the Seller related to or used in connection with the Business and that are specifically set forth on Schedule 2.01(e) (the “Assumed Contracts”), including all claims or causes of action with respect to such Contracts;
(f)    Seller’s leasehold estate in the Leased Real Property located at 9950 Princeton-Glendale Road in Cincinnati, Ohio;

4846-4639-0869

Exhibit 2.1
Execution Version

(g)    the Purchased Intellectual Property;
(h)    all Documents, whether or not in Seller’s possession or control;
(i)    all Permits, including Environmental Permits, and all rights, and incidents of interest therein;
(j)    all books of account, financial and accounting records, files (excluding any medical files relating to the Employees), invoices, and suppliers’ lists;
(k)    all claims and causes of action of the Seller against third parties and all rights to proceeds therefrom relating to the Business;
(l)    all rights of the Seller under non-disclosure or confidentiality, non-compete or non-solicitation agreements with former employees, Employees, consultants, and agents of the Seller or with third parties;
(m)    the Business as a going concern and all goodwill, and other intangible assets of Seller (to the extent assignable) associated with the Business, including the goodwill of Seller associated with the Purchased Intellectual Property and the Business; and
(n)    each Employee Benefit Plan of the Seller (including any Contracts related thereto) set forth on Schedule 2.01(n) (the “Acquired Benefit Plans”) and all assets held with respect to such Acquired Benefit Plans, subject to the claims and rights of the participants under such plans that are incurred post-Closing (and specifically subject to the rights and claims of plan participants to such assets that accrue prior to Closing or post-Closing).
2.02.    Excluded Assets. Nothing contained in this Agreement is deemed to sell, transfer, assign, or convey the Excluded Assets to the Buyer, and the Seller will retain all right, title, and interest to, in, and under the Excluded Assets. “Excluded Assets” means each of the following assets:
(a)    Cash, intercompany receivables, Investments, and all rights to any bank or deposit accounts, investment accounts and other deposits;
(b)    the partnership agreement and other governing documents of the Seller, minute books, partnership interests ledgers and records, qualifications to conduct business, taxpayer and other identification numbers, Tax Returns, Tax information, Tax records related to the Seller or any of its Affiliates, corporate seals, and any other document relating to the organization, maintenance, and existence of the Seller, including duplicate copies of such records and Documents as are necessary to enable the Seller to file Tax Returns and reports, or otherwise required in order to comply with applicable Law;
(c)    Documents, Permits, Environmental Permits, intangibles, causes of action, lawsuits, judgments, claims, counterclaims, offsets, defenses, and demands relating to any of the Excluded Liabilities or the Excluded Assets;

4846-4639-0869

Exhibit 2.1
Execution Version

(d)    all express or implied guarantees, warranties, representations, covenants, indemnities, and similar rights relating to the Excluded Liabilities or the Excluded Assets, including third party warranties and guarantees and all related claims, defenses, rebates, refunds, security deposits, credits, rights of recovery, and set-off as to third parties which are held by or in favor of the Seller and related to the Excluded Liabilities or the Excluded Assets;
(e)    the rights, claims, causes of action, receivables, offsets, defenses and counterclaims that accrue to the Seller or the Selling Partners under this Agreement and/or under the Transaction Documents to which the Seller and/or the Selling Partners are a party;
(f)    all refunds and deposits of Taxes to the extent not included in the Final Working Capital calculation;
(g)    rights of Seller under any Contracts that are not Assumed Contracts or that are not validly and effectively assigned to Buyer, including the Contracts specifically set forth on Schedule 2.02(g);
(h)    Real Property (except for assignment of Seller’s leasehold estate in 9950 Princeton-Glendale Road in Cincinnati, Ohio);
(i)    Insurance Policies, insurance proceeds, and the right to refund of any prepaid unearned premiums;
(j)    all Employee Benefit Plans of the Seller (including any Contracts related thereto), except for the Acquired Benefit Plans (the “Excluded Benefit Plans”), and all assets held with respect to such Excluded Benefit Plans;
(k)    all Sealtite Intellectual Property;
(l)    credit cards, lines of credit, and other credit facilities, loan agreements, credit agreements and other similar agreements; and
(m)    the assets set forth on Schedule 2.02(m).
2.03.    Assumption of Liabilities.
(a)    Subject to the terms and conditions of this Agreement, at the Closing, the Buyer will, and does hereby, assume, and promise to pay and perform when due, only the following Liabilities of the Seller (collectively, the “Assumed Liabilities”), in each case in accordance with their respective terms:
(i)    all accounts payable and accrued expenses of the Seller and Business arising in the Ordinary Course of Business and to the extent reflected in the calculation of Final Working Capital;
(ii)    the Liabilities of the Seller with respect to the Assumed Contracts to the extent relating to payment obligations arising in the Ordinary Course of Business, compliance

4846-4639-0869

Exhibit 2.1
Execution Version

and performance thereunder following the Closing Date; provided, however, that Buyer is not assuming any Liabilities of the Seller in respect of a breach of or default under, or any non-compliance with respect to, any of the foregoing that occurred on or before, or that relates to or commenced during any period, or accrued, prior to, the Closing Date; and
(iii)    any Liability of the Seller under any Acquired Benefit Plan that is incurred after the Closing.
(b)    The Assumed Liabilities will not include, and the Buyer will not assume or be liable for, any Excluded Liabilities. The Seller will timely perform, satisfy, and discharge in accordance with their respective terms all Excluded Liabilities. “Excluded Liabilities” means all Liabilities of the Seller, other than the Assumed Liabilities, including the following Excluded Liabilities:
(i)    any Liabilities for (A) the Transferred Employees and other Employees, former employees, and other service providers, in each case, of the Seller for periods on or prior to the Closing Date and (B) the Excluded Employees, whether before, on, or after the Closing Date;
(ii)    any Liability of the Seller under any Acquired Benefit Plan that is incurred prior to the Closing;
(iii)    any product Liability tort claims with respect to the conduct of the Business that occurred on or prior to the Closing Date;
(iv)    any Liability related to any actual or alleged violation or Liability arising under any Environmental Law or other applicable Law occurring on or prior to the Closing Date, regardless of whether such Liability related to any act or omission of the Seller;
(v)    any Indebtedness of the Seller or any Encumbrances on the Purchased Assets;
(vi)    any Liability of the Seller to the extent related to or arising in connection with the Excluded Assets;
(vii)    any Liability of the Seller to any Selling Partner, Affiliate or Representative of the Seller;
(viii)    any Liability of the Seller under this Agreement or the Transaction Documents to which the Seller is a party and any costs and expenses incurred by the Seller or the Selling Partners incident to the negotiation and preparation of this Agreement and the Seller’s performance and compliance with the agreements and conditions contained herein, including any sale or transaction bonuses payable to any former employee, Employee, independent contractor, advisor, or other Representative of the Seller (the “Seller Transaction Expenses”);
(ix)    any Liability of the Seller to pay fees or commissions to any broker, finder, or agent of Seller with respect to the transactions contemplated by this Agreement;

4846-4639-0869

Exhibit 2.1
Execution Version

(x)    any Liability of Seller for (a) Taxes of the Seller, any of the Seller’s Affiliates, or the Selling Partners or Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for all Pre-Closing Tax Periods (whether direct or as a result of successor liability, transferee liability, joint and several liability, contractual liability, under the common law doctrine of de facto merger or by operation of law), and (b) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of Seller and the Selling Partners pursuant to Section 7.08(e);
(xi)    Liabilities of Seller with respect to warranties made by Seller to purchasers of goods manufactured and/or sold by Seller prior to Closing in the Ordinary Course of Business, including, without limitation, Seller’s “satisfaction guaranteed” policy of replacing goods if the customer is not satisfied, except for any such claims of which Seller has Knowledge and that were submitted in writing to Seller prior to the Closing Date and that are not reflected in the calculation of Final Working Capital;
(xii)    Liabilities of Seller relating or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (A) do not constitute part of the Purchased Assets, (B) did not arise in the Ordinary Course of Business, or (C) are not validly and effectively assigned to Buyer pursuant to this Agreement; and
(xiii)    the matters identified on Schedule 2.03(b)(xiii).
2.04.    Purchase Price.
(a)    The aggregate purchase price to be paid by the Buyer for the Purchased Assets is an amount in cash equal to Forty Eight Million US Dollars $48,000,000.00, increased by any Working Capital Overage, or decreased by any Working Capital Underage (as adjusted, the “Closing Date Purchase Price”) and as further adjusted pursuant to Section 2.05 (the result of the foregoing calculation, plus Buyer’s assumption, payment and performance of the Assumed Liabilities is the “Purchase Price”).
(b)    At the Closing, the Buyer will deliver, or cause to be delivered, by wire transfer of immediately available funds pursuant to the wire instructions set forth on Schedule 2.04(b), an amount equal to the Closing Date Purchase Price. The Closing Date Purchase Price will be delivered as follows:
(i)    to the Escrow Agent, an amount equal to the Escrow Amount, to be held in accordance with the terms of the Escrow Agreement and Section 8.09;
(ii)    to each applicable Person set forth on Schedule 2.04(b), an amount equal to the portion of Indebtedness or Seller Transaction Costs set forth opposite such Person’s name, which amounts of Indebtedness shall reflect the amounts set forth on the payoff letters delivered to the Buyer pursuant to Section 3.02(a)(xiii); and
(iii)    to the Seller Representative, as set forth on Schedule 2.04(b), the balance of the Closing Date Purchase Price, minus an amount equal to Six Thousand Five Hundred

4846-4639-0869

Exhibit 2.1
Execution Version

Twenty Five US Dollars ($6,525.00), which amount shall be retained by the Buyer for satisfaction of 50% of the transfer fee assessed by Epicor Software Corporation under the terms of the Assignment and Assumption Agreement among the Buyer, the Seller, and Epicor Software Corporation,; provided, however, that in no event will the Buyer or the Buyer’s Affiliates have any responsibility or liability for the allocation or distribution of the Closing Date Purchase Price among the Selling Partners by the Seller Representative.
2.05.    Purchase Price Adjustments.
(a)    Estimated Working Capital. The Seller Representative has delivered to the Buyer, and the Buyer has reviewed and approved, the good faith estimate attached hereto as Exhibit C of the Net Working Capital as of the close of business on the day prior to the Closing Date (the “Estimated Working Capital”) prepared using the accounting methods, practices, principles, policies, and procedures employed in the preparation of Exhibit D. If the Estimated Working Capital is less than the Target Working Capital, the Closing Date Purchase Price shall be reduced by the amount of such shortfall (the “Working Capital Underage”), subject to further final adjustment as hereinafter provided in this Section 2.05. If the Estimated Working Capital is greater than the Target Working Capital, the Closing Date Purchase Price shall be increased by the amount of such excess (the “Working Capital Overage”), subject to further final adjustment as hereinafter provided in this Section 2.05.
(b)    Final Working Capital Statement. Within ninety (90) days after the Closing Date, the Buyer will prepare and deliver, or cause to be prepared and delivered, to the Seller Representative a statement (the “Final Working Capital Statement”) setting forth the calculation of the Net Working Capital as of the Closing (the “Final Working Capital”) prepared using the accounting methods, practices, principles, policies, and procedures employed in the preparation of Exhibit D.
(c)    Disputes. Within thirty (30) days following receipt by the Seller Representative of the Final Working Capital Statement, the Seller Representative will deliver written notice (a “Statement of Objections”) to the Buyer of any dispute the Seller Representative has with respect to the content or preparation of such Final Working Capital Statement. A Statement of Objections must describe in reasonable detail the items contained in the Final Working Capital Statement that the Seller Representative disputes and the basis for such disputes. Any items not disputed in the Statement of Objections will be deemed to have been accepted by the Seller Representative. If the Seller Representative does not deliver a Statement of Objections with respect to the Final Working Capital Statement within such thirty (30) day period, such Final Working Capital Statement will be final, conclusive, and binding on the parties hereto. If the Seller Representative delivers a timely Statement of Objections, the Buyer and the Seller Representative will negotiate in good faith to resolve such objections within the period of thirty (30) days immediately following the delivery of the Statement of Objections. If the Seller Representative and the Buyer, notwithstanding such good faith effort, fail to resolve such dispute within such thirty (30) day period, then the Seller Representative and the Buyer will jointly engage the Independent Accountant to resolve such dispute in accordance with the standards set forth in this Section 2.05(c), who, acting as an expert and not an arbitrator, will review only the disputed items identified in the

4846-4639-0869

Exhibit 2.1
Execution Version

Statement of Objections, and make a final determination of such disputed items and of the Final Working Capital as a result of such review, which determination will be conclusive, final, and binding upon the parties hereto. In resolving any disputed item, the Independent Accountant may not assign a value to any item greater than the greatest value claimed for such item by either party or less than the smallest value claimed for such item by either party. The fees, costs, and expenses of the Independent Accountant will be apportioned between the Seller, on the one hand, and the Buyer, on the other, based upon the relative difference between the Independent Accountant’s resolution of the disputed items and the respective positions of the Seller Representative and the Buyer in respect thereof. The Independent Accountant will make a written determination as soon as practicable, but in any event within thirty (30) days after its engagement pursuant to this Section 2.05(c).
(d)    Compliance. For purposes of complying with the terms set forth in Section 2.05(c) and Section 8.09(c), each party will cooperate with and make available to the other party and its representatives, and to the Independent Accountant, all information, records, data, and working papers and will permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the (i) Final Working Capital Statement, (ii) Sales Tax Exposure calculation, or (iii) the content of the Sales Tax Spreadsheet and the resolution of any disputes under any such item.
(e)    Downward Adjustment. If the Final Working Capital (as finally determined pursuant to Section 2.05(c)) is less than the Estimated Working Capital, then the Purchase Price will be adjusted by the amount of such shortfall and the Seller Representative, on behalf of the Seller and the Selling Partners, will pay, by wire transfer of immediately available funds to an account designated in writing by the Buyer, an amount in cash equal to such shortfall to the Buyer within three (3) Business Days after the date on which the Final Working Capital is finally determined pursuant to Section 2.05(c).
(f)    Upward Adjustment. If the Final Working Capital (as finally determined pursuant to Section 2.05(c)) is greater than the Estimated Working Capital, then the Purchase Price will be adjusted by the amount of such excess and the Buyer will pay, or cause to be paid, to the Seller Representative, for the benefit of the Seller and the Selling Partners, by bank wire transfer of immediately available funds to an account designated in writing by the Seller Representative, an amount in cash equal to such excess within three (3) Business Days after the date on which the Final Working Capital is finally determined pursuant to Section 2.05(c).
2.06.    Allocation of Purchase Price. Attached hereto as Schedule 2.06 is an allocation for Tax purposes of the Purchase Price and any other items, including Assumed Liabilities and other relevant items (collectively, the “Asset Sale Purchase Price”) among the Purchased Assets and the covenants set forth in Sections 7.03 and 7.04. To the extent the Asset Sale Purchase Price is adjusted, including an adjustment pursuant to Section 2.05, the Buyer and the Seller Representative will amend such allocation to reflect such adjustments. The Buyer and the Seller Representative will file, or cause to be filed, the applicable income Tax Returns (including IRS Forms 8594 and any similar forms required by applicable state, local and foreign Tax Law) on the basis of such allocation, as it may be amended pursuant to the preceding sentence, and no Party will thereafter take a position

4846-4639-0869

Exhibit 2.1
Execution Version

on a Tax Return or in an audit or other proceeding, or make any election, that is inconsistent with such allocation except upon a determination (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign Tax Law) by a Taxing Authority; provided that nothing contained herein shall prevent Buyer or Seller or their respective Affiliates from settling any proposed deficiency or adjustment by any Taxing Authority based upon or arising out of the allocation, and none of Buyer or Seller or their respective Affiliates shall be required to litigate before any Governmental Authority any proposed deficiency or adjustment by a Taxing Authority challenging such allocation. Buyer and Seller shall promptly notify each other in the event of an examination, audit or other proceeding regarding the allocation.
ARTICLE III
CLOSING
3.01.    Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) will take place upon execution of this Agreement by the parties, via the exchange of documents and signatures on the Closing Date, and the Closing Date Purchase Price shall be paid via wire transfer(s) of immediately available funds initiated and received on the Closing Date pursuant to Section 2.04(b). All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered and the Closing Date Purchase Price has been paid and received pursuant to Section 2.04(b). The Closing shall be deemed to be effective as of 11:59 p.m. Eastern Daylight Time on the Closing Date.
3.02.    Closing Deliverables.
(a)    Deliveries of the Seller Representative. At or prior to the Closing, the Seller Representative will deliver, or cause to be delivered, to the Buyer each of the following:
(i)    the Escrow Agreement, duly executed by the Seller Representative and the Escrow Agent;
(ii)    a Bill of Sale, duly executed by the Seller, respecting the Purchased Assets;
(iii)    the Assumption Agreement, duly executed by the Seller;
(iv)    the Assignment and Assumption of Cincinnati Lease executed by Seller, as assignor, and by the landlord;
(v)    the Lease Agreements, duly executed by the landlord party thereto;
(vi)    a reasonably current certificate of good standing of the Seller, certified by the Secretary of State of the state in which the Seller is organized;

4846-4639-0869

Exhibit 2.1
Execution Version

(vii)    resolutions of the general partner of the Seller approving this Agreement and the transactions contemplated hereby, in each case, certified by an officer of the general partner;
(viii)    all documents and instruments, executed and delivered in form and substance reasonably acceptable to the Buyer, amending, terminating or assigning (as appropriate) any assumed name or d/b/a filings to eliminate the Seller’s (and each of the Seller’s Affiliates immediately prior to the Closing) right to use the name “ST Fastening Systems”;
(ix)    certificates of title and applications to transfer title, if required, to any titled motor vehicles owned by the Seller and constituting Purchased Assets, duly endorsed or otherwise transferred to the Buyer (provided, notwithstanding anything herein to the contrary, Buyer shall promptly cause such titles to be reissued in Buyer’s name, and Buyer shall pay all related sales tax and transfer fees required to be paid in order to have new certificates of title issued in Buyer’s name pursuant to Section 7.08(e));
(x)    copyright assignments, in a form reasonably acceptable to the Buyer, transferring to the Buyer all right, title, and interest of Seller in, to, and under all of the Copyrights included in the Purchased Assets, duly executed by the Seller;
(xi)    patent assignments, in a form reasonably acceptable to the Buyer, transferring to the Buyer all right, title, and interest of Seller in, to, and under all of the Patents included in the Purchased Assets, duly executed by the Seller;
(xii)    trademark assignments, in a form reasonably acceptable to the Buyer, transferring to the Buyer all right, title, and interest of Seller in, to, and under all of the Trademarks included in the Purchased Assets, duly executed by the Seller;
(xiii)    payoff letters and appropriate termination statements under the Uniform Commercial Code and other instruments as may be reasonably requested by the Buyer to extinguish all Indebtedness secured by the Purchased Assets and all security interests related thereto, in each case, together with any other evidence of the full release of all Encumbrances reasonably requested by Buyer, relating to any of the Purchased Assets and in a form reasonably satisfactory to the Buyer;
(xiv)    a statement from Seller, meeting the requirements of Section 1.1445-2(b)(2) of the Treasury Regulations certifying that Seller is not a “foreign person” within the meaning of Section 1445 of the Code and Treasury Regulations thereunder;
(xv)    the Crouch Employment Agreement, duly executed by Crouch;
(xvi)    a sales representative agreement, duly executed by each sales consultant set forth on Schedule 5.19(a) (collectively, the “Sales Representative Agreements”); and
(xvii)    the consents from third parties set forth on Schedule 3.02(a)(xvii).

4846-4639-0869

Exhibit 2.1
Execution Version

(b)    Deliveries of the Buyer. At or prior to the Closing, the Buyer will deliver, or cause to be delivered:
(i)    to the Seller Representative, the following:

a.)	the balance of the Closing Date Purchase Price, payable in accordance with Section 2.04(b)(iii);

b.)	the Escrow Agreement, duly executed by the Buyer and the Escrow Agent;

c.)	the Assumption Agreement, duly executed by the Buyer;

d.)	the Assignment and Assumption of Cincinnati Lease, duly executed by Buyer as the assignee;

e.)	the Crouch Employment Agreement, duly executed by Buyer;

f.)	the Sales Representative Agreements, duly executed by Buyer; and

g.)	any other documents required under Section 3.02(a) that require Buyer’s signature.
(ii)    to the Escrow Agent, an amount equal to the Escrow Amount; and
(iii)    to each applicable Person set forth on Schedule 2.04(b), an amount equal to the portion of the Indebtedness or Seller Transaction Costs set forth opposite such Person’s name as provided in Section 2.04(b)(ii).
(c)    Notwithstanding the foregoing, the Buyer or the Seller Representative, as the case may be, may waive the delivery of any closing deliverable set forth in Section 3.02(a) (in the case of the Buyer) or Section 3.02(b) (in the case of the Seller Representative), which waiver shall be evidenced by such party’s consummation of the Closing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLING PARTNERS
Each Selling Partner represents and warrants to the Buyer as follows:
4.01.    Authority. Joedy S. Hargis is the successor trustee of the Hargis Trusts. Each Selling Partner has the capacity to execute, deliver, and perform such Selling Partner’s obligations under this Agreement and each Transaction Document to which such Selling Partner is a party. This Agreement and each of the Transaction Documents to which such Selling Partner is a party, as applicable, has been duly executed by such Selling Partner, and (assuming due authorization,

4846-4639-0869

Exhibit 2.1
Execution Version

execution, and delivery by the Buyer) constitutes a legal, valid, and binding obligation of such Selling Partner in accordance with their respective terms.
4.02.    No Conflicts; Consents. Except as set forth on Schedule 4.02, neither the execution and delivery of this Agreement and the Transaction Documents, nor the performance by such Selling Partner of such Selling Partner’s obligations hereunder or thereunder will: (a) conflict with or result in a violation or other breach of any Law or Order applicable to such Selling Partner, (b) require the consent, notice, or other action by any Person under, conflict with, result in a violation or breach of, or constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract or Permit to which such Selling Partner is a party or by which such Selling Partner is bound, or (c) result in the creation or imposition of any Encumbrance on the Purchased Assets.
4.03.    Legal Proceedings. There is no Order or Action pending or, to the actual knowledge of such Selling Partners, threatened against any Selling Partner that would give any Person the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent such Selling Partner from performing its obligations under this Agreement or under any Transaction Document to which such Selling Partner is a party or from otherwise complying with the terms of this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLING PARTNERS

The Seller and the Selling Partners, jointly and severally, represent and warrant to the Buyer as follows:
5.01.    Existence and Good Standing. The Seller is duly organized, validly existing, and in good standing under the laws of Texas and the Seller is duly licensed or qualified to do business as a foreign limited partnership in each of the jurisdictions set forth on Schedule 5.01, which are the only jurisdictions in which the Seller is required to be so qualified. The Seller owns the Purchased Assets and operates the Business.
5.02.    Indebtedness; Subsidiaries. Schedule 5.02 sets forth a true and complete list of the individual components (indicating the amount and the Person to whom such amount is owed) of all Indebtedness outstanding with respect to the Seller. The Seller has no subsidiaries.
5.03.    Power; Validity and Enforceability. The Seller has the requisite, full power and authority (as applicable) necessary to (i) own, operate, and lease its properties and assets (including the Purchased Assets) as and where currently owned, operated, and leased in the operation of the Business, (ii) carry on the Business as currently conducted by the Seller, and (iii) execute and deliver this Agreement and the Transaction Documents to which the Seller is a party and to perform the Seller’s obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the Transaction Documents to which the Seller is a party, the performance by the

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Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and (assuming due authorization, execution, and delivery by the Buyer) this Agreement constitutes a legal, valid, and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each Transaction Document to which the Seller is, or will be, a party has been duly executed and delivered by the Seller (assuming due authorization, execution, and delivery by the Buyer where applicable), each such Transaction Document will constitute a legal and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
5.04.    No Conflicts; Consents. The execution and delivery of this Agreement and the Transaction Documents to which it is a party, and the performance by the Seller of the Seller’s obligations hereunder or thereunder do not and will not: (a) conflict with or result in a violation or breach of any provision of the organizational documents of the Seller, (b) conflict with or result in a violation or other breach of any Law or Order applicable to the Seller, the Purchased Assets, or the Business, (c) except as set forth in Schedule 5.04, require the consent, notice, or other action by any Person under, conflict with, result in a violation or breach of, or constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Material Contract, or (d) result in the creation or imposition of any Encumbrances on any Purchased Assets; except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have, individually or in the aggregate, a Material Adverse Effect. No consent, approval, Permit, Order, declaration or filing with, or notice to, any Governmental Authority is required by Seller or with respect to the Seller in connection with the execution and delivery of this Agreement or any of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as set forth on Schedule 5.04, and any other consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, individually or in the aggregate, would not have a Material Adverse Effect.
5.05.    Financial Statements; Undisclosed Liabilities.
(a)    Schedule 5.05 includes true, complete, and correct copies of (i) the audited balance sheets of the Seller as of September 30, 2016, September 30, 2015, and September 30, 2014, and the related audited statement of income, partners’ equity, and cash flows for the fiscal years then ended, together with the notes thereto, and the other financial information included therewith, and (ii) the audited balance sheet of the Seller as of September 30, 2017 (the “Balance Sheet Date”) and the related audited statement of income, partners’ equity, and cash flows for the fiscal year then ended (collectively, the “Financial Statements”).

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(b)    The Financial Statements (including, without limitation, Inventory and Accounts Receivable) present fairly, in all material respects, the financial position, results of operations, partners’ equity, and cash flows of the Seller at the dates and for the time periods indicated. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. The Financial Statements were derived from the books and records of the Seller. The books of account of the Seller and to which the Buyer and its Representatives have been provided access are true, accurate, and complete, have been maintained in accordance with good business practices and fairly reflect all of the properties, assets, Liabilities, and transactions of the Seller. The internal controls and procedures of the Seller are sufficient to ensure that the Financial Statements are true, correct, and complete in all material respects.
(c)    The Inventory of the Seller is of a quality and quantity useable and saleable in the Ordinary Course of Business, subject to allowances reflected on the Financial Statements for obsolete, excess, slow-moving, and other irregular items. Such allowances have been calculated in accordance with GAAP and in a manner consistent with past practice. The quantities of each item of Inventory (whether raw materials, work-in-process, or finished goods) are reasonable in the present circumstances of the Seller. None of the Seller’s Inventory is held on consignment, or otherwise, by third parties.
5.06.    Absence of Certain Changes, Events, and Conditions. Except as disclosed on Schedule 5.06, since the Balance Sheet Date, the Business has been conducted in the Ordinary Course of Business and there have not occurred any facts, events, developments, or circumstances that constitute, or are reasonably likely to result in, a Material Adverse Effect, and without limiting the generality of the foregoing, since the Balance Sheet Date, the Seller has not:
(a)    amended any of the Seller’s organizational documents;
(b)    changed any method of accounting or accounting practice, including any changes to Tax reporting or accounting principles;
(c)    entered into, amended, or terminated any Material Contract, except as disclosed in the Schedules;
(d)    incurred, assumed, or Guaranteed any Indebtedness, borrowed any amount, or become subject to any Liability other than (i) Liabilities incurred in the Ordinary Course of Business, (ii) Liabilities under Contracts entered into in the Ordinary Course of Business, and (iii) borrowings under lines of credit and other facilities;
(e)    transferred, assigned, sold, or otherwise disposed of any of the assets or properties shown or reflected in the balance sheet included in the Financial Statements, other than in the Ordinary Course of Business;
(f)    transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property Assets;
(g)    accelerated, terminated, modified, or cancelled any Permit;

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(h)    incurred capital expenditures or commitments therefor except in the Ordinary Course of Business;
(i)    sold, assigned, transferred (including, without limitation, transfers to any Employees, members, or Affiliates), licensed, or subjected to any Encumbrance any tangible or intangible assets or properties, other than sales of Inventory or other assets in the Ordinary Course of Business;
(j)    (i) granted any bonuses, whether monetary or otherwise, in respect of any Employee, (ii) increased the salary, wages, or other compensation rates of any officer, Employee, director, or consultant not in the Ordinary Course of Business, (iii) changed the terms of any employment for, or the terms of any Contract related to the employment of, any Employee, or (iv) terminated any Contract (or other employment relationship not by Contract) related to the employment of any Employee or any collective bargaining agreement covering any Employee;
(k)    adopted any plan of merger, consolidation, reorganization, liquidation, or dissolution or filed (or consented to the filing of) a petition in bankruptcy under any provisions of federal or state bankruptcy Law;
(l)    purchased, leased, or otherwise acquired the right to own, use, or lease any property or assets in connection with the Business, except in the Ordinary Course of Business;
(m)    (i) made a new Tax election or change in any Tax election, (ii) amended any Tax Return, (iii) settled any Tax audit, (iv) changed any Tax accounting method or practice, or (v) entered into any closing agreement under Section 7121 of the Code or similar provision under state, local or foreign Law or any Contract with respect to Taxes;
(n)    adopted, amended, modified, or terminated any Employee Benefit Plan; or
(o)    entered into any Contract, or committed any act or omission, that would, or would reasonably be expected to, result in any of the foregoing in this Section 5.06.
5.07.    Material Contracts.
(a)    Schedule 5.07 sets forth, by reference to the applicable subsection of this Section 5.07, each Contract (and in the case of an oral Contract, the material terms of such Contract) that has not expired or been terminated (except for such Contracts under which any provisions survive post-expiration or post-termination), and to which the Seller is a party in connection with the operation of the Business or to which any Purchased Assets are bound:
(i)    involving aggregate consideration in excess of $50,000 and that cannot be cancelled without penalty or without more than thirty (30) days’ notice;
(ii)    providing for the indemnification by Seller of any Person or the assumption of any Tax or other Liability of any Person;
(iii)    (Intentionally Deleted)

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(iv)    pertaining to any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting, and advertising Contract;
(v)    involving any (A) employment relationship (including employment Contracts) or (B) independent contractor services, management services, consulting services, support services, or any other similar services;
(vi)    governing the borrowing of money or the Guarantee or repayment of Indebtedness or the granting of any Encumbrance on any property or asset of the Seller;
(vii)    concerning the use of or restricting the use of any Intellectual Property, including development, assignment, and licenses therefor;
(viii)    involving the lease, occupancy, management, or operation of the Leased Real Property;
(ix)    providing for the lease of (by or from the Seller) personal property and that provide for potential annual aggregate payments in excess of $50,000;
(x)    involving a customer of the Business that entails the delivery after the Closing Date of products or services in exchange for annual aggregate payments reasonably expected to exceed $50,000;
(xi)    involving a vendor that is reasonably expected to involve payments to such vendor in excess of $50,000 during the twelve (12) month period following the Closing Date;
(xii)    with any Governmental Authority;
(xiii)    limiting or purporting to limit the ability of the Seller to compete in any line of business or with any Person or in any geographic area or during any period of time, including exclusivity arrangements, non-competition, or similar restrictions;
(xiv)    relating to a joint venture, partnership, or similar arrangements;
(xv)    providing for the grant to any Person of any option, right of first refusal, or preferential or similar right to purchase any of the assets or properties of the Seller, including “most favored nation” pricing arrangements, special warranties, agreements to take back or exchange goods, and consignment arrangements;
(xvi)    granting a power of attorney to any Person;
(xvii)    involving any labor organization, union, or association, including any collective bargaining Contract relating thereto; and

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(xviii)    any other material Contract not previously identified in the foregoing clauses (i)-(xvii).
The Contracts described in the foregoing clauses (i)-(xviii) are each, individually, a “Material Contract” and are, collectively, the “Material Contracts.”

(b)    The Seller has provided to the Buyer true and complete copies of each Material Contract, as amended through the Closing Date. Each Material Contract is a valid, binding, and enforceable obligation of the Seller and, to Seller’s Knowledge, the other parties thereto, enforceable in accordance with its terms, and is in full force and effect. With respect to the Material Contracts listed on Schedule 5.07, (i) neither the Seller nor, to Seller’s Knowledge, any other party to any Material Contract is in default under or in violation of (or is alleged to be in default under of or violation of), or has provided or received any notice of any intention to terminate, any Material Contract, (ii) to Seller’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute such a default or violation or would cause or permit the acceleration, termination, or other changes to any right or obligation or the loss of any benefit thereunder, (iii) the Seller has not released any of its rights under any Material Contract, (iv) no party to a Material Contract has repudiated any of the terms thereof or, to the Knowledge of the Seller, threatened to terminate, cancel, or not renew any Material Contract, and (v) there are no disputes pending or, to the Knowledge of the Seller, threatened under any Material Contract.
5.08.    Title. The Seller has good and indefeasible title to, or a valid leasehold interest in, all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of all Encumbrances, except those items set forth in Schedule 5.08 (collectively referred to as “Permitted Encumbrances”), subject to the Assumed Liabilities.
5.09.    Condition and Sufficiency of Assets. The items of Personal Property constituting the Purchased Assets that are material to the operation of the Business are free from any material defects and in operating condition and repair (subject to normal wear and tear), and adequate for the uses to which they are being put, and none of such items of Personal Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. Except for the Excluded Assets, the Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Business as currently conducted.
5.10.    Real Property.
(a)    The Seller owns the Real Property located at 6357 Reynolds Road in Tyler, Smith County, Texas, which is excluded from this sale, but which will be leased by Seller to Buyer as herein provided.
(b)    Schedule 5.10(b) sets forth a true and complete description of all Real Property leased to, or otherwise used or occupied (but not owned) by the Seller in the conduct of the Business (collectively, the “Leased Real Property”) and a true, correct, and complete list of all leases, subleases and other agreements (whether written or oral), including all amendments, extensions, renewals, guaranties, and other agreements related to, used by, or necessary for the

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conduct of or held for use in connection with the Business (the “Real Property Leases”). The Seller has delivered to the Buyer a true, correct, and complete copy of each Real Property Lease. Except as set forth on Schedule 5.10(b), with respect to each Real Property Lease:
(i)    the Seller has not subleased, assigned, or otherwise granted to any Person the right to use or occupy such Leased Real Property or any portion thereof; and
(ii)    the Seller has not pledged, mortgaged, or otherwise granted an Encumbrance on its leasehold interest in any Leased Real Property, and has received no notice that the owner of such Leased Real Property has made any assignment, mortgage, pledge, or hypothecation of such Real Property Lease or the rents or use fees due thereunder.
(c)    None of the Seller or the Selling Partners has received any notice of: (i) violations of building codes and/or zoning ordinances or other governmental or regulatory Laws affecting the Leased Real Property, (ii) existing, pending, or, to the Knowledge of the Seller, threatened condemnation proceedings affecting the Leased Real Property, (iii) existing, pending, or, to the Knowledge of the Seller, threatened, zoning, building code, or other moratorium proceedings, or (iv) similar matters that are reasonably expected to adversely affect the operation of the Leased Real Property. Neither the whole nor any portion of the Leased Real Property has been damaged or destroyed by fire or other casualty.
(d)    The condition of the Leased Real Property is (i) in a suitable condition for the operation of a manufacturing business, warehouse storage, distribution and related activities and (ii) sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing (subject to normal wear and tear) and constitutes all of the real property necessary to conduct the Business as currently conducted and as presently proposed to be conducted. The Seller has not subleased, licensed, or otherwise granted any Person the right to use or occupy any of the Leased Real Property.
5.11.    Intellectual Property.
(a)    Schedule 5.11(a) sets forth: (i) all of the Intellectual Property Registrations (with mark, owner, countries, registration, and application numbers and dates registered), and (ii) all of the Intellectual Property Assets that are not registered. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars and all Intellectual Property Registrations are otherwise in good standing, except as otherwise indicated on Schedule 5.11(a).
(b)    The Seller owns exclusively all right, title, and interest in and to the Intellectual Property Assets, free and clear of Encumbrances. The Seller is in full compliance with all legal requirements applicable to such Intellectual Property Assets and the Seller’s ownership and use thereof.
(c)    Schedule 5.11(c) lists all Intellectual Property Licenses that are material to the operation of the Business. The Seller has provided to the Buyer true, correct and complete copies of all Intellectual Property Licenses set forth on Schedule 5.11(c). To Seller’s Knowledge,

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all Intellectual Property Licenses are valid, binding, and enforceable between the Seller and the other parties thereto and Seller is in compliance with the terms and conditions of such material Intellectual Property Licenses.
(d)    To the Knowledge of Seller, the Intellectual Property Assets as currently or formerly owned, licensed, or used in the Business, and the conduct of the Business as currently and formerly conducted, have not, do not, and will not infringe, violate, or misappropriate the Intellectual Property of any Person in such a manner that would constitute a Material Adverse Effect. None of the Seller or Selling Partners has received any communication (except for a letter dated March 2, 2015 addressed to Seller from Marco Industries regarding the MultiVent10 Universal Ridge Cap Ventilation Material and U.S. Patent No. 8,806,823), and no Action has been instituted, settled, or, to the Knowledge of the Seller, threatened, that alleges any such infringement, violation, or misappropriation of any Intellectual Property Assets. To Seller’s Knowledge, none of the Intellectual Property Assets is subject to any outstanding Order.
(e)    Schedule 5.11(e) sets forth all licenses, sublicenses, and other agreements that are material to the Business and pursuant to which the Seller grants rights or authority to any Person with respect to any Intellectual Property Assets. The Seller has provided the Buyer with true, correct, and complete copies of all such material agreements. All such agreements are valid, binding, and enforceable between the Seller and, to Seller’s Knowledge, the other parties thereto, and the Seller is in full compliance with the terms and conditions of such agreements. To Seller’s Knowledge no Person has infringed, violated, or misappropriated, or is infringing, violating, or misappropriating, any Intellectual Property Assets.
(f)    The Seller uses reasonable measures to maintain the secrecy of all Trade Secrets of the Seller. To the Knowledge of Seller, Seller has been in material compliance with all applicable privacy policies, terms of use and data protection Laws and Orders applicable to the Business. The Seller has not received any Order or other notification from a Governmental Authority regarding non-compliance or violation of any data protection principles or Law. No Person has claimed any compensation from the Seller for the loss of or unauthorized disclosure or transfer of personal data, and no facts or circumstances exist that might give rise to such a claim insofar as the same relate to the Seller or the Business.
(g)    Schedule 5.11(g) identifies the principal information systems (including operating systems, Software, applications, and databases) related to, used by, necessary for the conduct of (as currently conducted) or held for use in connection with the Business (the “Information Systems”). The Information Systems are operational and perform the functions for which they were intended. Except as disclosed on Schedule 5.11(g), (i) the Seller owns or has a valid license for all of the Information Systems used by it in the Business, (ii) the Information Systems do not contain any computer code or any other procedures, routines, or mechanisms which permit a third party to access such Information Systems without authorization, and (iii) the Information Systems are not subject to the terms of any “open source,” “copyleft,” or other similar license or distribution model that would require its Source Code to be publicly distributed in either whole or part.
(h)    Except as disclosed on Schedule 5.11(h), to the Knowledge of Seller, Seller does not currently use the Sealtite Intellectual Property in the operation of the Business.

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5.12.    Accounts Receivable. The Accounts Receivable reflected on the balance sheet included with the September 30, 2017 Financial Statements and the Accounts Receivable arising after the Balance Sheet Date (a) have arisen from bona fide transactions entered into by the Seller involving the sale of goods or the rendering of services in the Ordinary Course of Business, (b) constitute only valid, undisputed claims of the Seller not subject to claims of setoff or other defenses or counterclaims, and (c) are collectible in full in the Ordinary Course of Business, net of the reserve therefor, in accordance with its terms, but Seller does not guarantee payment in full. To the Knowledge of Seller, there are no disputes with respect to any of the Accounts Receivable reflected on the balance sheet included in the September 30, 2017 Financial Statements that have not been reserved for in the said Financial Statements. The reserve on the September 30, 2017 Financial Statements against the Accounts Receivable for returns and bad debts has been calculated in accordance with GAAP and in a manner consistent with past practice.
5.13.    Customers and Suppliers.
(a)    Schedule 5.13(a) sets forth the top five (5) customers of the Business (determined on the basis of the total dollar amount of sales to such customers) for each of the years ended December 31, 2014, December 31, 2015, and December 31, 2016 and for the period between January 1, 2017 and September 30, 2017 (“Material Customers”), and, opposite the name of each Material Customer, the dollar amount of revenues from such Material Customer during such periods. Except as set forth on Schedule 5.13(a), (i) all Material Customers continue to be customers of the Business and none of such Material Customers has materially reduced, nor has any Material Customer informed Seller that it intends to terminate its relationship with Seller or materially reduce its business with the Seller from the levels achieved during the year ended December 31, 2016, (ii) the Seller is not involved in any claim, dispute, or controversy with any Material Customer that would reasonably be expected to result in a Material Adverse Effect, and (iii) the Seller is not involved in any claim, dispute, or controversy with any of its other customers that would reasonably be expected to result in a Material Adverse Effect.
(b)    Schedule 5.13(b) sets forth the top ten (10) suppliers of the Business (determined on the basis of the total dollar amount of purchases from such suppliers) for each of the years ended December 31, 2014, December 31, 2015, and December 31, 2016 and for the period between January 1, 2017 and September 30, 2017 (“Material Suppliers”), and, opposite the name of each Material Supplier, the dollar amount of purchases from such Material Supplier during such periods. Except as set forth on Schedule 5.13(b), (i) all Material Suppliers continue to be suppliers of the Business and none of such Material Suppliers has materially reduced, nor has any Material Supplier informed Seller that it intends to terminate its relationship with Seller or materially reduce its business with the Seller from the levels achieved during the year ended December 31, 2016, , (ii) the Seller is not involved in any claim, dispute, or controversy with any Material Supplier that would reasonably be expected to result in a Material Adverse Effect, and (iii) the Seller is not involved in any claim, dispute, or controversy with any of its other suppliers that would reasonably be expected to result in a Material Adverse Effect.
5.14.    Insurance.

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(a)    Schedule 5.14(a) sets forth (i) a true, correct, and complete list and brief description (including all applicable premiums and deductibles) of all current insurance policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability, and other casualty and property insurance (each, an “Insurance Policy”) maintained by the Seller, or under which the Seller, or any director, manager, or officer of the Seller, as the case may be, is or has been a party, an insured, or otherwise the beneficiary of coverage, and (ii) a list of all pending claims relating to the Business or any Purchased Assets, a list of any potential claims relating to the Business or any Purchased Asserts reserved for on the Financial Statements, and a list of the claims history for the Seller relating to the Business or any Purchased Assets since the Balance Sheet Date. There are no claims pending relating to the Business or any Purchased Assets under any such Insurance Policies as to which coverage has been questioned, denied, or disputed or in respect of which there is an outstanding reservation of rights. All Insurance Policies (i) are in full force and effect and valid and enforceable in accordance with their terms, (ii) are provided by carriers who are financially solvent, and (iii) have not been subject to any lapse in coverage. The Seller has delivered to the Buyer true, correct, and complete copies of the Insurance Policies or Certificates of Insurance.
(b)    Except as set forth on Schedule 5.14(b), the Seller has no self-insured or co-insurance transactions.
5.15.    Legal Proceedings; Orders.
(a)    Except as set forth on Schedule 5.15(a), there are no Actions pending or, to the Knowledge of the Seller, threatened, (a) that relate to or affect the Seller or the Purchased Assets or (b) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding Orders and no unsatisfied judgments, penalties, or awards against, relating to, or affecting the Business or the Purchased Assets. None of the items set forth on Schedule 5.15(a), if adversely determined, would reasonably be expected to have a Material Adverse Effect.
(b)    Except as set forth on Schedule 5.15(b), (i) there is no Order to which the Seller, or any of the Purchased Assets, is subject, and (ii) no officer, director, manager, agent, consultant, former employee, or Employee of the Seller is subject to any Order that prohibits such officer, manager, agent, consultant, former employee, or Employee from engaging in or continuing any conduct, activity, or practice relating to the Business. The Seller has been in full compliance with all of the terms and requirements of each Order to which it, or any of the Purchased Assets, is or has been subject. The Seller has not received any notice from any Governmental Authority or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any Order to which the Seller, or any of the Purchased Assets used by the Business, is or has been subject.
5.16.    Compliance with Laws; Permits.
(a)    The Seller is now, and has been for the past three (3) years, in compliance in all material respects with all Laws and Orders applicable to the conduct of the Business. No

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event has occurred or circumstance exists to the Knowledge of Seller that would reasonably be expected to constitute a violation of any Law in connection with the conduct of the Business, and, to the Knowledge of the Seller, there is no proposed Law or Order that would be applicable to the Business and that would have a Material Adverse Effect. All Permits issued to the Seller to conduct the Business as currently conducted have been obtained by the Seller and are valid and in full force and effect. Schedule 5.16 sets forth a list of all current Permits issued to the Seller that are related to the conduct of the Business and the ownership of the Purchased Assets as currently conducted, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred to the Knowledge of Seller that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit set forth on Schedule 5.16.
(b)    Neither the Seller, any Selling Partner, any Affiliate of either the Seller or any Selling Partner nor, to the Seller’s Knowledge, any director, manager, shareholder, member, officer, Employee, or other Person acting on behalf of any of them, has directly or indirectly (i) made any contribution, gift, bribe, payoff, influence payment, kickback, or other payment to any Person, regardless of form, whether in money, property, or services in violation of any applicable Laws, (A) to obtain favorable treatment in securing business for the Business, (B) to pay for favorable treatment for business secured by the Business, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Business, or (ii) established or maintained any fund or asset with respect to the Business that has not been recorded in the books and records of the Business.
5.17.    Environmental Matters. The representations set forth in this Section 5.17 are the Seller’s sole and exclusive representations and warranties with respect to environmental matters. Except for any matters expressly disclosed in the Ramboll Environ environmental due diligence review report dated October 31, 2017, addressed to Kristin S. Steen, a copy of which has been provided to Seller:
(a)    There are no underground tanks and related pipes, pumps, or other facilities regardless of their use or purpose, whether active or abandoned, at the Real Property. There is no asbestos nor any asbestos-containing materials or polychlorinated biphenyls used in, applied to, or in any way incorporated in any building, structure, or other form of improvement on the Real Property that is in violation of any Environmental Law. The Seller does not sell or lease and has not sold or leased any product containing asbestos or that utilizes or incorporates asbestos-containing materials in any way.
(b)    Except as set forth in Schedule 5.17(b)(i), or as would not have a Material Adverse Effect, (i) the operations of the Seller with respect to the Business or the Purchased Assets are currently and have been for the previous three (3) years in compliance with all Environmental Laws, and (ii) no Environmental Conditions exist that require reporting, investigation, assessment, cleanup, remediation, or any other type of response action pursuant to any Environmental Law or that would reasonably be expected to be the basis for any Liability pursuant to any Environmental Law. Schedule 5.17(b)(ii) is a list of any Environmental Permits issued to Seller that pertain to the Seller’s activities and operations at the Real Property and for the operation of the Business and the

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Purchased Assets. There currently are effective all Environmental Permits required under any Environmental Law that are necessary for the Seller’s activities and operations at the Real Property and for the operation of the Business as currently conducted, and any applications for renewal of such Environmental Permits have been submitted on a timely basis.
(c)    The Seller has not received from any Person any (i) Environmental Notice or Environmental Claim or (ii) request for information pursuant to Environmental Law.
(d)    Except as set forth on Schedule 5.17(d), or as would not have a Material Adverse Effect, there has been no release of any Hazardous Materials in contravention of Environmental Law with respect to the Business, the Purchased Assets, or the Real Property.
(e)    There are no conditions, events, or circumstances concerning the Release, Threat of Release or regulation of Hazardous Materials at, under, or, to the Knowledge of Seller, in the vicinity of the Real Property that would reasonably be expected to, after the Closing Date, prevent, impede, or increase the costs associated with the ownership, lease, operation, performance, or use of the Business or the Purchased Assets.
(f)    The Seller has delivered, or caused to be delivered, to the Buyer true, correct, and complete copies of all material documents, records, and information in its possession or control concerning Environmental Conditions and potential liability under Environmental Laws, including previously conducted environmental site assessments, compliance audits, asbestos surveys, and documents regarding any Release of Hazardous Materials at, upon, or from the Real Property and other similar documents with respect to the Business, the Purchased Assets or the Real Property.
5.18.    Employee Benefit Plans.
(a)    Schedule 5.18(a) lists each Employee Benefit Plan maintained by the Seller, to which the Seller contributes or has any obligation to contribute, or with respect to which the Seller has any Liability.
(i)    Except as set forth on Schedule 5.18(a)(i), each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded, and administered in accordance with the terms of such Employee Benefit Plan and complies in all material respects form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Laws.
(ii)    All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan.
(iii)    All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan

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Exhibit 2.1
Execution Version

and all contributions for any period (A) ending on or before the date hereof that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller or (B) ending on or before the Closing Date that are not yet due will be made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.
(iv)    Except as set forth on Schedule 5.18(a)(iv), there have been no prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Employee Benefit Plan maintained by the Seller or any Employee Benefit Plan maintained by an ERISA Affiliate. To Seller’s Knowledge, no fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller, threatened.
(v)    The Seller has made available to the Buyer with respect to each Employee Benefit Plan, to the extent in Seller’s possession, control or available to Seller, correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the three most recent annual reports (Form 5500, with all applicable attachments), all personnel, payroll, and employment manuals and policies and any employee handbook, all reports regarding satisfaction of the nondiscrimination requirements of Section 410(b), 401(k), and 401(m) of the Code and compliance with the limitations of Section 402(g) and 415 of the Code, the most recent trustee’s report for each such Employee Benefit Plan funded through a trust, all related trust agreements, insurance Contracts, and other funding arrangements which implement each such Employee Benefit Plan, and all other administration and service agreements with respect to each such Employee Benefit Plan.
(b)    Neither the Seller nor any ERISA Affiliate contributes to, has, or ever has had any obligation to contribute to, or has any Liability under or with respect to any Employee Pension Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA) or that is subject to Section 412 of the Code.
(c)    Neither the Seller nor any ERISA Affiliate contributes to, has, or ever has had any obligation to contribute to, or has any Liability (including withdrawal liability as defined in Section 4201 of ERISA) under or with respect to any Multiemployer Plan.
(d)    Neither the Seller nor any ERISA Affiliate contributes to, has, or ever has had any obligation to contribute to, or has any liability with respect to, any Employee Welfare Benefit Plan or other arrangement providing health or life insurance or other welfare type benefits for Employees or retired or terminated employees (or any spouse or other dependent thereof) of the Seller other than in accordance with COBRA and state equivalent laws.

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Exhibit 2.1
Execution Version

(e)    The Seller does not have any nonqualified deferred compensation plan or arrangement subject to Section 409A of the Code, except for Seller’s wealth accumulation plan.
(f)    No Employee Benefit Plan is funded by, associated with, or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.
(g)    Each such Employee Benefit Plan has been timely amended to reflect the provisions of any and all laws, regulations, and rulings in effect for any period prior to or as of the Closing other than amendments for which the remedial amendment period under Section 401(b) of the Code (including, if applicable, any extension of the remedial amendment period) has not expired, and there are no plan document failures, operational failures, demographic failures, or employee eligibility failures within the meaning of Revenue Procedure 2006-27 or Revenue Procedure 2008-50 with respect to any such Employee Benefit Plan.
(h)    Except as provided in Schedule 5.18(h), neither the execution or delivery of this Agreement, the performance by the Seller, nor the consummation of the transactions contemplated by this Agreement entitles any Employee or former employee, officer, director, or consultant of the Seller to: (i) severance pay or any increase in severance pay upon termination of employment after the date of this Agreement; or (ii) accelerate the time of payment or vesting or result in any payment or funding of compensation or benefits under, increase the amount payable, or result in any other material obligation pursuant to, any of the Employee Benefit Plans. The Seller does not have any Liability in connection with any employment or other relationship between the Seller, on the one hand, and the former employees of the Seller, on the other hand.
5.19.    Employment Matters.
(a)    Schedule 5.19(a) contains a list of all Employees, independent contractors, and sales representatives and sets forth for each such individual the following: (i) full legal name, (ii) title or position (including whether full or part time), (iii) hire date, (iv) current annual base compensation rate, (v) commission, bonus, or other incentive-based compensation, (vi) accrued or deferred bonus payments, including any Sale Bonuses, and (v) a description of the fringe benefits provided to each such individual. All commissions and bonuses payable to Employees, former employees, consultants, or contractors of the Business for services performed on or prior to the Closing Date have been paid in full or are reflected in the Estimated Working Capital statement delivered to the Buyer pursuant to Section 2.05(a) and there are no outstanding agreements, understandings, or commitments of the Seller with respect to any commissions, bonuses, or increases in compensation.
(b)    The Seller is not a party to, or bound by, any collective bargaining or other Contract with a labor organization representing any of its Employees, and there are no labor organizations representing, purporting to represent, or attempting to represent any Employee. There has never been, nor has there been, to the Knowledge of the Seller, any threat of, any strike, slowdown, work stoppage, lockout, organizational attempt on behalf of any labor union, concerted refusal to work overtime, or other similar labor activity or dispute affecting the Seller or any of the Employees or former employees.

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Exhibit 2.1
Execution Version

(c)    Seller is, and has been for the previous three (3) years, in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to the Employees, except as disclosed on Schedule 5.19(c)(i). All individuals characterized and treated by the Seller as consultants or contractors of the Business are set forth on Schedule 5.19(c)(ii). There are no Actions against the Seller pending or, to the Knowledge of the Seller, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any Employee or former employee, consultant, or independent contractor of the Business, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, or any other employment related matter arising under applicable Laws.
(d)    The Seller has complied in all respects with the WARN Act, and during the last twelve (12) months, there has been no mass layoff, plant closing, or shutdown that implicates the WARN Act or any similar Law.
(e)    (Intentionally Deleted).
(f)    Except as indicated on Schedule 5.19(a), all Employees are “at will” and are not subject to any secrecy or non-competition agreement with Seller.
5.20.    Related Party Transactions. Except as set forth on Schedule 5.20, no Related Party (a) has been during the past five (5) years a party to any Contract, commitment, or transaction with the Seller, (b) is currently a party to any Contract, commitment, or transaction with the Seller that is in effect as of the Closing Date, or (c) has (or has had during the past five (5) years) any direct or indirect interest (i) in, or during the last five (5) years was a director, manager, officer, or employee of, any Person that is a client, customer, supplier, lessor, lessee, debtor, creditor, or competitor of the Seller or (ii) in any material property, asset, or right that is owned or used by the Seller in the conduct of the Business.
5.21.    Taxes. Except as set forth on Schedule 5.21:
(a)    All Tax Returns with respect to the Business required to be filed by the Seller for any Pre-Closing Tax Period have been timely filed and such Tax Returns are true, complete, and correct in all material respects.
(b)    All Taxes due and owing with respect to the Business by the Seller for any Pre-Closing Tax Period (whether or not shown on any Tax Return) have been timely paid when due and before delinquent, or appropriate reserves have been set aside in accordance with GAAP.
(c)    The Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, former employee, independent contractor, creditor, customer, shareholder, partner or other party, and has complied with all information reporting and backup withholding provisions of applicable Law.

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Exhibit 2.1
Execution Version

(d)    No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Seller that have not terminated and there are no extensions of time within which to file any Tax Return.
(e)    All Tax deficiencies asserted, or assessments made, against the Seller as a result of any examinations by any Taxing Authority have been fully paid and, to the Knowledge of the Seller, there are no Tax deficiencies or assessments threatened with respect to the Seller.
(f)    There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon any of the Purchased Assets.
(g)    To Seller’s Knowledge, no claim that the Seller is or may be subject to taxation has been made by a Taxing Authority in a jurisdiction where the Seller does not file Tax Returns.
(h)    There are no pending or, to the Knowledge of the Seller, threatened audits, examinations, or investigations by any Taxing Authority concerning the Seller.
(i)    There are no Tax administrative proceedings or Tax litigation against the Seller.
(j)    The Seller has collected all sales, use, or value added Taxes required to be collected by applicable Law, and has timely remitted, or will remit on a timely basis, such amounts to the appropriate Taxing Authorities.
(k)    Seller has delivered to Buyer copies of all federal, state, local and foreign Tax Returns (as well as all supporting workpapers), examination reports, and statements of deficiencies assessed against, or agreed to by, Seller for all Tax periods ending after September 30, 2012.
(l)    Seller is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and the Treasury Regulations Section 1.6011-4(b).
(m)    Schedule 8.09(b) listing the Sales Tax Customers sets forth a true, complete and correct list of each customer of Seller for the thirty-six (36) month period preceding the Closing Date (the “Sales Tax Period”) from which Seller has not collected (i) applicable sales, use, or value added Taxes, or (ii) a sales Tax exemption certificate.
5.22.    Brokers. Except as set forth on Schedule 5.22, no Person (a) has acted directly or indirectly as a broker, finder, financial advisor, or investment banker for the Seller or the Selling Partners in connection with the transaction contemplated herein, or (b) is entitled to any brokerage, finder’s, or other fee or commission in connection with the transaction contemplated by this Agreement or any Transaction Document based upon arrangements made by or on behalf of the Seller, the Selling Partners, or any of their respective Affiliates.
5.23.    AS IS SALE; No other Warranty or Representation. No representation or warranty made by the Seller or any Selling Partner in this Agreement (including the exhibits and

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Exhibit 2.1
Execution Version

schedules hereto) contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV AND ARTICLE V OF THIS AGREEMENT, NEITHER SELLER, THE SELLING PARTNERS NOR ANY OTHER PERSON HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, ON BEHALF OF SELLER OR ANY SELLING PARTNER, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE BUSINESS AND THE PURCHASED ASSETS FURNISHED OR MADE AVAILABLE TO BUYER OR ITS REPRESENTATIVES, OR AS TO THE FUTURE REVENUE, PROFITABILITY OR SUCCESS OF THE BUSINESS, ALL OF WHICH ARE DISCLAIMED.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer represents and warrants to the Seller and Selling Partners as follows:
6.01.    Organization. The Buyer was duly organized, is validly existing, is in good standing under the Laws of the State of Delaware, and has the full power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it.
6.02.    Authority. The Buyer has the full power and authority to execute, deliver, and perform such Buyer’s obligations under this Agreement and the Transaction Documents to which it is a party. The execution and delivery by the Buyer of this Agreement and the Transaction Documents to which it is a party, the performance by the Buyer of its obligations hereunder and thereunder, and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer, and (assuming due authorization, execution, and delivery by the Seller and the Selling Partners) this Agreement constitutes a legal, valid, and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms. When each Transaction Document to which the Buyer is, or will be, a party has been duly executed and delivered by the Buyer (assuming due authorization, execution, and delivery by each other party thereto), each such Transaction Document will constitute a legal and binding obligation of the Buyer enforceable against it in accordance with its terms.
6.03.    No Conflicts; Consents. Except as set forth on Schedule 6.03, neither the execution and delivery of this Agreement and the Transaction Documents, nor the performance by the Buyer of the Buyer’s obligations hereunder or thereunder will: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of the Buyer, (b) conflict with or result in a violation or other breach of any Law or Order applicable to the Buyer, or (c) require the consent, notice, or other action by any Person under, conflict with, result in a violation or breach of or constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract or Permit to which the Buyer is a party or by which the Buyer is bound. No consent, approval, Permit, Order, declaration, or filing with, or notice

4846-4639-0869

Exhibit 2.1
Execution Version

to, any Governmental Authority is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement or any of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.
6.04.    Brokers. No Person (a) has acted directly or indirectly as a broker, finder, financial advisor, or investment banker for the Buyer, or (b) is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any Transaction Document based upon arrangements made by or on behalf of the Buyer or any of its Affiliates.
6.05.    Solvency. Immediately after giving effect to the transactions contemplated hereby, Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or Seller. In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.
6.06.    Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer's knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
6.07.    Independent Investigation. BUYER, ITS OWNERS AND REPRESENTATIVES, ARE HIGHLY SOPHISTICATED AND EXPERIENCED PURCHASERS OF BUSINESSES. BUYER, WITH THE ASSISTANCE OF ITS PROFESSIONAL ADVISORS, HAS CONDUCTED ITS OWN INDEPENDENT INVESTIGATION, REVIEW AND ANALYSIS OF THE BUSINESS AND THE PURCHASED ASSETS, AND ACKNOWLEDGES THAT IT HAS BEEN PROVIDED ADEQUATE ACCESS TO THE PERSONNEL, PROPERTIES, ASSETS, PREMISES, BOOKS AND RECORDS, AND OTHER DOCUMENTS AND DATA OF SELLER FOR SUCH PURPOSE. BUYER ACKNOWLEDGES AND AGREES THAT (A) IN MAKING ITS DECISION TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY, BUYER HAS RELIED SOLELY UPON ITS OWN INVESTIGATION AND THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SELLING PARTNERS SET FORTH IN THIS AGREEMENT; AND (B) NEITHER SELLER NOR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY AS TO SELLER, THE SELLING PARTNERS, THE BUSINESS, THE PURCHASED ASSETS, THIS AGREEMENT OR ANY OTHER MATTER, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.
ARTICLE VII
COVENANTS

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Exhibit 2.1
Execution Version

7.01.    Employees. Effective as of the Closing, Seller shall terminate its employees that work in the Business, except for the Excluded Employees. In connection with the Closing, the Buyer will make offers of employment, on an at-will basis, to each Employee, other than those employees set forth on Schedule 7.01 (the “Excluded Employees”), as of the Closing Date, on employment terms, including compensation and benefits, that are substantially similar in the aggregate, in the Buyer’s sole discretion, to either (a) the terms and conditions applicable to the Employees as of the Closing, as provided by the Seller, or (b) those applicable to similarly situated employees of the Buyer (or an Affiliate of the Buyer) immediately prior to the Closing Date; provided, however, that nothing in this Agreement obligates, or will be construed to obligate, the Buyer to employ such employee for any period of time or continue any term or condition of employment or any employment benefits or policies for any period of time. The Employees who accept employment with the Buyer will be referred to herein as “Transferred Employees.” Buyer promises to hire a sufficient number of the Employees to avoid a mass layoff or plant closing within the meaning of the WARN Act or any similar Law. At Closing, Buyer and Crouch will execute an employment agreement, in substantially the form attached as Exhibit E (the “Crouch Employment Agreement”), providing for the employment of Crouch by Buyer post-Closing on terms and conditions stipulated in the Employment Agreement. Effective as of the Closing, the Transferred Employees shall cease active participation in the Excluded Benefit Plans.
7.02.    Reconciliation of Acquired Benefit Plans. The “restricted cash” (as defined in the definition of “Cash”) relating to Seller’s health insurance plan shall be held for the benefit of Seller by the TPA in accordance with the side letter agreement by and among Seller, Buyer and the TPA, which side letter agreement is dated as of the Closing Date and in substantially the form attached hereto as Exhibit F, to satisfy any claims incurred prior to or on the Closing Date for health care services covered by any Acquired Benefit Plan or Excluded Benefit Plan. For the avoidance of doubt, (a) a claim is incurred when the event giving rise to the claim takes place; specifically, in the case of the health insurance plan, a claim is incurred on the date the medical service is rendered or prescription is filled, regardless of when that claim is submitted to the TPA for payment; and (b) in no event shall Seller be obligated to pay any health care costs incurred after the Closing Date under any Acquired Benefit Plan. Buyer shall satisfy all claims incurred after the Closing Date for health care services covered by any Acquired Benefit Plan.

7.03.    Non-competition; Non-solicitation.
(a)    Non-Competition. For the period commencing on the Closing Date and ending on the sixth (6th) anniversary of the Closing Date (the “Restricted Period”), each Restricted Party will not, directly or indirectly (including by assisting or causing any Immediate Family Member of such Restricted Party to), (i) enter into, be employed by, engage in, consult, manage, or otherwise participate in the operation of any business which competes with the Business (as conducted by the Buyer) within the Restricted Territory, (ii) solicit customers, business, patronage, or orders for, or sell, any products or services in competition with, or for any business that competes with, the Business (as conducted by the Buyer) within the Restricted Territory, (iii) divert, entice, or otherwise take away any customers, business, patronage, or orders of the Buyer, or attempt to do so, or (iv) promote or assist, financially or otherwise, any person engaged in any business which

4846-4639-0869

Exhibit 2.1
Execution Version

competes with the Business (as conducted by the Buyer) within the Restricted Territory. Nothing contained in this Section 7.03(a) will prohibit the Restricted Parties from acquiring or holding at any one time a passive Investment of less than five percent (5%) of the outstanding shares of capital stock of any publicly traded corporation that may compete with the Buyer within the Restricted Territory. For purposes of this Section 7.03, the Buyer will also include any Affiliate of the Buyer. No Restricted Party shall be liable for breach of this Section 7.03 by any other Restricted Party.
(b)    Non-Solicitation. During the Restricted Period, each Restricted Party will not, directly or indirectly, at any time solicit or induce or attempt to solicit or induce any employee, sales representative, agent, or consultant of the Buyer, or any of its Affiliates, to terminate their employment, representation, or other association with the Buyer or its Affiliates, without obtaining the written consent of the Buyer prior to such solicitation or inducement.
(c)    Non-Disclosure. Each Restricted Party will keep in strict confidence, and will not, directly or indirectly, at any time, (i) disclose, divulge, or make accessible to any Person any Confidential Information, without the prior written consent of the Buyer, unless and except to the extent that such disclosure is necessary in the performance of employment duties for the Buyer or as required by any subpoena or other legal process or (ii) use any Confidential Information for such Person’s own account, for the account of any other Person, or to the detriment of the Buyer or its Affiliates, without the prior written consent of the Buyer. Upon the Buyer’s request, the Restricted Party will deliver, or cause to be delivered, to the Buyer all tangible embodiments relating to the Confidential Information that such Person possesses or has under his, her, or its control. Provided, the Confidential Information may be used by the Restricted Parties, and may be disclosed to their lawyers, accountants and other professional advisors, solely for the purpose of preparing Tax Returns.
(d)    Acknowledgment and Relief. Each Restricted Party acknowledges that (i) its obligations under this Section 7.03 are reasonable in the context of the nature of the Business and the competitive injuries likely to be sustained by the Buyer if it were to violate such obligations, (ii) the covenants in this Section 7.03 are adequately supported by consideration from the Buyer for the benefit of the Business after the Closing Date, and (iii) the foregoing makes it necessary and reasonable for the protection of the Business that it not compete with the Buyer for the Restricted Period contained herein. Accordingly, each Restricted Party acknowledges and agrees that the remedy at law available to the Buyer for breach of such Restricted Party’s obligations under this Section 7.03 would be inadequate; therefore, in addition to any other rights or remedies that the Buyer may have at law or in equity, temporary and permanent injunctive relief may be granted in any Action which may be brought to enforce any provision contained in this Section 7.03 without the necessity of proof of actual damage. If it is judicially determined that the Restricted Party has violated this Section 7.03, then the period applicable to each obligation that such Person has been determined to have violated will automatically be extended by a period of time equal in length to the period during which such violation or violations occurred.
(e)    Other Agreements. The obligations and restrictions set forth in this Section 7.03 are in addition to the provisions of any employment or other agreement of each Restricted

4846-4639-0869

Exhibit 2.1
Execution Version

Party that may be entered into from time to time and addresses the same or similar subject matter covered by this Section 7.03.
7.04.    Non-Use and Covenant Not To Sue.
(a)    Seller covenants and agrees not to sell, license or use the Sealtite Intellectual Property after the Closing Date in connection with any business or venture of any kind. Seller further covenants and agrees not to sue Buyer for any unintentional or unknowing use of the Sealtite Intellectual Property by Buyer after the Closing, except for any indemnity claims that Seller may have under Section 8.03(d). Buyer covenants and agrees not to knowingly and intentionally use the Sealtite Intellectual Property post-Closing. If Buyer becomes aware of any Residual Sealtite Use by Buyer post-Closing, Buyer shall immediately take commercially reasonable efforts to cease such use.
(b)    Seller acknowledges and agrees that the remedy at law available to the Buyer for breach of Seller’s obligations under this Section 7.04 would be inadequate; therefore, in addition to any other rights or remedies that the Buyer may have at law or in equity, temporary and permanent injunctive relief may be granted in any Action which may be brought to enforce any provision contained in this Section 7.04 without the necessity of proof of actual damage.
7.05.    Bulk Sales Laws. The Buyer hereby waives compliance by the Seller with the requirements and provisions of any “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to the Buyer; provided, however, that the Seller agrees (a) to pay and discharge when due or to contest or litigate all claims of creditors of Seller that are asserted against the Buyer or the Purchased Assets by reason of such noncompliance, (b) to indemnify, defend, and hold harmless the Buyer from and against any and all such claims in the manner provided in ARTICLE VIII, and (c) to take promptly all necessary action to remove any Encumbrance that is placed on the Purchased Assets by reason of such noncompliance. Any “bulk-transfer” Law that addresses Taxes is governed by Section 7.08 and not this Section 7.05. Provided, however, Seller shall not be required to pay, discharge, litigate, or indemnify or protect Buyer from, any noncompliance or claims arising from failure of Buyer to timely pay, perform or otherwise discharge any of the Assumed Liabilities.
7.06.    Use of Business Name. Following the Closing Date, the Seller will immediately cease to use or do business, and cease to allow any Affiliate of the Seller to use or do business, under the name “ST Fastening Systems” or any name that is derivative or similar to such names or any trade names.
7.07.    Public Announcements. No party hereto will make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other (which consent may not be unreasonably withheld or delayed) and the parties hereto will cooperate as to the timing and contents of any such announcement.
7.08.    Tax Matters.

4846-4639-0869

Exhibit 2.1
Execution Version

(a)    Tax Indemnification. The Seller and the Selling Partners will be solely responsible for and will, jointly and severally, indemnify, defend, and hold harmless, each of the Buyer Indemnitees from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 5.21; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in this Section 7.08; (c) all Taxes of Seller, any of Seller’s Affiliates, Selling Partners or Taxes relating to the Business or the Purchased Assets, for all Pre-Closing Tax Periods (including all Taxes allocated to the portion of a Straddle Tax Period ending on and including the Closing Date pursuant to Section 7.08(f)); (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Seller is or was a member on or prior to the Closing Date by reason of a Liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; (e) any and all Taxes of any Person imposed on Seller arising under the principles of transferee or successor liability or by Contract, relating to an event or transaction occurring during a Pre-Closing Tax Period; (f) all Taxes imposed on Seller under Section 1374 of the Code, including any such Taxes resulting from the sale of the Purchased Assets under Section 2.01; (g) all Taxes imposed on Seller under Section 1375 of the Code; and (h) all Taxes that arise out of the transactions contemplated hereby, excluding Transfer Taxes payable by Buyer under Section 7.08(e)); in each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith. Seller shall reimburse Buyer for any Taxes that are the responsibility of Seller pursuant to this Section 7.08(a) within five (5) Business Days after payment of such Taxes or out-of-pocket fees or expenses by Buyer or any Buyer Indemnitee. Provided, the foregoing shall not negate or limit Buyer’s liability for the amount of any Taxes that are included in the calculation of Final Working Capital.
(b)    Refunds or Credits. Any refunds or credits of Taxes (and any interest thereon) that relate to a Pre-Closing Tax Period that are received by the Buyer will be paid over to the Seller Representative within five (5) Business Days of receipt. Any refunds or credits of Taxes (and any interest thereon) that relate to a Post-Closing Tax Period that are received by the Seller Representative or the Seller will be paid by the receiving party to the Buyer within five (5) Business Days of receipt by such receiving party.
(c)    Tax Contests. After the Closing, the Buyer will promptly notify the Seller Representative in writing upon the commencement of any Tax audit, suit, action, or proceeding (each a “Tax Contest”) of the Seller with respect to a Pre-Closing Tax Period for which the Seller is liable under this Agreement. Except for a Tax Contest that relates to a Straddle Tax Period, the Seller will have control over such Tax Contests, which control will include, subject to the immediately following sentence, the right to settle, compromise, and/or concede any such Tax Contest and the right to employ counsel of their choice at their expense, provided, however, that the Seller will keep the Buyer apprised of all developments relating to the Tax Contest, will provide the Buyer with copies of all correspondence from any Taxing Authority relating to any such Tax Contest, and will conduct the defense of such Tax Contest diligently and in good faith. The Seller will not settle, compromise, and/or concede a Tax Contest without the consent of the Buyer, which consent will not be unreasonably withheld, conditioned, or delayed. In the case of a Tax Contest that relates to a Straddle Tax Period, the Buyer will control the conduct of such Tax Contest but the Seller will have the right to participate in such Tax Contest at its own expense, and the Buyer will

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Exhibit 2.1
Execution Version

not settle, comprise, and/or concede such Tax Contest without the consent of the Seller, which consent will not be unreasonably withheld, conditioned, or delayed.
(d)    Cooperation on Tax Matters. The Seller Representative and the Buyer will cooperate in the preparation and filing of, and, if necessary, join in the execution of, Tax Returns related to the Business, including furnishing to each other, upon request, as promptly as practicable, available information relating to the Business (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any action relating to any Tax. The Seller Representative and the Buyer will cooperate with each other and take any action reasonably requested by the other party to minimize Taxes and fees, including assisting the other party in (i) filing a claim for refund, (ii) filing for relief under voluntary disclosure programs, (iii) responding to an inquiry by a Taxing Authority, (iv) collecting sales Tax exemption certificates or (v) defending or litigating a Tax matter relating to the Business. The Seller and the Buyer will retain all Tax Returns, schedules, and work papers, records, and other documents of the Seller or that otherwise relate to the Business or the Purchased Assets, that are in their possession for Pre-Closing Tax Periods and Straddle Tax Periods until one (1) year after the expiration of the applicable statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective taxable periods. The Seller Representative will deliver, or cause to be delivered, within five (5) days of the Buyer’s request therefor any information required to be reported by the Buyer, any Selling Partner, or the Seller.
(e)    Transfer Taxes. All sales, use, value-added, transfer (including real property transfer), stamp and documentary Taxes and filing, registration and recording fees and other similar Taxes and fees (“Transfer Taxes”) imposed on any of the parties by any Governmental Authority in connection with the transactions contemplated by this Agreement shall be borne equally by Buyer, on the one hand, and the Seller and Selling Partners, on other hand; provided, however, (i) except as set forth in subclause (ii) below, Seller will be solely liable for all sales and use Taxes (including any penalties and interest) assessed by the State of Texas or by the State of Ohio (or their local Taxing Authorities) in connection with the consummation of the transactions contemplated herein and (ii) Buyer will be solely liable for all sales and use Taxes assessed upon the transfer of the motor vehicles included in the Purchased Assets at the Closing. The party responsible for filing a Tax Return for any such Transfer Tax shall be responsible for preparing and filing such Tax Return at its sole expense.
(f)    Prorations of Certain Taxes. With respect to any non-income Tax Liability for a Straddle Tax Period, such Taxes will be allocated between portion of such Straddle Tax Period ending on and including the Closing Date (the “Pre-Closing Portion”) and the portion of such Straddle Tax Period beginning the day after the Closing Date (the “Post-Closing Portion”) in the following manner: (i) real property taxes and personal property taxes will be prorated based on the number days in each of the Pre-Closing Portion and Post-Closing Portion and (B) all other non-income Taxes will be allocated between the Pre-Closing Portion and Post-Closing Portion based on an interim closing of the books of the Business as of the close of business on the Closing Date. With respect to income Tax Liability for a Straddle Tax Period, such Taxes will be allocated between

4846-4639-0869

Exhibit 2.1
Execution Version

the Pre-Closing Portion and the Post-Closing Portion based on an interim closing of the books of the Business as of the close of business on the Closing Date. To the extent that actual Tax bills for the Straddle Tax Period are not available prior to Closing, Taxes will be prorated at Closing utilizing the most recent ascertainable tax bills. The Seller Representative and the Buyer will re-prorate the Taxes at issue upon the Buyer’s receipt of the actual Tax bill for the Tax year in question, if any. Buyer shall be responsible for preparing and filing all non-income Tax Returns relating to the Business or the Purchased Assets for Straddle Tax Periods. All costs and expenses incurred in preparing and filing any such non-income Tax Returns for the Straddle Tax Periods shall be borne by Buyer. Buyer shall prepare such Tax Returns in a manner consistent with prior practice (unless otherwise required by Law) and shall provide a copy of such Tax Return ten (10) days before the due date, including extensions, for Seller Representative’s review and approval of such Tax Returns (which approval shall not be unreasonably withheld, conditioned or delayed). With respect to income Tax Returns relating to the Business for Straddle Tax Periods, Seller Representative will cause to be timely filed all Tax Returns with respect to income accrued during the Pre-Closing Portion. Seller shall prepare such Tax Returns in a manner consistent with prior practice (unless otherwise required by Law) and shall provide a copy of such Tax Return thirty (30) days before the due date, including extensions, for Buyer’s review and approval of such Tax Returns (which approval shall not be unreasonably withheld, conditioned or delayed). If one party remits to the appropriate Taxing Authority payment for Taxes which are subject to proration under this Section 7.08(f) and such payment includes the other party’s share of such Taxes, such other party will promptly reimburse the remitting party for its share of such Taxes.
(g)    Employment Taxes. With respect to the preparation and filing of employment Tax Returns, (i) the Seller shall be responsible for and perform all employment Tax withholding, payment, and reporting duties with respect to any wages and other compensation paid by the Seller to the Transferred Employees in connection with the operation of the Business on or prior to the Closing Date and (ii) the Buyer shall be responsible for and perform all employment Tax withholding, payment, and reporting duties with respect to any wages and other compensation paid by the Buyer to the Transferred Employees in connection with the operation of the Business after the Closing Date.
(h)    Assumed Liabilities. Nothing contained herein shall be construed to negate or limit the liability of Buyer for the full amount of all Taxes, if any, included in the calculation of Final Working Capital, and there shall be no proration of such Taxes between Seller and Buyer.
7.09.    Accounts Receivable. If, on or after the Closing Date, the Seller or a Selling Partner receives any payment relating to any Purchased Asset, including any Accounts Receivable of the Seller with respect to the Business, outstanding on or after the Closing Date, such payment will be the property of, and the Seller Representative will cause the Seller or Selling Partner, as the case may be, to immediately forward and remit such payment to, the Buyer. The Seller Representative will cause the Seller or Selling Partner, as the case may be, to promptly endorse and deliver to the Buyer any cash, checks, or other documents received by the Seller on account of any such Purchased Asset, including any such Accounts Receivable. Provided, any such payments received by Buyer will not reduce the amount of the Accounts Receivable for purposes of calculating the Final Working Capital.

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Exhibit 2.1
Execution Version

7.10.    Further Assurances. Following the Closing, each of the parties hereto will, and will cause its respective Affiliates to, execute and deliver any additional document, instrument, conveyance, or assurance, and take any further action, as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Transaction Documents.
7.11.    (Intentionally Deleted)
7.12.    Non-Assignable Contracts. Subject to the terms of this Agreement, nothing in this Agreement or any of the Transaction Documents, as the case may be, requires the Seller to assign to the Buyer any Assumed Contract or Permit or other Contract or agreement for which a necessary consent or payment is required and not obtained prior to the Closing (each such Assumed Contract or Permit, a “Non-Assignable Contract”). The parties will, during the remaining term of each Non-Assignable Contract, use commercially reasonable efforts to (a) obtain the consent of the third parties required thereunder, (b) make the benefit of such Non-Assignable Contract available to the Buyer, with Buyer being solely responsible for timely paying (or reimbursing Seller for) and performing all obligations of Seller thereunder, and (c) enforce, at the request of the Buyer and at the sole expense and for the account of the Buyer, any right of the Seller arising from such Non-Assignable Contract against the other party or parties thereto (including the right to elect to terminate any such Non-Assignable Contract in accordance with the terms thereof). With respect to any such Non-Assignable Contract as to which the necessary approval or consent for the assignment or transfer to the Buyer is obtained following the Closing, the Seller will transfer such Non-Assignable Contract to the Buyer by execution and delivery of an instrument of conveyance, in a form satisfactory to the Buyer, within five (5) Business Days following receipt of such approval or consent. Nothing in this Section 7.12 requires the Seller or Buyer to pay any amount to any Person in order to obtain any consent required under any Non-Assignable Contract not obtained prior to the Closing.
ARTICLE VIII
INDEMNIFICATION
8.01.    Survival. The representations and warranties of the Selling Partners, the Seller, and the Buyer contained in this Agreement will survive the Closing for a period ending on the eighteen (18) month anniversary of the Closing Date; provided, however, that the representations and warranties set forth in Sections 4.01 (Authority), 4.02 (No Conflicts; Consents), 5.01 (Existence and Good Standing), the first sentence of Section 5.02 (Indebtedness; Subsidiaries), Sections 5.03 (Power; Validity and Enforceability), 5.04 (No Conflicts; Consents), 5.08 (Title), 5.11(b) (Intellectual Property – Ownership), 5.16 (Compliance with Laws; Permits), 5.17 (Environmental Matters), 5.18 (Employee Benefit Plans), 5.21 (Taxes) and 5.22 (Brokers) will survive the Closing until the expiration of the respective statutes of limitations applicable to the matters referenced in such sections, as they may be extended in accordance with Law, plus a period of sixty (60) days (the representations and warranties included in the foregoing proviso are, collectively, the “Excluded Representations”). All of the covenants and agreements of the Selling Partners, the Seller, and the Buyer will survive after the Closing Date in accordance with their terms.
8.02.    Indemnification by the Seller and the Selling Partners.

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Exhibit 2.1
Execution Version

(a)    The Seller and the Selling Partners will be solely responsible for and will, jointly and severally, indemnify, defend, and hold harmless each of the Buyer, the Buyer’s Representatives, and the Buyer’s and the Buyer’s Representative’s respective Affiliates (collectively, the “Buyer Indemnitees”) from and against, and will hold each of them harmless from and against, and will pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of the Seller and the Selling Partners contained in ARTICLE V of this Agreement (including any schedule or exhibit attached hereto or certificate delivered in connection herewith) or any Transaction Document; (ii) any breach of any covenant, agreement, or obligation of the Seller contained in this Agreement (including any schedule or exhibit attached hereto or certificate delivered in connection therewith) or the Transaction Documents; (iii) the Excluded Assets or the Excluded Liabilities; (iv) any third party claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Seller or any of its Affiliates (other than the Purchased Assets or the Assumed Liabilities) conducted, existing or arising on or prior to the Closing; or (v) any use of the Sealtite Intellectual Property in the operation of the Business that continues post-Closing and is not disclosed in Schedule 5.11(h) (such use being “Residual Sealtite Use”), except to the extent such use is by Buyer and is knowing and intentional.
(b)    Each Selling Partner will be solely responsible for and indemnify, defend, and hold harmless the Buyer Indemnitees from and against, and will hold them harmless from and against, and will pay and reimburse them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of such Selling Partner (and not of any other Selling Partner) contained in ARTICLE IV of this Agreement (including any schedule or exhibit attached hereto or certificate delivered in connection herewith); or (ii) any breach of any covenant, agreement, or obligation of such Selling Partner contained in this Agreement (including any schedule or exhibit attached hereto or certificate delivered in connection herewith).
8.03.    Indemnification by the Buyer. The Buyer will be solely responsible for and indemnify, defend, and hold harmless the Seller, the Selling Partners, the Seller Representatives, the Selling Partners’ Representatives, and their respective Affiliates (collectively, the “Seller Indemnitees”) from and against, and will hold each of them harmless from and against, and will pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of (a) any inaccuracy in or breach of any of the representations or warranties of the Buyer contained in ARTICLE VI of this Agreement (including any schedule or exhibit attached hereto or certificate delivered in connection herewith) or any Transaction Document executed by Seller; (b) any breach of any covenant, agreement, or obligation of the Buyer contained in this Agreement (including any schedule or exhibit attached hereto or certificate delivered in connection herewith) or any Transaction Document executed by Buyer; (c) any failure to pay or perform, when due and payable or when performable, any Assumed Liabilities; or (d) any knowing and intentional use by Buyer, its successors or assigns, of the Sealtite Intellectual Property, except for any Residual Sealtite Use.
8.04.    Certain Limitations.

4846-4639-0869

Exhibit 2.1
Execution Version

(a)    Notwithstanding anything to the contrary contained in this ARTICLE VIII, the Seller and the Selling Partners will not have any liability pursuant to Section 8.02(a)(i) or Section 8.02(b)(i) (other than with respect to fraud or the Excluded Representations, for which the following limitation will not apply) until the aggregate amount of all Losses sustained by the Buyer Indemnitees exceeds $240,000.00 (the “Basket”), in which event (i) the Seller and the Selling Partners will be jointly and severally liable (in the case of liability arising under Section 8.02(a)(i)) or (ii) the Selling Partners will be severally liable (in the case of liability arising under Section 8.02(b)(i)), for all such Losses without regard to such amount but only to the extent such Losses exceed the Basket.
(b)    Notwithstanding anything to the contrary contained in this ARTICLE VIII, the Seller and the Selling Partners will not have any liability pursuant to Sections 8.02(a)(i) or 8.02(b)(i) (other than with respect to fraud or the Excluded Representations, for which the following limitation will not apply) in excess of $4,800,000.00 in the aggregate.
(c)    For purposes of this ARTICLE VIII, any inaccuracy in or breach of any representation or warranty will be determined without regard to any materiality, Material Adverse Effect, or other similar qualification contained in or otherwise applicable to such representation or warranty.
(d)    Payments by an Indemnifying Party of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received in respect of any such claim.
(e)    Payments by an Indemnifying Party of any Loss shall be reduced by an amount equal to any Tax benefit realized as a result of such Loss by the Indemnified Party.
(f)    In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive damages relating to the breach or alleged breach of this Agreement.
(g)    Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that gives rise to indemnification liability from the Indemnifying Party, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss, which costs shall be included within the calculation of indemnifiable Losses.
(h)    In addition to the foregoing limitations, and notwithstanding anything in this Agreement to the contrary, in no event shall the total liability of any Selling Partner under this Agreement exceed the amount of the proceeds of this sale to which such Selling Partner is entitled, as set forth on Schedule 8.04(h).
8.05.    Indemnification Procedures.
(a)    Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party

4846-4639-0869

Exhibit 2.1
Execution Version

Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party will give the Indemnifying Party written notice thereof as soon as is reasonably practicable after the Indemnified Party becomes aware of such Third Party Claim. No delay in or failure to give such notice will adversely affect any of the other rights or remedies of the Indemnified Party or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party to the extent that such delay or failure has not materially prejudiced the Indemnifying Party. Such notice by the Indemnified Party will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof, and will indicate the estimated amount, if reasonably practicable, of the Losses that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party will cooperate in good faith in such defense, provided, however, that if the Indemnifying Party is the Seller, such Indemnifying Party will not have the right to defend or direct the defense of any such Third Party Claim: (i) that is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, (ii) that seeks an injunction or other equitable relief against the Indemnified Party, (iii) if the Indemnifying Party, in the reasonable judgment of the Indemnified Party, does not have the financial resources, or may not be able, to satisfy the amount of such Third Party Claim, (iv) if the Third Party Claim, or the Indemnifying Party’s defense or direction of the defense thereof, may, in the reasonable judgment of the Indemnified Party, result in a Material Adverse Effect, or (v) unless the Indemnifying Party expressly agrees in writing to be fully responsible for all Losses relating to such Third Party Claim. If the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), the Indemnifying Party will have the right to take such action as it deems necessary to avoid, dispute, defend, appeal, or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party will have the right to participate in the defense of any Third Party Claim with counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof and the fees and disbursements of such counsel will be at the expense of the Indemnified Party, provided, however, that if, in the reasonable opinion of counsel to the Indemnified Party, either there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party or there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, then the Indemnifying Party will be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim, and seek indemnification for any and all Losses based upon, arising from, or relating to such Third Party Claim. The Seller and the Buyer will cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 7.03(c)) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

4846-4639-0869

Exhibit 2.1
Execution Version

(b)    Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party will not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) Business Days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to the provisions of Section 8.05(a), it will not agree to any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed).
(c)    Direct Claims. Any Action by an Indemnified Party on account of a Loss that does not result from a Third Party Claim (a “Direct Claim”) will be asserted by the Indemnified Party as soon as is reasonably practicable after such Indemnified Party becomes aware of such Direct Claim. No delay in or failure to give such notice will adversely affect any of the other rights or remedies of the Indemnified Party or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party to the extent that such delay or failure has not materially prejudiced the Indemnifying Party. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail and will indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. Within ten (10) Business Days after being notified of any such Direct Claim, the Indemnifying Party will notify the Indemnified Party of whether or not such Indemnifying Party disputes its liability for such Direct Claim. If the Indemnifying Party does not so notify the Indemnified Party that it disputes its liability for such Direct Claim within such ten (10) Business Day period, the Direct Claim specified by such Indemnified Party in its notice to the Indemnifying Party thereof will be conclusively deemed to be a liability of the Indemnifying Party and the Indemnifying Party will be obligated to make payment therefore according to the provisions of Section 8.06, provided, however, that, if the amount of such liability is not then determinable, the Indemnifying Party will be obligated to make payment therefor according to the provisions of Section 8.06 when the amount of such liability is agreed to by the Indemnifying Party and the Indemnified Party or is finally adjudicated.
8.06.    Payments. Once a Loss is deemed final pursuant to the last sentence of Section 8.05(c) or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party must satisfy its obligations within three (3) Business Days thereof by wire transfer of immediately available funds. Should an Indemnifying Party fail to make full payment of any such obligations within such three (3) Business Day period, any amount payable will accrue interest from and including the date of agreement or adjudication (but excluding the date such payment has been

4846-4639-0869

Exhibit 2.1
Execution Version

made) at a rate per annum equal to five percent (5%). Such interest will compound monthly and will be calculated daily on the basis of a 365-day year and the actual number of days elapsed.
8.07.    Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement will be treated by the parties hereto as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.
8.08.    Exclusive Remedies. Subject to Sections 7.03, 7.04 and 9.12, other than claims arising from fraud, criminal activity, or willful misconduct in connection with this Agreement, the Transaction Documents, or the transactions contemplated hereby or thereby, the express remedies contained in this ARTICLE VIII are intended to be the exclusive remedies of the parties to this Agreement and each party to this Agreement hereby waives, to the fullest extent permitted under Law, any and all other remedies, rights, claims, and causes of action (whether statutory, equitable, common law, or otherwise) each party may have with respect to this Agreement, the Transaction Documents, or the transactions contemplated hereby or thereby.
8.09.    Escrow Agreement.
(a)    The Escrow Amount shall be held and disbursed in accordance with the terms of this Agreement and the Escrow Agreement. The purpose for escrowing the Escrow Amount with the Escrow Agent is to provide for the availability of certain sums of money to cover Seller’s and the Selling Partners’ indemnity obligations under Section 7.08(a) or Section 8.02 that arise during the period of time commencing on the Closing Date and ending eighteen (18) months thereafter (the “Indemnity Period”). During the Indemnity Period, if a claim is timely asserted that triggers the Seller’s and the Selling Partners’ indemnity obligations under Sections 7.08(a) or 8.02, and the Seller Representative does not dispute the validity or the amount of the claim or such claim is finally adjudicated to be payable, then the Buyer and Seller Representative shall promptly deliver joint written instructions to the Escrow Agent authorizing a disbursement from the Escrow Amount in full satisfaction of the claim. Upon the expiration of the Indemnity Period, Seller Representative and Buyer shall promptly deliver joint written instructions to the Escrow Agent authorizing the Escrow Agent to release to Seller the remaining Escrow Amount that is in excess of the sum of (i) any then unsettled pending indemnification claim that was timely asserted by Buyer prior to the end of the Indemnity Period, plus (ii) the Sales Tax Exposure Amount or the Adjusted Sales Tax Exposure Amount, as applicable. After the expiration of the Indemnity Period, the Escrow Agent shall hold any remaining Escrow Amount in accordance with the terms of the Escrow Agreement until the full Escrow Amount has been disbursed in accordance with joint written instructions from Buyer and Seller Representative or pursuant to a final court order authorizing the disbursement of the remaining Escrow Amount. Any indemnification payments under this Agreement shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.
(b)    If Buyer has not received a sales Tax exemption certificate in Seller’s name (or in the name of ST Fastening Systems or a variation thereof) from one or more of Seller’s customers listed on Schedule 8.09(b) (the “Sales Tax Customers”) as of the close of the Indemnity Period, then the term of the Escrow Agreement and the Indemnity Period shall be automatically extended for a period up to an additional eighteen (18) months (the “Extended Indemnity Period”)

4846-4639-0869

Exhibit 2.1
Execution Version

as hereinafter provided. An amount equal to the lesser of (i) the remaining Escrow Amount (including the amount of any then unsettled pending indemnification claims (as described above in Section 8.09(a)(i)) or (ii) the sum of the Sales Tax Exposure Amount plus the amount of any then unsettled pending indemnification claims (as described above in Section 8.09(a)(i)), each as of the expiration date of the Indemnity Period, shall be retained in the Escrow Account to adequately protect Buyer against any sales Tax exposure that may result from the failure of Seller to collect sales, use or value added Taxes or a sales Tax exemption certificate from every Sales Tax Customer during the Sales Tax Period (the “Sales Tax Exposure Amount”).
(c)    Within thirty (30) days following the Closing, Buyer and its Representatives shall prepare and deliver to Seller Representative a spreadsheet (the “Sales Tax Spreadsheet”) listing by each Sales Tax Customer (i) the amount of revenue generated by such Sales Tax Customer during the Sales Tax Period (as evidenced by amounts invoiced to such Sales Tax Customer), (ii) the applicable sales Tax rate assessed in such Sales Tax Customer’s jurisdiction (as determined by the Sales Tax Customer’s ship-to location) (the product of the items set forth in subclause (i) and this subclause (ii) being the “Taxes Due”), (iii) the amount of any interest and penalties that may be assessed relating to such Sales Tax Customer, which shall equal twenty percent (20%) of the Taxes Due, and (iv) the amount of sales Tax exposure that may result from the failure of Seller to collect sales, use, or value added Taxes or a sales Tax exemption certificate from such Sales Tax Customer during the Sales Tax Period, which shall equal the Taxes Due plus the amount calculated pursuant to subclause (iii) (the “Sales Tax Customer Exposure Amount”). Using the Sales Tax Spreadsheet, Buyer’s CPA firm shall prepare a calculation of the Sales Tax Exposure Amount (which shall equal the aggregate Sales Tax Customer Exposure Amounts reflected on the Sales Tax Spreadsheet) as of the expiration date of the Indemnity Period and promptly provide such calculation to Seller Representative. Within twenty (20) days following receipt of such calculation by the Seller Representative, the Seller Representative will deliver written notice (a “Sales Tax Statement of Objections”) to the Buyer of any dispute the Seller Representative has with respect to the calculation of the Sales Tax Exposure Amount as of the expiration date of the Indemnity Period or content of the Sales Tax Spreadsheet. The Sales Tax Statement of Objections must describe in reasonable detail the items contained in the Sales Tax Exposure Amount calculation or the Sales Tax Spreadsheet that the Seller Representative disputes and the basis for such disputes. Any items not disputed in the Sales Tax Statement of Objections will be deemed to have been accepted by the Seller Representative. If the Seller Representative does not deliver a Sales Tax Statement of Objections with respect to the Sales Tax Exposure Amount calculation or the content of the Sales Tax Spreadsheet within such twenty (20) day period, such Sales Tax Exposure Amount calculation or the content of the Sales Tax Spreadsheet will be final, conclusive, and binding on the parties hereto. If the Seller Representative delivers a timely Sales Tax Statement of Objections, the Buyer and the Seller Representative will negotiate in good faith to resolve such objections within the period of fifteen (15) days immediately following the delivery of the Sales Tax Statement of Objections. If the Seller Representative and the Buyer, notwithstanding such good faith effort, fail to resolve such dispute within such fifteen (15) day period, then the Seller Representative and the Buyer will jointly engage the Independent Accountant to resolve such dispute, who, acting as an expert and not an arbitrator, will review only the disputed items identified in the Sales Tax Statement of Objections, and make a final determination of such disputed items and of the Sales Tax Exposure Amount calculation as of the expiration date of the Indemnity Period and the content of the Sales Tax

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Execution Version

Spreadsheet as a result of such review, which determination will be conclusive, final, and binding upon the parties hereto. In resolving any disputed item, the Independent Accountant may not assign a value to any item greater than the greatest value claimed for such item by either party or less than the smallest value claimed for such item by either party. The fees, costs, and expenses of the Independent Accountant will be apportioned between the Seller, on the one hand, and the Buyer, on the other, based upon the relative difference between the Independent Accountant’s resolution of the disputed items and the respective positions of the Seller Representative and the Buyer in respect thereof. The Independent Accountant will make a written determination as soon as practicable, but in any event within thirty (30) days after its engagement pursuant to this Section 8.09(c).
(d)    During the Extended Indemnity Period, if any, Seller Representative shall in good faith make commercially reasonable efforts to obtain sales Tax exemption certificates from every Sales Tax Customer. Seller Representative or a Representative thereof shall promptly provide to Buyer any additional sales Tax exemption certificates that Seller Representative or its Representative receives. Within ten (10) days after the close of each calendar quarter during the Extended Indemnity Period, Buyer’s CPA firm shall recalculate the Sales Tax Exposure Amount using the Sales Tax Spreadsheet, which spreadsheet shall be updated throughout the calendar quarter to remove any Sales Tax Customers from which sales Tax exemption certificates are collected during the previous calendar quarter (as revised, the “Adjusted Sales Tax Exposure Amount”), and promptly provide such recalculation to Seller Representative. If the Adjusted Sales Tax Exposure Amount reflects a reduction from such exposure amount as of the close of the Indemnity Period or the close of the previous calendar quarter, as the case may be, Seller Representative and Buyer shall jointly instruct the Escrow Agent to release to Seller from the Escrow Account the amount of such reduction. Upon the earlier of (a) Buyer’s receipt of the required sales Tax exemption certificates from every Sales Tax Customer in Seller’s name (or in the name ST Fastening or a variation thereof) or (b) the termination of the Extended Indemnity Period, Seller Representative and Buyer shall jointly instruct the Escrow Agent to release to Seller from the Escrow Account the Sales Tax Exposure Amount or any remaining Adjusted Sales Tax Exposure Amount, as the case may be. Buyer shall cooperate with Seller Representative in requesting the sales Tax exemption certificates called for in this Section 8.09(d), at Seller’s sole cost and expense (to the extent Buyer incurs any reasonable out-of-pocket costs or expenses), which cooperation shall include, without limitation, requesting a sales Tax exemption certificate in Seller’s name (or in the name “ST Fastening Systems”) each time that Buyer requests a sales Tax exemption certificate from any of the Sales Tax Customers in Buyer’s name post-Closing, and Buyer shall provide to Seller copies of all such certificates received by Buyer. Notwithstanding anything herein to the contrary, in no event shall Seller be required to increase or replenish the Escrow Amount.
(e)    This Section 8.09 shall survive the Closing.
ARTICLE IX
MISCELLANEOUS
9.01.    Seller Representative. The Seller and Selling Partners hereby irrevocably appoint the Seller Representative as agent and attorney-in-fact for the Seller and Selling Partners, for and

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Exhibit 2.1
Execution Version

on behalf of the Seller and Selling Partners, with full power and authority to represent the Seller and Selling Partners and the Seller’s and Selling Partners’ successors and assigns, as the case may be, with respect to all matters arising under this Agreement and the Transaction Documents and all actions taken by the Seller Representative under this Agreement or such Transaction Documents will be binding upon the Seller and Selling Partners and the Seller’s and Selling Partners’ successors and assigns, as the case may be, as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Seller Representative has full power and authority, on behalf of the Seller and Selling Partners and the Seller’s and Selling Partners’ successors and assigns, as the case may be, to interpret the terms and provisions of this Agreement, to dispute or fail to dispute any claim made pursuant to ARTICLE VIII or any Transaction Documents, to negotiate and compromise any dispute that may arise under this Agreement or such Transaction Documents, and to sign any releases or other documents with respect to any such dispute. The Seller and Selling Partners, as the case may be, will be deemed a party or a signatory to any agreement, document, instrument, or certificate for which the Seller Representative signs on behalf of the Seller or Selling Partners, as the case may be. All decisions, actions, and instructions by the Seller Representative, including without limitation the defense or settlement of any claims for which the Seller and Selling Partners, as the case may be, may be required to indemnify the Buyer Indemnitees pursuant to this ARTICLE VIII, will be conclusive and binding on the Seller and Selling Partners and neither the Seller nor any Selling Partner has the right to object, dissent, protest, or otherwise contest the same. The Buyer has the right to rely conclusively on the instructions and decisions of the Seller Representative as to the settlement of any claims for indemnification by the Buyer pursuant to this ARTICLE VIII, or any other actions required to be taken by the Seller Representative hereunder, and no party hereunder will have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Seller Representative. The appointment of the Seller Representative is an agency coupled with an interest and is irrevocable and any action taken by the Seller Representative pursuant to the authority granted in this Section 9.01 is effective and absolutely binding on the Seller and Selling Partners notwithstanding any contrary action of or direction from the Seller or Selling Partners, as the case may be. The death or incapacity, or dissolution or other termination of existence, of the Seller or Selling Partners, as the case may be, does not terminate the authority and agency of the Seller Representative (or successor thereto). The provisions of this Section 9.01 are binding upon the executors, heirs, legal representatives, and successors of the Seller and Selling Partners, and any references in this Agreement to the Seller or a Selling Partner, as the case may be, means and includes the successors to the Seller and Selling Partners, as the case may be, rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution, or otherwise.
9.02.    Expenses. Each of the parties will bear their respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.
9.03.    Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when dispatched by electronic facsimile transfer (with a confirmation report that the transmission was successful), (c) one (1) Business Day after having been dispatched by a nationally recognized overnight courier service, or (d) five (5) Business Days after being sent by registered

4846-4639-0869

Exhibit 2.1
Execution Version

or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address or facsimile number specified below:
If to the Seller Representative, on         Hargis Industries, LP
behalf of the Seller or any or all Selling    1419 Royal Oak Drive
Partners:                    Tyler, Texas 75703
Attention: Joe A. Hargis
E-mail: joea@hargis.com
with a copy to:                    Potter Minton
110 N. College
Tyler, Texas 75702
Attention: James L. Hedrick, Esq.
Fax: (903) 593-0846
E-mail: jimhedrick@potterminton.com

and

Tom Brown, Esq.
E-mail: tomb@brownbaumansmith.com

If to the Buyer:                The Hillman Group, Inc.
10590 Hamilton Avenue
Cincinnati, Ohio 45231
Attention: Doug Roberts, General Counsel
Fax: (513) 595-8297
E-mail: Doug.Roberts@HillmanGroup.com

with a copy to:                    Thompson Hine
312 Walnut Street, 14th Floor
Cincinnati, Ohio 45202
Attention: Frank Chaiken, Esq.
Fax: (513) 241-4771
E-mail: Frank.Chaiken@ThompsonHine.com

9.04.    Interpretation. For purposes of this Agreement, (a) the words “include”, “includes”, and “including” means “including without limitation”, (b) the word “or” is not exclusive, (c) the words “herein”, “hereof”, “hereby”, “hereto”, and “hereunder” refer to this Agreement as a whole, and (d) the singular will be deemed to include the plural and vice versa. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules, and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement, (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof, and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to

4846-4639-0869

Exhibit 2.1
Execution Version

any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to in this Agreement will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim in this Agreement, and all references to this Agreement shall also include the Schedules. Notwithstanding references to specific Schedules in ARTICLE IV and ARTICLE V, each of the representations and warranties of Seller and Selling Partners set forth in this Agreement are qualified by all of the matters disclosed on all of the Schedules, to the extent it is readily apparent from the face of such disclosures that the matters disclosed therein modify or apply to any other representations or warranty of Seller and Selling Partners, all of which are hereby fully disclosed to Buyer.
9.05.    Headings. The headings in this Agreement are for purposes of convenience only and do not affect the meaning or interpretation of this Agreement.
9.06.    Severability. If any provision of this Agreement or the application of any provision of this Agreement to any party or circumstance is, to any extent, adjudged invalid or unenforceable, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement will not be affected thereby.
9.07.    Entire Agreement. This Agreement and the Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Transaction Documents, the Exhibits, or the Schedules (other than an exception expressly set forth as such in the Schedule corresponding to such exception), the statements in the body of this Agreement will control.
9.08.    Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign its rights or obligations hereunder without the prior written consent of the other party, provided, however, that, after Closing, the Buyer may, without the prior written consent of the Seller, (a) assign all or any portion of its rights under this Agreement to one or more of its Affiliates (but such assignment will not release the Buyer from any liability or obligation under this Agreement), (b) assign all or any portion of its rights under this Agreement to a successor in interest to the Business (but such assignment will not release the Buyer from any liability or obligation under this Agreement), or (b) collaterally assign all or any portion of its rights under this Agreement to any of Buyer’s lenders (but such assignment will not release the Buyer from any liability or obligation under this Agreement).
9.09.    No Third Party Beneficiaries. Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

4846-4639-0869

Exhibit 2.1
Execution Version

9.10.    Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by the Buyer, on the one hand, and the Seller Representative, on the other hand. Except as set forth in Section 3.02(c), no waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party will operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
9.11.    Governing Law; Submission to Jurisdiction.
(a)    This Agreement will be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Texas.
(b)    Any Action arising out of or based upon this Agreement, the Transaction Documents, or the transactions contemplated hereby or thereby will be instituted in the federal courts of the United States of America or the courts of the State of Texas, in each case located in the city of Dallas and county of Dallas, and each party hereto irrevocably submits to the exclusive jurisdiction of such courts in any such Action. Service of process, summons, notice, or other document by mail to such party’s address set forth in this Agreement will be effective service of process for any Action brought in any such court. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any Action in such courts and irrevocably waive and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.
9.12.    Specific Performance. The parties hereto acknowledge that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.
9.13.    Counterparts. This Agreement may be executed in counterparts (including electronically-transmitted counterparts), each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. In the event that any signature is delivered by facsimile or e-mail PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or PDF signature page were an original thereof.
9.14.    Exhibits and Schedules. The following Exhibits and Schedules are attached hereto and made a part of this Agreement:
Exhibit A – Form of Escrow Agreement

4846-4639-0869

Exhibit 2.1
Execution Version

Exhibit B – Form of Lease Agreements

Exhibit C – Calculation of Estimated Working Capital

Exhibit D – Sample Calculation of Net Working Capital

Exhibit E – Form of Crouch Employment Agreement

Exhibit F – Form of Side Letter Agreement with the TPA

Schedule 1.1 – Real Property Leased to Seller

Schedule 2.01(a) – List of Inventory Included in Sale

Schedule 2.01(b) – List of Personal Property Included in Sale

Schedule 2.01(e) – Assumed Contracts

Schedule 2.01(n) – Acquired Benefit Plans

Schedule 2.02(g) – Contracts Excluded From Sale

Schedule 2.02(m) – Excluded Assets

Schedule 2.03(b)(xiii) – Excluded Liabilities

Schedule 2.04(b) – Distribution of Purchase Price at Closing

Schedule 2.06 – Allocation for Tax Purposes of the Purchase Price

Schedule 3.02(a)(xvii) – Required consents from third parties

Schedule 4.02 – Conflicts/consents by Selling Partners regarding execution and delivery of
Agreement and Transaction Documents

Schedule 5.01 – List of States where Seller is registered to do business

Schedule 5.02 – Outstanding Indebtedness of Seller

Schedule 5.04 – Seller’s conflicts and consents

Schedule 5.05 – Financial Statements

4846-4639-0869

Exhibit 2.1
Execution Version

Schedule 5.06 – Changes, events and conditions outside the Ordinary Course of Business since the Balance Sheet Date

Schedule 5.07 – Seller’s Material Contracts

Schedule 5.08 – Permitted Encumbrances

Schedule 5.10(b) - Real Property occupied or used by Seller

Schedule 5.11(a) – Intellectual Property

Schedule 5.11(c) – Intellectual Property Licenses material to operation of the Business

Schedule 5.11(e) – Licenses, sublicenses, and other agreements that are material to the Business and pursuant to which the Seller grants rights or authority to any Person with respect to any Intellectual Property Assets

Schedule 5.11(g) – Principal information systems (including operating systems, Software, applications, and databases) related to, used by, or held for use in connection with the Business

Schedule 5.11(h) – Seller’s Current Use of the Sealtite Intellectual Property

Schedule 5.13(a) – Top five customers

Schedule 5.13(b) – Top ten suppliers

Schedule 5.14(a) – Insurance Policies

Schedule 5.14(b) – Self-Insured/Co-Insurance

Schedule 5.15(a) – Legal Proceedings

Schedule 5.15(b) – Orders

Schedule 5.16 – List of all material Permits issued to the Seller

Schedule 5.17(b)(i) – Environmental Compliance

Schedule 5.17(b)(ii) – Environmental Permits

Schedule 5.17(d) – Release of Hazardous Materials

Schedule 5.18(a) – Seller’s Employee Benefit Plans

Schedule 5.18(a)(i) - Benefit Plan compliance

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Exhibit 2.1
Execution Version

Schedule 5.18(a)(iv) – ERISA violations

Schedule 5.18(h) – Effect of sale on employee benefits

Schedule 5.19(a) – List of Seller’s Employees

Schedule 5.19(c)(i) – Compliance with applicable employment Laws

Schedule 5.19(c)(ii) – List of Seller’s sale reps, consultants and other independent contractors

Schedule 5.20 – Related Party contracts, transactions and relationships with Seller

Schedule 5.21 – Tax Matters

Schedule 5.22 – Seller’s Broker

Schedule 6.03 – Buyer conflicts and consents

Schedule 7.01 – Excluded Employees

Schedule 8.04(h) – Purchase Price to Selling Partners

Schedule 8.09(b) – List of Sales Tax Customers

[Signature pages follow]

4846-4639-0869

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this Agreement, as of the Closing Date.

SELLER:

HARGIS INDUSTRIES, LP, acting by and Through it sole general partner, Hargis Industries #1, LLC, a Texas limited liability company

By: /s/ Joe A. Hargis
Joe A. Hargis, sole Member

[Signature Page to the Asset Purchase Agreement]

Exhibit 2.1
Execution Version

SELLING PARTNERS:

HARGIS INDUSTRIES #1, LLC, a Texas limited liability company

By: /s/ Joe A. Hargis
Joe A. Hargis, sole Member

/s/ Joe A. Hargis
JOE A. HARGIS

THE JOEDY S. HARGIS IRREVOCABLE TRUST

By: /s/ Joedy S. Hargis
Joedy S. Hargis, as trustee and on behalf of The Joedy S. Hargis Irrevocable Trust

THE JEFFREY S. HARGIS IRREVOCABLE TRUST

By: /s/ Joedy S. Hargis
Joedy S. Hargis, as trustee and on behalf of The Joedy S. Hargis Irrevocable Trust

[Signature Page to the Asset Purchase Agreement]

Exhibit 2.1
Execution Version

SELLER REPRESENTATIVE:

HARGIS INDUSTRIES #1, LLC, a Texas limited liability company

By: /s/ Joe A. Hargis
Joe A. Hargis, sole Member

[Signature Page to the Asset Purchase Agreement]

Exhibit 2.1
Execution Version

BUYER:

THE HILLMAN GROUP, INC.

By: /s/ Gregory J. Gluchowski, Jr.

Name: Gregory J. Gluchowski, Jr.

Title: President and Chief Executive Officer

[Signature Page to the Asset Purchase Agreement]

Execution Version

Exhibit A

Form of Escrow Agreement

Execution Version

ESCROW AGREEMENT

Hargis Industries, LP, a Texas limited partnership (“Hargis”), and The Hillman Group, Inc., a Delaware corporation (“Hillman”), have caused or will cause certain funds to be deposited in escrow with Prosperity Bank, a state banking corporation (“Escrow Agent”), on terms and conditions more particularly described in this Escrow Agreement (the “Agreement”). The Effective Date of this Agreement is November ___, 2017.

RECITALS

A.
Hargis is engaged in the business of designing, manufacturing, and distributing specialty fasteners, foam closure strips and other accessories to the steel-frame, post-frame, and residential building markets and related accessories (the “Business”).

B.
Of even date herewith, Hargis and Hillman, among other parties, entered into an Asset Purchase Agreement (the “Contract”) in which Hargis sold to Hillman, and Hillman purchased from Hargis, substantially all of the assets used in the Business (the “Transaction”).

C.
As a fundamental part of the Transaction, the Contract provides that as of the Closing Date, Hargis must deposit with Escrow Agent the sum of $[4,800,000.00] to cover certain of Hargis’s and the Selling Partners’ indemnity obligations, as set forth in the Contract. The Selling Partners constitute (i) Hargis Industries #1, LLC, a Texas limited liability company (“Hargis Industries”), (ii) Joe A. Hargis and (iii) Joedy S. Hargis, as trustee and on behalf of each of the Joedy S. Hargis Irrevocable Trust and the Jeffrey S. Hargis Irrevocable Trust.

D.	This Agreement is made and executed pursuant to the terms of the Contract.

E.	All capitalized terms not defined in this Agreement shall have the meaning as ascribed to that term in the Contract.
NOW, THEREFORE, in consideration of the premises, the undersigned hereby agree as follows:

ARTICLE I
TERMS AND CONDITIONS

1.1 Establishment of Fund. As of the Effective Date, Hargis has deposited with the Escrow Agent the sum of $4,800,000.00 (such sum, or the balance thereof remaining from time to time being referred to herein as the “Fund”). The Fund shall be held by Escrow Agent and disbursed in accordance with the terms and provisions of this Agreement.

Execution Version

1.2 Treatment of Fund. The monies constituting the Fund shall be deposited in a segregated account pursuant to the terms of this Escrow Agreement. Such account shall be invested as set forth below in Section 1.3 until disbursed as provided in this Escrow Agreement.

1.3 Investment of Fund. The Escrow Agent shall invest the Fund in a money market fund, or as otherwise directed in writing by both Hargis Industries, as the Seller Representative representing Hargis and the Selling Partners, and Hillman (the “Seller Representative”). Escrow Agent will provide quarterly periodic statements to the Seller Representative and Hillman reflecting transactions executed on behalf of the Fund, as well as all principal and income transactions for the statement period. Escrow Agent shall have the right to liquidate any investments held in order to make required disbursements under this Escrow Agreement. Escrow Agent shall have no liability for any loss sustained as a result of any investment made pursuant to the instructions of the Seller Representative and Hillman or as a result of any investment prior to its maturity.

1.4 Escrow Disbursement Procedure and Payment Instruction.

(a)     The Fund, together with all earnings thereon shall become and remain a part of the Fund, shall be held and disbursed in accordance with the terms of this Escrow Agreement as set out in this Section 1.4. The Escrow Agent shall only make disbursements from the Fund if directed to do so in accordance with joint written instructions executed by both Hillman and the Seller Representative, or in accordance with a final court order authorizing the Escrow Agent to make disbursements from the Fund. Except as set forth in the previous sentence, Escrow Agent shall not make any disbursements from the Fund. If Escrow Agent receives joint written instructions from the Seller Representative and Hillman or a final court order authorizing a disbursement from the Fund, then Escrow Agent shall make a disbursement from the Fund in strict compliance with the joint written instructions or final court order.

(b)    The parties each acknowledge that Escrow Agent is authorized to use the following wire transfer instructions to make disbursements as required by Section 1.4(a).

If to Seller Representative to:

Bank Name:    Prosperity Bank
Bank Address:

ABA Number:    113122655
Account Name:    Hargis Industries, LP
Account Number:    216151319

Execution Version

If to Hillman to:

Bank Name:    PNC Bank
Bank Address:    201 E. 5th Street
Cincinnati, OH 45202
ABA Number:    031207607
Account Name:    The Hillman Group, Inc.
Account Number:    8012463498

1.5 Termination. This Escrow Agreement shall terminate upon the disbursement of the balance of the Fund in accordance with the provisions of Section 1.4(a) hereof.

ARTICLE II
PROVISIONS AS TO ESCROW AGENT

2.1 Limitation of Escrow Agent’s Capacity

A.    This Escrow Agreement expressly and exclusively sets forth the duties of Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the other parties hereto in connection with the subject matter of this escrow, and no other agreement entered into between the parties, or any of them shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with Escrow Agent or the Escrow Agent may have knowledge thereof, and Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement.

B.    Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, for the form of execution thereof, or for the identity or authority of any person executing or depositing such subject matter. Escrow Agent shall be under no duty to investigate or inquire as to the validity or accuracy of any document, agreement, joint written instruction, final court order or request furnished to it hereunder believed by it to be genuine and Escrow Agent may rely and act on, and shall not be liable for acting or not acting upon, any such document, agreement, joint written instruction, final court order or request, except to the extent of Escrow Agent’s gross negligence or willful misconduct. Escrow Agent shall in no way be responsible for notifying, nor shall it be its duty to notify, any party hereto or any other party interested in this Escrow Agreement or any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited herewith.

2.2 Authority to Act.

Execution Version

A.    Escrow Agent is hereby authorized and directed by the undersigned to deliver the subject matter of this Escrow Agreement and to make disbursements of the Fund only in accordance with the provisions of Article I of this Escrow Agreement.

B.    Escrow Agent shall be protected in acting upon any joint written instructions, final court order, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Escrow Agreement and items amending the terms of this Escrow Agreement.

C.Escrow Agent may consult with legal counsel at the joint and several cost and expenses of the undersigned (other than Escrow Agent) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel.

D.In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the matter covered by this Escrow Agreement, or in the event that Escrow Agent, in good faith, be in doubt as to what action it should take here under. Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, Escrow Agent shall not be or be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, Escrow Agent may in its discretion obey the order, judgment, decree, or levy of any court, whether with or without jurisdiction or of any agency of the United States or any political subdivision thereof, or of any agency of the state of TEXAS or of any political subdivision thereof, and Escrow Agent is hereby authorized in its sole discretion, to comply with and obey any such orders, judgments, decrees, or liveries. The right of Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

E.In the event that any controversy should arise among the parties with respect to the Escrow Agreement, or should the Escrow Agent resign and the parties fail to select another Escrow Agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties.
2.3 Compensation. As compensation for Escrow Agent’s services under this Agreement, Escrow Agent shall be entitled to $1,500.00 each year, and such fees will be deducted from the Fund upon the commencement of the escrow and on each anniversary, if any, of the date thereof.

2.4 Indemnification. The parties to this Escrow Agreement (other than Escrow Agent) hereby jointly and severally agree to indemnify and hold Escrow Agent, its affiliates and their officers,

Execution Version

employees, successors, assigns, attorneys and agents (each an “Indemnified Party”) harmless from all losses, costs, claims, demands, expenses, damages, penalties and attorney’s fees suffered or incurred by any Indemnified Party or Escrow Agent as a result of anything which it may do or refrain from doing in connection with this Escrow Agreement or any litigation or cause of action arising from or in conjunction with this Escrow Agreement or involving the subject matter hereof or Escrow Funds or monies deposited here under or for any interest upon such monies, including, without limitation, arising out of negligence of Escrow Agent; provided that the foregoing indemnification shall not extend to the gross negligence or willful misconduct of Escrow Agent. This Indemnity shall include, but not be limited to, all costs incurred in conjunction with any interpleader which the Escrow Agent may enter into regarding this Escrow Agreement.

2.5 Miscellaneous

A.    Escrow Agent hereby acknowledges receipt of the Fund, and agrees to immediately deposit the Fund as provided in Section 1.3 above.

B.Escrow Agent may resign at any time by giving 30 days prior written notice to the parties hereto, whereupon the parties hereto will immediately appoint a successor Escrow Agent. Until a successor Escrow Agent has been named and accepts its appointment or until another disposition of the subject matter of this Escrow Agreement has been agreed upon by all parties hereto, Escrow Agent shall remain the Escrow Agent.

C.All representations, covenants, and indemnifications contained in this Article II shall survive the termination of this Escrow Agreement.

ARTICLE III
GENERAL PROVISIONS

3.1 Discharge of Escrow Agent. Upon the delivery of all of the subject matter or monies pursuant to the terms of this Escrow Agreement, the duties of Escrow Agent shall terminate and Escrow Agent shall be discharged from any further obligation hereunder.

3.2 Escrow Instructions. All directions or instructions will be required in writing from each of the Seller Representative and Hillman, such directions or instructions may be signed in counterpart. Attached hereto as Schedule I (the “Security Schedule”) is a list of authorized signatories (with signature identification) and phone numbers for each of the parties to this Agreement (other than the Escrow Agent). The authorized signatures and the persons and telephone numbers may be changed only in a writing actually received and acknowledged by the Escrow Agent, and in the case of an addition of an authorized signatory, accompanied by an incumbency certificate with signature identification certified by an existing authorized signatory. Such officer shall deliver to the Escrow Agent a fully executed incumbency certificate certified by an existing authorized signatory, and afterwards the Escrow Agent may rely upon the confirmation of anyone purporting to be such officer.

Execution Version

3.3 Notice. Any payment, notice, request for consent, report, joint instructions or any other communication required or permitted in this Escrow Agreement shall be in writing and shall be deemed to have been given when personally delivered to the party hereunder specified or when placed in the United States mail, registered or certified, with return receipt requested, postage prepaid and addressed as follows:

If to Escrow Agent:
PROSPERITY BANK
7400 Preston Road
Plano, TX 75024
Attn: Wendy Scribner

If to Seller Representative:
Hargis Industries #1, LLC
1480 Royal Oak Drive
Tyler, Texas 75703
Attn: Joe Hargis

With a copy to:
Potter Minton
110 N. College
Tyler, Texas 75702
Attn: James L. Hedrick
E-mail: jimhedrick@potterminton.com

If to Hillman:
The Hillman Group, Inc.
10590 Hamilton Avenue
Cincinnati, Ohio 45231
Attn: Doug Roberts, General Counsel
Email: Doug.Roberts@HillmanGroup.com

With a copy to:
Thompson Hine
312 Walnut Street, 14th Floor
Cincinnati, Ohio 45202
Attention: Frank Chaiken, Esq.
Email: Frank.Chaiken@ThompsonHine.com

Any party may unilaterally designate a different address by giving notice of each such change in the manner specified above to each other party. Notwithstanding the foregoing, no notice to the Escrow Agent shall be deemed given to or received by the Escrow Agent unless actually delivered to an officer of the Escrow Agent having responsibility under this Escrow Agreement. No notice to the Seller Representative or Hillman shall be deemed effective unless a copy is also delivered to counsel for the Seller Representative or Hillman in accordance with this Section 3.3.

Execution Version

3.4 Governing Law. This Escrow Agreement is being made in and is intended to be constructed according to the laws of the state of TEXAS. It shall inure to and be binding upon the parties hereto and their respective successor, heirs and assigns.

3.5 Construction. Words used in the singular number may include the plural and the plural may include the singular. The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Escrow Agreement.

3.6 Amendment. The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by each of the undersigned and Escrow Agent.

3.7 Force Majeure. Escrow Agent shall not be liable to the undersigned for any loss or damage arising out of any acts of God, strikes, equipment or transmission failure, war, terrorism, or any other act or circumstance beyond the reasonable control of Escrow Agent.

3.8 Written Agreement. This Escrow Agreement represents the final agreement between the parties, and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements or the parties. There are no unwritten oral agreements between the parties.

3.9 Legal Fees. As between Hillman and the Seller Representative, in the event legal action is commenced between the Seller Representative and Hillman to enforce or interpret the terms of this Agreement, the prevailing party in such action will be entitled to receive from the other party its reasonable attorneys’ fees and court costs actually incurred, as determined by the court in which the action is brought. Provided, however, if the legal action is commenced due to one party wrongfully refusing to authorize a disbursement from the Fund, then the party who is found by the court to have wrongfully withheld consent to the disbursement shall be liable to the other party and to the Escrow Agent for all reasonable attorneys’ fees and court costs actually incurred, as determined by the court in which the action is brought.

SIGNATURE PAGE – ESCROW AGREEMENT

EXECUTED as of the dates set forth below and effective as of the Effective Date.

Date:                         THE SELLER REPRESENTATIVE

Hargis Industries #1, LLC, a Texas limited liability company

By:
Joe A. Hargis, sole Member

Date:                         THE HILLMAN GROUP, INC.

By:

Name: ______________________________

Title: _______________________________

PROSPERITY BANK, Escrow Agent, hereby accepts its appointment as Escrow Agent as described in the foregoing Escrow Agreement, subject to the terms and conditions set forth therein.

PROSPERITY BANK

Date:                             By:
Name:         Wendy Scribner
Title:     Senior Vice President, Trust Officer

SCHEDULE 1

(Security Schedule)

Authorized signatories for the Seller Representative :

Joe A. Hargis                Signature:__________________________________

Phone Number: _____________________________

Joedy S. Hargis                Signature: __________________________________

Phone Number: _____________________________

Authorized signatories for Hillman:

____________________________    Signature: ___________________________________

Phone Number: ________________________________

___________________________    Signature: ____________________________________

Phone Number: ________________________________

____________________________ Signature: ____________________________________

Phone Number: ________________________________

Exhibit B

Form of Lease Agreements
(for Real Property in Tyler, Texas)

Industrial Lease

1.	BASIC INFORMATION

1.1    Date:        November 8, 2017

1.2 Landlord:	HARGIS INDUSTRIES, LP, a Texas limited partnership, acting by and through its General Partner, HARGIS INDUSTRIES #1, LLC, a Texas
Limited Liability Company

1.3    Landlord's Address:

Attention: Joe A. Hargis
1419 Royal Oak Drive
Tyler, TX 75703

1.4 Tenant:	THE HILLMAN GROUP, INC., a Delaware Corporation

1.5    Tenant's Address:

10590 Hamilton Avenue
Cincinnati, OH 45231

1.6    Premises

Landlord's land, buildings, improvements, and parking area located at 6357 Reynolds Road, Tyler, Texas 75708, and as more particularly described on the attached Exhibit A.

1.7    Term (months):    Sixty (60)

1.7(a)    Commencement Date:    November 8, 2017

1.7(b)    Termination Date:        November 7, 2022

1.8 Base Rental (annual):	$227,610.00, to be paid in equal monthly installments of $18,967.50 as “Base Rental”, on the first day of the month.

1.9 Security Deposit:	N/A

1.10 Permitted Use/Purpose:	Solely for the operation of a Manufacturing business,

warehouse storage, distribution, and related activities.

2.0    INSURANCE

2.1    Tenant's Insurance:        Tenant shall provide all of such general liability coverage as Landlord shall require and as required by the Insurance
Addendum attached as Exhibit “B”. All such insurance                         shall be an expense of the Tenant and if paid in advance by the Landlord, payable by Tenant upon request.

2.2    Landlord's Insurance:    Landlord shall provide, at Tenant’s expense, all of such
general liability coverage as required by Insurance
Addendum attached as Exhibit “B”. All such insurance shall be an expense of the Tenant and if paid in advance by the Landlord, payable by Tenant upon request.

3.0    DEFINITIONS

3.1.    "Agent" means agents, contractors, employees, licensees, and, to the extent under the control of the principal, invitees.

3.2.    "Essential Services" means utility connections reasonably necessary for occupancy of the Premises for the Permitted Use.

3.3.    "Injury" means (a) harm to or impairment or loss of property or its use, (b) harm to or death of a person, or (c) "personal injury" as defined in the form of liability insurance Tenant is required to maintain.

3.4.    “Landlord” means Landlord and its agents, employees, invitees, licensees, or visitors.

3.5.    "Lienholder" means the holder of a deed of trust covering the Premises.

3.6.    "Rent" means Base Rent plus any other amounts of money payable by Tenant to Landlord.

3.7.    “Tenant” means Tenant and its assigns, contractors, employees, invitees, licensees, or visitors.

4.0    TENANT’S OBLIGATIONS

Tenant agrees to-

4.1    Lease the Premises for the entire Term beginning on the Commencement Date and ending on the Termination Date, subject to an extended term as provided herein.

4.2    Accept the Premises in their present condition "AS IS," the Premises being currently suitable for the Permitted Use.

4.3    Obey (i) all applicable laws relating to the use, condition, and occupancy of the Premises and Building; (ii) any requirements imposed by utility companies serving or insurance companies covering the Premises or Building; and (iii) any rules and regulations for the Building (s) and its premises that may be reasonably adopted by Landlord.

4.4    Pay monthly, in advance, on the first day of the month, the Base Rent to Landlord at Landlord's Address.

4.5    Pay a late charge of $200.00 of any Rent not received by Landlord by the fifth (5th) day after it is due.

4.6    Reimburse Landlord within thirty (30) days of receipt, for all real property taxes and insurance paid on the Premises.

4.6(a)    Notwithstanding any term or provision herein contained to the contrary, Tenant shall be liable for and shall pay, before delinquent, all taxes levied or assessed against or for leasehold improvements to the Premises, fixtures, lighting fixtures, merchandise, equipment, interior partitions, heating, cooling or ventilating equipment located within or for only the Premises, any interior improvement or other property situated or installed in or upon the Premises, whether or not affixed to the Premises, and any such tax attributable to the Premises or improvements by or for the benefit of Tenant upon the Premises, including, but not limited to, the building itself. In the event that the taxing authority shall at any time during the term of this Lease assess any of the above-described property against the Premises, the taxes thus assessed shall be paid by Tenant to Landlord or the taxing authority with a copy to Landlord no later than twenty (20) calendar days prior to their due date to the taxing authority.

4.7    Obtain and pay for all utility services of whatever kind, including but not limited to, water, gas, electricity, and refuse services used by Tenant.

4.8    Submit to Landlord, a request for any modifications or improvements to the Premises.

4.9    Allow Landlord to enter the Premises to perform Landlord's obligations, inspect the Premises, and show the Premises to prospective purchasers or tenants.

4.10    Repair, replace, and maintain any and all parts of the building(s) and its Premises that Landlord is not obligated to repair, replace, or maintain, reasonable wear excepted.

4.11    Keep the sidewalks, service ways, and loading areas adjacent to the Premises clean and unobstructed.

4.12    Submit in writing to Landlord any request for repairs, replacement, and maintenance that are the obligations of Landlord.

4.13    [Reserved]

4.14    Vacate the Premises and return all keys to the Premises on the last day of the Term.

4.15    Pay all costs caused by Tenant's introduction of materials into the sanitary sewer system, and indemnify Landlord from any liability as to Tenant’s violation of any local, state or federal law as to disposal of materials.

4.16    If applicable for Tenant’s purposes, install and maintain any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps, or other devices required by law or any change in law, for the Permitted Use of the sanitary sewer system.

4.17     Following ten (10) business days prior written request, execute an estoppel certificate that states the Commencement Date and Termination Date of the lease, identifies any amendments to the lease, describes any rights to extend the Term or purchase rights, lists defaults by Landlord, and provides, to Tenant’s actual knowledge, any other information reasonably requested.

4.18    INDEMNIFY, DEFEND, AND HOLD LANDLORD HARMLESS FROM ANY INJURY (AND ANY RESULTING OR RELATED CLAIM, ACTION, LOSS, LIABILITY, OR REASONABLE EXPENSE, INCLUDING ATTORNEY'S FEES AND OTHER FEES AND COURT AND OTHER COSTS) OCCURRING IN ANY PORTION OF THE PREMISES. THE INDEMNITY CONTAINED IN THIS PARAGRAPH (i) IS SUBJECT TO THE WAIVER OF SUBROGATION CONTAINED IN SECTION 6.4 HEREIN, (ii) WILL NOT BE LIMITED BY COMPARATIVE NEGLIGENCE STATUTES OR DAMAGES PAID UNDER THE WORKERS' COMPENSATION ACT OR SIMILAR EMPLOYEE BENEFIT ACTS, (iii) WILL SURVIVE THE END OF THE TERM, AND (iv) WILL APPLY EVEN IF AN INJURY IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF LANDLORD BUT WILL NOT APPLY TO THE EXTENT AN INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR THOSE ACTING ON ITS BEHALF.

Tenant agrees not to-

4.19     Use the Premises for any purpose other than the Permitted Use.

4.20    Create a nuisance.

4.21    Interfere with Landlord's management of the Premises.

4.22    Permit any waste.

4.23    Use the Premises in any way that would increase insurance premiums or void insurance on the Premises.

4.24    Change Landlord's lock or security system without written permission of Landlord.

4.25    Alter the Premises, without express written permission from Landlord; provided, however, that Tenant may make non-structural alterations to the Premises in an amount of up to $100,000.00 in any calendar year without Landlord’s written consent.

4.26    Allow a lien to be placed on the Premises.

4.27    Assign this lease or sublease any portion of the Premises without Landlord's written consent. Notwithstanding anything in the Lease to the contrary, Lessee may, without Lessor’s approval, assign this Lease or sublease the Premises, in whole or in part, to any parent, affiliate, or subsidiary of Lessee, or in connection with a merger or consolidation of Lessee, or to an entity that has purchased all or substantially all of Lessee’s assets. The term “affiliate” means any person or entity directly or indirectly controlling, controlled by, or under common control with Lessee. For purposes hereof, “control” shall be deemed to be ownership of not less than 50% of all of the voting stock of a corporation or not less than 50% of the legal and equitable interest in any other business entity if Lessee is not a corporation.

4.28    Use the roof on the Premises.

4.29     Place any signs on the Premises without Landlord's written consent, which will not be unreasonably withheld.

4.30    Tenant shall not erect or maintain upon the Premises any signs, advertisements or notices unless: (i) such signs, advertisements and notices are installed according to all laws and ordinances of the City of Tyler and of the State of Texas and any applicable restrictive covenants or rules and regulations or design criteria imposed by Landlord upon the Premises; and (ii) Tenant shall have first obtained the written approval of Landlord as to the size, design, color and location of such sign, advertisement and notice, such approval not to be unreasonably withheld, conditioned, or delayed. Tenant shall be responsible for all damage to the Premises resulting from the installation, maintenance and removal of such signs, advertisements and notices.

4.31    Remove any fixtures, except for Tenant’s trade fixtures.
5.0    LANDLORD’S OBLIGATIONS

Landlord agrees to-

5.1    Lease to Tenant the Premises for the entire Term beginning on the Commencement Date and ending on the Termination Date, subject to an agreement as to extension in accordance with the terms as described on Exhibit “C”, Option(s) to Renew.

5.2    Obey all applicable laws with respect to Landlord's operation of the Building and conduct on the Premises.

5.3    Repair, replace, and maintain the (i) roof, (ii) foundation, and (iii) structural soundness of the exterior walls, excluding windows, window glass, plate glass, and doors.

5.4    Return the Security Deposit to Tenant, less itemized deductions, if any, within sixty (60) days after last day of the Term.

5.5    INDEMNIFY, DEFEND, AND HOLD TENANT HARMLESS FROM ANY INJURY AND ANY RESULTING OR RELATED CLAIM, ACTION, LOSS, LIABILITY, OR REASONABLE EXPENSE, INCLUDING ATTORNEY'S FEES AND OTHER FEES AND COURT AND OTHER COSTS, OCCURRING IN ANY PORTION OF THE BUILDING or PREMISES. THE INDEMNITY CONTAINED IN THIS PARAGRAPH (i) IS SUBJECT TO THE WAIVER OF SUBROGATION CONTAINED IN SECTION 6.4 HEREIN, (ii) WILL NOT BE LIMITED BY COMPARATIVE NEGLIGENCE STATUTES OR DAMAGES PAID UNDER THE WORKERS' COMPENSATION ACT OR SIMILAR EMPLOYEE BENEFIT ACTS, (iii) WILL SURVIVE THE END OF THE TERM, AND (iv) WILL APPLY EVEN IF AN INJURY IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF TENANT BUT WILL NOT APPLY TO THE EXTENT AN INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR THOSE ACTING ON ITS BEHALF.

Landlord agrees not to-

5.6    Interfere with Tenant's possession of the Premises as long as Tenant is not in default beyond any applicable notice and cure periods provided for in this Lease.

5.7    Unreasonably withhold consent to a proposed assignment or sublease if such assignee or subtenant is creditworthy in the reasonable discretion and judgment of Landlord.

6.0    GENERAL PROVISIONS

Landlord and Tenant agree to the following:

6.1    Alterations. Any physical additions or improvements to the Premises made by Tenant will become the property of Landlord. Landlord may require that Tenant, at the end of the Term and at Tenant's expense, remove any physical additions and improvements, repair any alterations, and restore the Premises to the condition existing at the Commencement Date, normal wear and tear, casualty and Landlord’s obligations under this Lease excepted.

6.2    Abatement. Tenant's covenant to pay Rent and Landlord's covenants are independent. Except as otherwise provided for in this Lease, Tenant will not be entitled to abate Rent for any reason.

6.3    Insurance. Tenant and Landlord will maintain the respective insurance coverages described in the attached Insurance Addendum or Exhibits.

6.4    Release of Claims/Subrogation. LANDLORD AND TENANT RELEASE EACH OTHER AND LIENHOLDER FROM ALL CLAIMS OR LIABILITIES FOR DAMAGE TO THE PREMISES OR BUILDING, DAMAGE TO OR LOSS OF PERSONAL PROPERTY WITHIN THE BUILDING, AND LOSS OF BUSINESS OR REVENUES THAT ARE COVERED BY THE RELEASING PARTY'S PROPERTY INSURANCE OR THAT WOULD HAVE BEEN COVERED BY THE REQUIRED INSURANCE IF THE PARTY FAILS TO MAINTAIN THE PROPERTY COVERAGES REQUIRED BY THIS LEASE. THE PARTY INCURRING THE DAMAGE OR LOSS WILL BE RESPONSIBLE FOR ANY DEDUCTIBLE OR SELF-INSURED RETENTION UNDER ITS PROPERTY INSURANCE. LANDLORD AND TENANT WILL NOTIFY THE ISSUING PROPERTY INSURANCE COMPANIES OF THE RELEASE SET FORTH IN THIS PARAGRAPH AND WILL HAVE THE PROPERTY INSURANCE POLICIES ENDORSED, IF NECESSARY, TO PREVENT INVALIDATION OF COVERAGE. THIS RELEASE WILL NOT APPLY IF IT INVALIDATES THE PROPERTY INSURANCE COVERAGE OF THE RELEASING PARTY. THE RELEASE IN THIS PARAGRAPH WILL APPLY EVEN IF THE DAMAGE OR LOSS IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF THE RELEASED PARTY BUT WILL NOT APPLY TO THE EXTENT THE DAMAGE OR LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEASED PARTY.

6.5    Casualty/Total or Partial Destruction. If the Premises are damaged by fire or other elements as a result of Tenant’s business operations, Tenant will be responsible for repairing or rebuilding the leasehold improvements: Building standard leasehold improvements are all partitions, walls, ceiling systems, wiring, light fixtures, floors, finishes, wall coverings, floor coverings, signs, doors, hardware, windows, window coverings, plumbing, heating, ventilating, and air-conditioning equipment, and other improvements preselected by Landlord for use throughout the Building.

6.6    If the Premises are damaged by casualty and can be restored within ninety days, Landlord will, at its expense, restore the roof, foundation, slab, floor (but not floor coverings) and other structural elements of the Premises and any leasehold improvements within the Premises that are not within Tenant's Rebuilding Obligations to substantially the same condition that existed before the casualty and Tenant will, at its expense, replace any of its damaged furniture, fixtures, and personal property and restore any leasehold improvements that are within Tenant’s Rebuilding Obligations, at Tenant’s expense. If Landlord fails to complete the portion of the restoration for which Landlord is responsible within ninety days from the date of written notification by Tenant to Landlord of the casualty, Tenant may terminate this lease by written notice delivered to Landlord before Landlord completes Landlord's restoration obligations.

6.7    If Landlord cannot complete the portion of the restoration for which Landlord is responsible within ninety days, Landlord has an option to restore the Premises. If Landlord chooses not to restore, this lease will terminate. If Landlord chooses to restore, Landlord will notify Tenant in writing of the estimated time to restore and give Tenant an option to terminate this lease by notifying Landlord in writing within ten days from receipt of Landlord's estimate. If Tenant does not notify Landlord timely of Tenant's election to terminate this lease, the Lease will continue and Landlord will restore the Premises as provided in 6.6 above.

6.8    To the extent the Premises are untenantable after the casualty, the Rent will be adjusted as may be fair and reasonable.

6.9    Condemnation/Substantial or Partial Taking. If the Premises cannot be used for the purposes contemplated by this Lease because of condemnation or purchase in lieu of condemnation, this lease will terminate.

6.10    If there is a condemnation or purchase in lieu of condemnation and this Lease is not terminated, Landlord will, at Landlord's expense, restore the Premises, and the Rent payable during the unexpired portion of the Term will be adjusted as may be fair and reasonable.

6.11    Tenant will have no claim to the condemnation award or proceeds in lieu of condemnation.

7.0    SECURITY INTERESTS/DEFAULTS

7.1    [Reserved]

7.2    Default by Landlord/Events. Defaults by Landlord are failing to comply with any provision of this Lease within thirty days after written notice and failing to provide access to Essential Services to Tenant within ten days after written notice.

7.3    Default by Landlord/Tenant's Remedies. See Exhibit D, attached hereto and incorporated herein by reference.

7.4    Default by Tenant/Events. See Exhibit D, attached hereto and incorporated herein by reference.

7.5    Default by Tenant/Landlord's Remedies. See Exhibit D, attached hereto and incorporated herein by reference.

7.6    Default/Waiver/Mitigation. It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this lease does not preclude pursuit of other remedies in this lease or provided by applicable law. Landlord and Tenant have a duty to use commercially reasonable efforts mitigate damages.

7.7    [Reserved]

7.8    Holdover. If Tenant does not vacate the Premises following termination of this lease, Tenant will become a tenant at will and must vacate the Premises on receipt of notice from Landlord. No holding over by Tenant, whether with or without the consent of Landlord, will extend the Term.

7.9    Alternative Dispute Resolution. Landlord and Tenant agree to mediate in good faith before filing a suit for damages, except for Landlord’s failure to allow access for Essential Services as provided in paragraph 7.2. Any controversy, dispute or disagreement arising out of or relating to this Lease or the breach of this Lease shall be submitted to mediation using a neutral third party to be chosen by Landlord and Tenant. If mediation does not resolve the controversy, dispute or disagreement within thirty (30) days, the parties may submit the controversy, dispute, or disagreement to binding arbitration, which shall be conducted in the City of Tyler, Texas in accordance with the Dispute Resolution Service Rules of Procedure for Arbitration, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.

7.10    Attorney's Fees. If either party retains an attorney to enforce this lease, the party prevailing in litigation is entitled to recover reasonable attorney's fees and other fees and court and other costs.

7.11    Landlord’s Liability.     If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord under this Lease, Tenant shall be limited for the satisfaction of such money judgment solely to Landlord's interest in the Premises or any proceeds arising from the sale thereof, or insurance proceeds, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of such money judgment.

7.12    Venue. Exclusive venue is in Smith County, Texas.

8.0    NOTICES

All notices and other communications given, authorized or required hereunder shall be in writing and shall be given by personal delivery, mailing the same by certified or registered mail, return receipt requested, postage prepaid, by telecopy with written confirmation of receipt, or causing same to be delivered by prepaid overnight carrier with receipt to the parties at their addresses set forth above, and in the case of Tenant, after the Commencement Date, also to the Premises, or in either case, to such other person or at such other address as either party may hereafter designate by notice to the other party. All such notices and other communications to Landlord shall also be so given to:

Joe A. Hargis
1419 Royal Oak Dr.
Tyler, TX 75703

With a copy to:

Tom J. Brown
Brown, Bauman & Smith,
A Professional Corporation
400 E. Fifth St.
Tyler, TX 75701

All such notices and other communications to Tenant shall also be so given to:

The Hillman Group, Inc.
10590 Hamilton Avenue
Cincinnati, Ohio 45231
Attention: General Counsel

With a copy to:

Thompson Hine
312 Walnut Street, Suite 1400
Cincinnati, Ohio 45202
Attention: Emma Off

Any such notices and other communications given by other means shall not be effective. The date of actual receipt of a notice shall be deemed the date of service of notice; provided, however, that, in the event that an addressee refuses to accept delivery or acknowledge receipt, then notice shall be deemed to have been served on the earlier of the date of hand delivery, the next business day in the case of delivery by overnight carrier, or five (5) calendar days after the date mailed.

9.0    MISCELLANEOUS

9.1    Entire Agreement. This lease, together with the attached exhibits and addendums, is the entire agreement of the parties with respect to the matters made the subject of this lease; and there are no oral representations, warranties, agreements, or promises pertaining to this lease or to any expressly mentioned exhibits and addendums not incorporated in writing in this lease.

9.2    Amendment of Lease. This lease may be amended only by an instrument in writing signed by Landlord and Tenant.

9.3    Limitation of Warranties. THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES THAT EXTEND BEYOND THOSE EXPRESSLY STATED IN THIS LEASE.

9.4    Abandoned Property. Landlord may retain, destroy, or dispose of any property abandoned by Tenant in the Premises at the end of the Term.

9.5    Recording of Lease. The parties agree that this Lease shall not be recorded, but Landlord and Tenant hereby agree, upon request of either party, to enter into a Memorandum of Lease in the form attached as Exhibit “E”, setting forth the actual date of commencement and the actual date of termination of this Lease and such other provisions, except rental provisions, with respect to this Lease as will put on notice any third party of the existence of this Lease. Such notice shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease. Tenant shall have the right to record the memorandum of lease at its sole cost and expense, provided, however, that prior to such recording, Tenant shall have executed and delivered to Landlord an instrument in recordable form, reasonably satisfactory to Landlord, certifying that this Lease has expired or terminated to be held in trust by Landlord pending expiration or earlier termination of this Lease. Such instrument may be recorded by Landlord upon the termination or expiration of this Lease. Tenant hereby constitutes and appoints Landlord Tenant's attorney in fact to execute any such instrument for and on behalf of Tenant, if Tenant has not executed and delivered such instrument as and when required hereunder.

9.6 No Broker. Tenant represents that the Premises were not presented to it or to any person representing it by any broker or other person, and that no broker or person was involved in the leasing of the Premises, and warrants that no other claim for commission for such leasing shall be presented to Landlord and Tenant shall indemnify and hold harmless Landlord from any such other claims and any legal fees incidental thereto. Landlord represents that no broker or person was involved in the leasing of the Premises to Tenant and warrants that no claim for commission for such leasing shall be presented to Tenant and Landlord shall indemnify and hold harmless Tenant from any such other claims and any legal fees incidental thereto.

9.7     Environmental. Tenant will comply with all applicable Environmental Laws in connection with Tenants use of the Premises during the term of the Lease and will not use, and will cause each of the Tenant Group not to use, the Premises at any time in such a manner as to cause a violation of Environmental Law and Tenant agrees that no such violation will be created by the removal of any Hazardous Materials from the Premises by any of the Tenant Group.

9.8    Indemnity. Tenant further agrees, in addition to the foregoing and not in limitation thereof, to indemnify, defend and hold harmless Landlord from and against any and all claims, demands, liabilities, costs, expense, penalties, damages and losses, including, without limitation, attorneys' fees, as incurred, (payable quarterly upon written demand) resulting from or related to a violation by any of the Tenant Group of any Environmental Law in connection with the Premises including, but not limited to, any claim for personal injury or property damage arising from any such violation of any Environmental Law asserted by third parties against Landlord, any liabilities sustained or incurred by Landlord for the containment, removal, remedy, cleanup or abatement of any contamination arising from Tenant’s violation of any Environmental Law or any breach by any of the Tenant Group of the terms and conditions of this covenant and agreement. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all claims, demands, liabilities, costs, expense, penalties, damages and losses, including, without limitation, attorneys' fees, as incurred, (payable quarterly upon written demand) resulting from or related to a violation by Landlord or those acting on its behalf of any Environmental Law in connection with the Premises including, but not limited to, any claim for personal injury or property damage arising from any such violation of any Environmental Law asserted by third parties against Tenant, any liabilities sustained or incurred by Tenant for the containment, removal, remedy, cleanup or abatement of any contamination arising from Landlord’s (or those acting on its behalf) violation of any Environmental Law or any breach by Landlord of the terms and conditions of this covenant and agreement.

9.9    Extension Option. Tenant has the option to extend the Term as provided subject to an agreement as to extension in accordance with the terms as described on Exhibit “C”, Option(s) to Renew.

9.10    Security. Landlord shall not be responsible for security at, in, or about the Premises.

9.11    [Reserved]

9.12     Execution and Counterparts. This Lease may be executed in one or more counterparts, all of which shall constitute but one agreement. Signature pages transmitted electronically, by .pdf, or by facsimile shall be deemed originals.

9.13     Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent.

9.14    Non-Disturbance. Provided that Tenant is not in default under this Lease beyond any applicable notice and cure periods provided for in this Lease, Tenant’s use and occupancy of the Premises and all of Tenant’s remaining rights under this Lease shall not be disturbed.

HARGIS INDUSTRIES, LP, a Texas limited
partnership, acting by and through its general
partner, HARGIS INDUSTRIES #1, LLC, a Texas
Limited Liability Company,

________________________________________
JOE A. HARGIS, sole Member

THE HILLMAN GROUP, INC., a Delaware corporation,

By:
Name:
Title:

[Signature page to 6357 Reynolds Road. Lease Agreement]

EXHIBIT “A”
DESCRIPTION OF PREMISES

EXHIBIT "A"

TRACT 1: All that certain lot, tract or parcel of land situated in the Hugh Wall Survey, Abstract No. 1062, Smith County, Texas, and being part of that certain called 12.635 acres save and except 1 acre conveyed by Betty Thorne et. vir., and Velma Horton to A. N. Reynolds Investment, in Deed dated December 27, 1967, recorded in Volume 1252, Page 244 of the Deed Records of Smith County, Texas, and being part of that certain called ten acre tract conveyed by Velma Horton et. al., to Gale Green in deed dated August 1, 1963, recorded in Volume 1086, page 499 of the Deed Records of Smith County, Texas, and being the same tract conveyed from Jerry M. Lewis, et. al. to Center Chemical & Services (sic), Inc. by deed dated August 19, 1983 and recorded in Volume 2155, pages 685-688 of the Land Records of Smith County, Texas, and being more completely described as follows, to-wit:

BEGINNING at a 5/8" iron rod found for corner, same being the Northwest corner of said called 1 acre tract save and excepted in said Deed and an ell corner of said tract conveyed in said deed;

THENCE South 17 deg. 04 min. West, a distance of 207.96 feet to a 3/8" iron rod for corner, same being the most southern southeast corner of said tract conveyed in said deed;

THENCE North 89 deg. 40 min. 45 sec. West, a distance of 491.83 feet to a 3/8" iron rod for corner in the South line of said called 12.635 acre tract and on the East side of an oiled road;

THENCE North 1 deg. 05 min. West, a distance of 247.92 feet to a 3/8" iron rod for corner;

THENCE North 89 deg. 25 min. East, a distance of 522.58 feet to a 3/8" iron rod for corner;

THENCH South 31 deg. 29 min. East, a distance of 67.01 feet to the place of beginning containing 3.052 acres of land.

TRACT 2: All that certain lot, tract or parcel of land situated in the Hugh Wall Survey, Abst. 1062, Smith County, Texas, being part of that certain called ten acre tract conveyed by Velma Horton, et. al. to Gale Green in Deed dated August 1, 1963, recorded in Volume 1086, page 499, Deed Records of Smith County, Texas, and being that same tract conveyed from Jerry K. Hooper and Robin J. Farrell to Center Chemical & Services (sic), Inc. by deed dated August 19, 1983 and recorded in Volume 2155, pages 689-690 of the Land Records of Smith County, Texas and being more particularly described as follows, to-wit:

BEGINNING at a 3/8" iron rod for corner, said corner being South 87 deg. 19 min. 57 sec. East, 767.64 feet from a Cross-Tie being an ell corner of said called ten acre tract;

THENCE South 0 deg. 10 min. East, a distance of 208.71 feet to a 3/8" iron rod for corner;

THENCE South 89 deg. 25 min. West, a distance of 209.52 feet to a 3/8" iron rod for corner;

THENCE North 1 deg. 05 min. West, a distance of 208.71 feet to a 3/8" iron rod for corner;

THENCE North 89 deg. 25 min. East, a distance of 212.86 feet to the place of beginning, containing 1.012 acres of land.

EXHIBIT “B”

INSURANCE ADDENDUM TO LEASE

Date:         November 8, 2017

Landlord:	HARGIS INDUSTRIES, LP, a Texas limited partnership, by and through Hargis Industries #1, LLC, a Texas Limited Liability Company, its General Partner

Tenant:    THE HILLMAN GROUP, INC., a Delaware Corporation

This insurance addendum is part of the lease.

A.    Tenant agrees-

1.    Maintain the property and liability insurance policies required below and such other insurance coverages and/or higher policy limits as may be required by Lienholder during the Term and any period before or after the Term when Tenant is present on the Premises:

Type of Insurance or Endorsement            Minimum Policy or Endorsement Limit

General Liability Insurance Policies Required of Tenant:

Commercial general liability            Per occurrence:    $2 Million
(occurrence basis)                 Aggregate:        $3 Million

Landlord shall be named as an additional insured or loss payee and Landlord may request evidence of such insurance being in place.

Required Endorsements to Tenant's General Liability or Business Owner's Policy:

Designated location(s) general                    $2 Million
aggregate limit

Additional insured                            $3 Million umbrella

Additional Liability Insurance Policies Required of Tenant:

Workers’ compensation            $500,000        Combined single
Indemnity

Business automobile liability            $1 Million

General Policy Aggregate            $25 Million
Property Insurance Policy Required of Tenant:

Business owner’s policy            100 percent of replacement cost of (a) all items included in the definition of Tenant’s Rebuilding Obligations and (b) all of Tenant’s furniture, fixtures, equipment, and other business personal property located in the Premises.

2.    Comply with the following additional insurance requirements:

(a)    The commercial general liability (or business owner’s property policy)
must be endorsed to name Landlord and Lienholder as “additional     insured” and
must not be endorsed to exclude the sole negligence of Landlord or Lienholder from the definition of “insured contract.”

(b)    Additional insured endorsements must not exclude coverage for the sole or contributory ordinary negligence of Landlord or Lienholder.

( c)    Property insurance policies must contain waivers of subrogation of claims against Landlord and Lienholder.

(d)            (d)    Certificates of insurance and copies of any additional insured and waiver of subrogation endorsements must be delivered by Tenant to Landlord before entering the Premises and thereafter at least ten days before the expiration of the policies.

3.    Obtain the approval of Landlord and Lienholder with respect to the following:
the forms of Tenant's insurance policies, endorsements and certificates, and other evidence of
Tenant's Insurance; the amounts of any deductibles or self-insured retentions amounts under
Tenant's Insurance; and the creditworthiness and ratings of the insurance companies issuing
Tenant's Insurance.

B.	Landlord agrees to maintain the liability insurance policy required below during the
Term at Tenant’s expense. Tenant shall reimburse Landlord upon receipt of such statement for this annual premium:

Type of Insurance            Minimum Policy Limit

Commercial general liability        Per occurrence:        $1 Million
(Occurrence basis)            Aggregate:            $2 Million
$3 Million umbrella

EXHIBIT “C”

OPTION(S) TO RENEW

(a)    Tenant shall have and is hereby granted the option to extend the Initial Term of the Lease of the Premises, for two (2) additional periods of five (5) years each (each such period an "Extension Period"), the first such period to begin immediately upon the expiration of the Initial Term of this Lease, and each such consecutive period (if the immediately preceding extension right has been properly exercised) to begin upon the expiration of such immediately preceding prior Extension Period, provided: (i) Tenant gives written notice to Landlord of Tenant's election of interest to exercise such extension option (“Tenant’s Notice to Extend”) no later than one hundred eighty (180) days, prior to the expiration of the Initial Term of this Lease (or Extension Period, as applicable); and (ii) that as of the date of the Tenant’s Notice to Extend and at the commencement of such Extension Period, Tenant is not in default of its obligations under this Lease after the giving of any required notice and the expiration of any applicable cure periods.

(b)    All terms and conditions of this Lease, including without limitation all provisions governing the payment of Additional Rent (as herein defined), shall remain in full force and effect during the Extension Period.

(c)    Landlord shall notify Tenant of Landlord’s proposed Base Rental for the Extension Period within ten (10) calendar days after Landlord’s receipt of Tenant’s Notice to Extend. Promptly after Landlord gives Tenant Landlord’s proposal for Current Market Rental Rate with respect to the Extension Period, Landlord and Tenant shall commence negotiations to agree upon the Current Market Rental Rate. If Landlord and Tenant are unable to reach agreement on the Current Market Rental Rate within twenty (20) calendar days after the date on which Landlord gives Tenant Landlord’s proposal for Current Market Rental Rate (such twenty (20) calendar day period, the “Negotiation Period”), then Tenant may, through written notice (a “Retraction Notice”) to Landlord given no later than ten (10) calendar days following expiration of the Negotiation Period, elect to rescind its exercise of the extension option, in which Tenant’s election of such option shall be deemed null and void. In the event that Tenant fails to timely submit a Retraction Notice, then the Current Market Rental Rate shall be determined pursuant to Subsection (d) below.
(i)        (d)    If Landlord and Tenant are unable to agree on the Current Market Rental Rate within the Negotiation Period, and Tenant does not timely deliver a Retraction Notice, then within fifteen (15) calendar days after the expiration of the Negotiation Period, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Current Market Rental Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Current Market Rental Rate shall be the average of the two estimates. If the matter is not resolved by the exchange of estimates, then Current Market Rental Rate shall be determined as hereinafter provided.

(ii)        (e)    Within seven (7) calendar days after the exchange of estimates, Landlord and Tenant shall select, as an arbitrator, a mutually acceptable commercial real estate broker licensed in the State of Texas as a real estate broker specializing in the field of commercial leasing in the greater Tyler, Texas area, having no less than ten (10) years' experience in such field (an “Approved Broker”). If Landlord and Tenant cannot agree on such person, then within a second period of seven (7) calendar days, each shall select an Approved Broker and within a third period of seven (7) calendar days, the two appointed persons shall select a third Approved Broker and the third person shall be the arbitrator. If one party shall fail to make such appointment within such second seven (7) calendar day period, then the person chosen by the other party shall be the sole arbitrator. Once the arbitrator has been selected as herein provided, then, as soon thereafter as practicable, but in any case within fourteen (14) calendar days after his or her appointment, the arbitrator shall determine the Current Market Rental Rate by selecting either the Landlord’s estimate of Current Market Rental Rate or the Tenant’s estimate of Current Market Rental Rate (such arbitrator choosing the proposed Market Rental Rate that he or she determines is closest to the actual Current Market Rental Rate). There shall be no discovery or similar proceedings. The arbitrator’s decision as to which estimate of Current Market Rental Rate shall be the Current Market Rental Rate for the Extension Period shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall be the Base Rental for the Extension Period. The cost of the arbitrator will be equally divided between Landlord and Tenant. Any fees of any counsel engaged by Landlord or Tenant shall be borne by the party that retained such counsel.

(f)    Upon proper exercise of the Extension Right, the term of this Lease shall be so extended without the necessity for execution of any further document, provided, however, that Landlord and Tenant shall execute an amendment modifying this Lease to set forth the Base Rental for the Premises during the applicable Extension Period within ten (10) calendar days of their agreement or, in the alternative, within ten (10) calendar days of the arbitrator’s determination, of the Base Rental for the Extension Period.

EXHIBIT “D”

EVENTS OF DEFAULT AND LANDLORD'S REMEDIES

1    If, at any time subsequent to the date of this Lease, any one or more of the following events (each individually an "Event of Default") shall happen, time being of the essence:

(a)    Tenant shall default in the payment of any Rent amount, charge or other sum due hereunder as and when due and shall fail to cure such default within ten (10) calendar days after written notice from Landlord; or

(b)    Tenant shall neglect or fail to perform or observe any of the other covenants or agreements herein contained on the part of Tenant to be performed or observed and Tenant shall fail to remedy the same within thirty (30) calendar days after notice to Tenant specifying such neglect or failure, or if such Event of Default is of such a nature that Tenant cannot reasonable remedy the same within such thirty (30) calendar day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with all due diligence and continuity; or

(c)    Tenant's leasehold interest in the Premises shall be taken by execution, by other process of law or as a result of the exercise of any creditor's rights; or

(d)    Tenant shall make an assignment for the benefit of creditors; or

(e)    Tenant shall seek or consent to or acquiesce in the appointment of any receiver or liquidator of Tenant or of all or any substantial part of its property; or

(f)    A petition shall be filed by or against Tenant under any law seeking any reorganization, arrangement, readjustment, composition, liquidation, dissolution, stay, injunction or other similar relief under any present or future state or federal statute, law or regulation and shall remain undismissed or unstayed for an aggregate of thirty (30) calendar days, or if any debtor in possession (whether or not Tenant), receiver or liquidator of Tenant or of all or any substantial part of Tenant's properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain undismissed or unstayed for an aggregate of thirty (30) calendar days; then in any such case, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than fifteen (15) calendar days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date was the date herein originally fixed for the termination hereof, and Tenant shall then peacefully quit and surrender the Premises to Landlord but Tenant shall remain liable as hereafter provided. All costs and expenses incurred by or on behalf of Landlord occasioned by such Event of Default including, without limiting the foregoing generality, reasonable attorneys' fees and other costs of collection, recovery of possession and the exercise of any right or remedy permitted Landlord hereunder shall be paid by Tenant.

EXHIBIT “E”

MEMORANDUM OF LEASE

Date:	November 8, 2017

Landlord:	Hargis Industries, LP, a Texas limited partnership, by and through Hargis Industries #1, LLC, a Texas Limited Liability Company, its General Partner

Landlord's Address:

1419 Royal Oak Drive
Tyler, TX 75703

Tenant:	THE HILLMAN GROUP, INC., a Delaware corporation

Tenant's Address:

10590 Hamilton Avenue
Cincinnati, OH 45231

Date of Lease:    Effective November 8, 2017

Premises:
Landlord's land, buildings, improvements, and parking area located at 6357 Reynolds Road, Tyler, Texas 75708, and as more particularly described on the attached Exhibit A.

Term (months):
Sixty (60) months, with two possible options to renew, each for a period of five (5) years.

Additional Provisions:	The Lease is incorporated by reference and is binding on Landlord and Tenant. If a conflict exists between any term of this Memorandum of Lease and the Lease, the Lease controls.

HARGIS INDUSTRIES, LP, a Texas limited partnership, acting by and through its general partner, HARGIS INDUSTRIES #1, LLC, a Texas Limited Liability Company,

_________________________________________
JOE A. HARGIS, sole Member
JO

STATE OF TEXAS	)

COUNTY OF SMITH	)

This instrument was acknowledged before me on                                         , 2017, by Joe A. Hargis.

Notary Public, State of Texas
My commission expires: _____________________

[Signature page to Exhibit E of the 6357 Reynolds Road. Lease Agreement]

THE HILLMAN GROUP, INC.

By:
Name:
Title:

STATE OF TEXAS	)

COUNTY OF SMITH	)

This instrument was acknowledged before me on                                         , 2017, by ____________________________, as President of The Hillman Group, Inc.

Notary Public, State of Texas
My commission expires: _____________________

AFTER RECORDING RETURN TO:

Brown, Bauman & Smith
A Professional Corporation
400 E. Fifth Street
Tyler, TX 75701
Tel: (903) 597-6333
Fax: (903) 597-6335

4837-7542-7156.1

[Exhibit A to Memorandum of Lease]

Industrial Lease

1.	BASIC INFORMATION

1.1    Date:        November 8, 2017

1.2 Landlord:	J.A. HARGIS PARTNERSHIP #2, a Texas limited partnership, acting by and through its General Partner, HARGIS INDUSTRIES #1, LLC, a Texas Limited Liability Company

1.3    Landlord's Address:

Attention: Joe A. Hargis
1419 Royal Oak Drive
Tyler, TX 75703

1.4 Tenant:	THE HILLMAN GROUP, INC., a Delaware Corporation

1.5    Tenant's Address:

10590 Hamilton Avenue
Cincinnati, OH 45231

1.6    Premises

Landlord's land, buildings, improvements, and parking area located at 2329 E. Commerce Street, Tyler, Texas 75702, and as more particularly described on the attached Exhibit A.

1.7    Term (months):    Sixty (60)

1.7(a)    Commencement Date:    November 8, 2017

1.7(b)    Termination Date:        November 7, 2022

1.8 Base Rental (annual):	$501,480.00, to be paid in equal monthly installments of $41,790.00 as “Base Rental”, on the first day of the month.

1.9 Security Deposit:	N/A

1.10 Permitted Use/Purpose:	Solely for the operation of a Manufacturing business,

warehouse storage, distribution, and related activities.

2.0    INSURANCE

2.1    Tenant's Insurance:        Tenant shall provide all of such general liability coverage as Landlord shall require and as required by the Insurance
Addendum attached as Exhibit “B”. All such insurance                         shall be an expense of the Tenant and if paid in advance by the Landlord, payable by Tenant upon request.

2.2    Landlord's Insurance:    Landlord shall provide, at Tenant’s expense, all of such
general liability coverage as required by Insurance
Addendum attached as Exhibit “B”. All such insurance shall be an expense of the Tenant and if paid in advance by the Landlord, payable by Tenant upon request.

3.0    DEFINITIONS

3.1.    "Agent" means agents, contractors, employees, licensees, and, to the extent under the control of the principal, invitees.

3.2.    "Essential Services" means utility connections reasonably necessary for occupancy of the Premises for the Permitted Use.

3.3.    "Injury" means (a) harm to or impairment or loss of property or its use, (b) harm to or death of a person, or (c) "personal injury" as defined in the form of liability insurance Tenant is required to maintain.

3.4.    “Landlord” means Landlord and its agents, employees, invitees, licensees, or visitors.

3.5.    "Lienholder" means the holder of a deed of trust covering the Premises.

3.6.    "Rent" means Base Rent plus any other amounts of money payable by Tenant to Landlord.

3.7.    “Tenant” means Tenant and its assigns, contractors, employees, invitees, licensees, or visitors.

4.0    TENANT’S OBLIGATIONS

Tenant agrees to-

4.1    Lease the Premises for the entire Term beginning on the Commencement Date and ending on the Termination Date, subject to an extended term as provided herein.

4.2    Accept the Premises in their present condition "AS IS," the Premises being currently suitable for the Permitted Use.

4.3    Obey (i) all applicable laws relating to the use, condition, and occupancy of the Premises and Building; (ii) any requirements imposed by utility companies serving or insurance companies covering the Premises or Building; and (iii) any rules and regulations for the Building (s) and its premises that may be reasonably adopted by Landlord.

4.4    Pay monthly, in advance, on the first day of the month, the Base Rent to Landlord at Landlord's Address.

4.5    Pay a late charge of $200.00 of any Rent not received by Landlord by the fifth (5th) day after it is due.

4.6    Reimburse Landlord within thirty (30) days of receipt, for all real property taxes and insurance paid on the Premises.

4.6(a)    Notwithstanding any term or provision herein contained to the contrary, Tenant shall be liable for and shall pay, before delinquent, all taxes levied or assessed against or for leasehold improvements to the Premises, fixtures, lighting fixtures, merchandise, equipment, interior partitions, heating, cooling or ventilating equipment located within or for only the Premises, any interior improvement or other property situated or installed in or upon the Premises, whether or not affixed to the Premises, and any such tax attributable to the Premises or improvements by or for the benefit of Tenant upon the Premises, including, but not limited to, the building itself. In the event that the taxing authority shall at any time during the term of this Lease assess any of the above-described property against the Premises, the taxes thus assessed shall be paid by Tenant to Landlord or the taxing authority with a copy to Landlord no later than twenty (20) calendar days prior to their due date to the taxing authority.

4.7    Obtain and pay for all utility services of whatever kind, including but not limited to, water, gas, electricity, and refuse services used by Tenant.

4.8    Submit to Landlord, a request for any modifications or improvements to the Premises.

4.9    Allow Landlord to enter the Premises to perform Landlord's obligations, inspect the Premises, and show the Premises to prospective purchasers or tenants.

4.10    Repair, replace, and maintain any and all parts of the building(s) and its Premises that Landlord is not obligated to repair, replace, or maintain, reasonable wear excepted.

4.11    Keep the sidewalks, service ways, and loading areas adjacent to the Premises clean and unobstructed.

4.12    Submit in writing to Landlord any request for repairs, replacement, and maintenance that are the obligations of Landlord.

4.13    [Reserved]

4.14    Vacate the Premises and return all keys to the Premises on the last day of the Term.

4.15    Pay all costs caused by Tenant's introduction of materials into the sanitary sewer system, and indemnify Landlord from any liability as to Tenant’s violation of any local, state or federal law as to disposal of materials.

4.16    If applicable for Tenant’s purposes, install and maintain any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps, or other devices required by law or any change in law, for the Permitted Use of the sanitary sewer system.

4.17     Following ten (10) business days prior written request, execute an estoppel certificate that states the Commencement Date and Termination Date of the lease, identifies any amendments to the lease, describes any rights to extend the Term or purchase rights, lists defaults by Landlord, and provides, to Tenant’s actual knowledge, any other information reasonably requested.

4.18    INDEMNIFY, DEFEND, AND HOLD LANDLORD HARMLESS FROM ANY INJURY (AND ANY RESULTING OR RELATED CLAIM, ACTION, LOSS, LIABILITY, OR REASONABLE EXPENSE, INCLUDING ATTORNEY'S FEES AND OTHER FEES AND COURT AND OTHER COSTS) OCCURRING IN ANY PORTION OF THE PREMISES. THE INDEMNITY CONTAINED IN THIS PARAGRAPH (i) IS SUBJECT TO THE WAIVER OF SUBROGATION CONTAINED IN SECTION 6.4 HEREIN, (ii) WILL NOT BE LIMITED BY COMPARATIVE NEGLIGENCE STATUTES OR DAMAGES PAID UNDER THE WORKERS' COMPENSATION ACT OR SIMILAR EMPLOYEE BENEFIT ACTS, (iii) WILL SURVIVE THE END OF THE TERM, AND (iv) WILL APPLY EVEN IF AN INJURY IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF LANDLORD BUT WILL NOT APPLY TO THE EXTENT AN INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR THOSE ACTING ON ITS BEHALF.

Tenant agrees not to-

4.19     Use the Premises for any purpose other than the Permitted Use.

4.20    Create a nuisance.

4.21    Interfere with Landlord's management of the Premises.

4.22    Permit any waste.

4.23    Use the Premises in any way that would increase insurance premiums or void insurance on the Premises.

4.24    Change Landlord's lock or security system without written permission of Landlord.

4.25    Alter the Premises, without express written permission from Landlord; provided, however, that Tenant may make non-structural alterations to the Premises in an amount of up to $100,000.00 in any calendar year without Landlord’s written consent.

4.26    Allow a lien to be placed on the Premises.

4.27    Assign this lease or sublease any portion of the Premises without Landlord's written consent. Notwithstanding anything in the Lease to the contrary, Lessee may, without Lessor’s approval, assign this Lease or sublease the Premises, in whole or in part, to any parent, affiliate, or subsidiary of Lessee, or in connection with a merger or consolidation of Lessee, or to an entity that has purchased all or substantially all of Lessee’s assets. The term “affiliate” means any person or entity directly or indirectly controlling, controlled by, or under common control with Lessee. For purposes hereof, “control” shall be deemed to be ownership of not less than 50% of all of the voting stock of a corporation or not less than 50% of the legal and equitable interest in any other business entity if Lessee is not a corporation.

4.28    Use the roof on the Premises.

4.29     Place any signs on the Premises without Landlord's written consent, which will not be unreasonably withheld.

4.30    Tenant shall not erect or maintain upon the Premises any signs, advertisements or notices unless: (i) such signs, advertisements and notices are installed according to all laws and ordinances of the City of Tyler and of the State of Texas and any applicable restrictive covenants or rules and regulations or design criteria imposed by Landlord upon the Premises; and (ii) Tenant shall have first obtained the written approval of Landlord as to the size, design, color and location of such sign, advertisement and notice, such approval not to be unreasonably withheld, conditioned, or delayed. Tenant shall be responsible for all damage to the Premises resulting from the installation, maintenance and removal of such signs, advertisements and notices.

4.31    Remove any fixtures, except for Tenant’s trade fixtures.

5.0    LANDLORD’S OBLIGATIONS

Landlord agrees to-

5.1    Lease to Tenant the Premises for the entire Term beginning on the Commencement Date and ending on the Termination Date, subject to an agreement as to extension in accordance with the terms as described on Exhibit “C”, Option(s) to Renew.

5.2    Obey all applicable laws with respect to Landlord's operation of the Building and conduct on the Premises.

5.3    Repair, replace, and maintain the (i) roof, (ii) foundation, and (iii) structural soundness of the exterior walls, excluding windows, window glass, plate glass, and doors.

5.4    Return the Security Deposit to Tenant, less itemized deductions, if any, within sixty (60) days after last day of the Term.

5.5    INDEMNIFY, DEFEND, AND HOLD TENANT HARMLESS FROM ANY INJURY AND ANY RESULTING OR RELATED CLAIM, ACTION, LOSS, LIABILITY, OR REASONABLE EXPENSE, INCLUDING ATTORNEY'S FEES AND OTHER FEES AND COURT AND OTHER COSTS, OCCURRING IN ANY PORTION OF THE BUILDING or PREMISES. THE INDEMNITY CONTAINED IN THIS PARAGRAPH (i) IS SUBJECT TO THE WAIVER OF SUBROGATION CONTAINED IN SECTION 6.4 HEREIN, (ii) WILL NOT BE LIMITED BY COMPARATIVE NEGLIGENCE STATUTES OR DAMAGES PAID UNDER THE WORKERS' COMPENSATION ACT OR SIMILAR EMPLOYEE BENEFIT ACTS, (iii) WILL SURVIVE THE END OF THE TERM, AND (iv) WILL APPLY EVEN IF AN INJURY IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF TENANT BUT WILL NOT APPLY TO THE EXTENT AN INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR THOSE ACTING ON ITS BEHALF.

Landlord agrees not to-

5.6    Interfere with Tenant's possession of the Premises as long as Tenant is not in default beyond any applicable notice and cure periods provided for in this Lease.

5.7    Unreasonably withhold consent to a proposed assignment or sublease if such assignee or subtenant is creditworthy in the reasonable discretion and judgment of Landlord.

6.0    GENERAL PROVISIONS

Landlord and Tenant agree to the following:

6.1    Alterations. Any physical additions or improvements to the Premises made by Tenant will become the property of Landlord. Landlord may require that Tenant, at the end of the Term and at Tenant's expense, remove any physical additions and improvements, repair any alterations, and restore the Premises to the condition existing at the Commencement Date, normal wear and tear, casualty and Landlord’s obligations under this Lease excepted.

6.2    Abatement. Tenant's covenant to pay Rent and Landlord's covenants are independent. Except as otherwise provided for in this Lease, Tenant will not be entitled to abate Rent for any reason.

6.3    Insurance. Tenant and Landlord will maintain the respective insurance coverages described in the attached Insurance Addendum or Exhibits.

6.4    Release of Claims/Subrogation. LANDLORD AND TENANT RELEASE EACH OTHER AND LIENHOLDER FROM ALL CLAIMS OR LIABILITIES FOR DAMAGE TO THE PREMISES OR BUILDING, DAMAGE TO OR LOSS OF PERSONAL PROPERTY WITHIN THE BUILDING, AND LOSS OF BUSINESS OR REVENUES THAT ARE COVERED BY THE RELEASING PARTY'S PROPERTY INSURANCE OR THAT WOULD HAVE BEEN COVERED BY THE REQUIRED INSURANCE IF THE PARTY FAILS TO MAINTAIN THE PROPERTY COVERAGES REQUIRED BY THIS LEASE. THE PARTY INCURRING THE DAMAGE OR LOSS WILL BE RESPONSIBLE FOR ANY DEDUCTIBLE OR SELF-INSURED RETENTION UNDER ITS PROPERTY INSURANCE. LANDLORD AND TENANT WILL NOTIFY THE ISSUING PROPERTY INSURANCE COMPANIES OF THE RELEASE SET FORTH IN THIS PARAGRAPH AND WILL HAVE THE PROPERTY INSURANCE POLICIES ENDORSED, IF NECESSARY, TO PREVENT INVALIDATION OF COVERAGE. THIS RELEASE WILL NOT APPLY IF IT INVALIDATES THE PROPERTY INSURANCE COVERAGE OF THE RELEASING PARTY. THE RELEASE IN THIS PARAGRAPH WILL APPLY EVEN IF THE DAMAGE OR LOSS IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF THE RELEASED PARTY BUT WILL NOT APPLY TO THE EXTENT THE DAMAGE OR LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEASED PARTY.

6.5    Casualty/Total or Partial Destruction. If the Premises are damaged by fire or other elements as a result of Tenant’s business operations, Tenant will be responsible for repairing or rebuilding the leasehold improvements: Building standard leasehold improvements are all partitions, walls, ceiling systems, wiring, light fixtures, floors, finishes, wall coverings, floor coverings, signs, doors, hardware, windows, window coverings, plumbing, heating, ventilating, and air-conditioning equipment, and other improvements preselected by Landlord for use throughout the Building.

6.6    If the Premises are damaged by casualty and can be restored within ninety days, Landlord will, at its expense, restore the roof, foundation, slab, floor (but not floor coverings) and other structural elements of the Premises and any leasehold improvements within the Premises that are not within Tenant's Rebuilding Obligations to substantially the same condition that existed before the casualty and Tenant will, at its expense, replace any of its damaged furniture, fixtures, and personal property and restore any leasehold improvements that are within Tenant’s Rebuilding Obligations, at Tenant’s expense. If Landlord fails to complete the portion of the restoration for which Landlord is responsible within ninety days from the date of written notification by Tenant to Landlord of the casualty, Tenant may terminate this lease by written notice delivered to Landlord before Landlord completes Landlord's restoration obligations.

6.7    If Landlord cannot complete the portion of the restoration for which Landlord is responsible within ninety days, Landlord has an option to restore the Premises. If Landlord chooses not to restore, this lease will terminate. If Landlord chooses to restore, Landlord will notify Tenant in writing of the estimated time to restore and give Tenant an option to terminate this lease by notifying Landlord in writing within ten days from receipt of Landlord's estimate. If Tenant does not notify Landlord timely of Tenant's election to terminate this lease, the Lease will continue and Landlord will restore the Premises as provided in 6.6 above.

6.8    To the extent the Premises are untenantable after the casualty, the Rent will be adjusted as may be fair and reasonable.

6.9    Condemnation/Substantial or Partial Taking. If the Premises cannot be used for the purposes contemplated by this Lease because of condemnation or purchase in lieu of condemnation, this lease will terminate.

6.10    If there is a condemnation or purchase in lieu of condemnation and this Lease is not terminated, Landlord will, at Landlord's expense, restore the Premises, and the Rent payable during the unexpired portion of the Term will be adjusted as may be fair and reasonable.

6.11    Tenant will have no claim to the condemnation award or proceeds in lieu of condemnation.

7.0    SECURITY INTERESTS/DEFAULTS

7.1    [Reserved]

7.2    Default by Landlord/Events. Defaults by Landlord are failing to comply with any provision of this Lease within thirty days after written notice and failing to provide access to Essential Services to Tenant within ten days after written notice.

7.3    Default by Landlord/Tenant's Remedies. See Exhibit D, attached hereto and incorporated herein by reference.

7.4    Default by Tenant/Events. See Exhibit D, attached hereto and incorporated herein by reference.

7.5    Default by Tenant/Landlord's Remedies. See Exhibit D, attached hereto and incorporated herein by reference.

7.6    Default/Waiver/Mitigation. It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this lease does not preclude pursuit of other remedies in this lease or provided by applicable law. Landlord and Tenant have a duty to use commercially reasonable efforts mitigate damages.

7.7    [Reserved]

7.8    Holdover. If Tenant does not vacate the Premises following termination of this lease, Tenant will become a tenant at will and must vacate the Premises on receipt of notice from Landlord. No holding over by Tenant, whether with or without the consent of Landlord, will extend the Term.

7.9    Alternative Dispute Resolution. Landlord and Tenant agree to mediate in good faith before filing a suit for damages, except for Landlord’s failure to allow access for Essential Services as provided in paragraph 7.2. Any controversy, dispute or disagreement arising out of or relating to this Lease or the breach of this Lease shall be submitted to mediation using a neutral third party to be chosen by Landlord and Tenant. If mediation does not resolve the controversy, dispute or disagreement within thirty (30) days, the parties may submit the controversy, dispute, or disagreement to binding arbitration, which shall be conducted in the City of Tyler, Texas in accordance with the Dispute Resolution Service Rules of Procedure for Arbitration, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.

7.10    Attorney's Fees. If either party retains an attorney to enforce this lease, the party prevailing in litigation is entitled to recover reasonable attorney's fees and other fees and court and other costs.

7.11    Landlord’s Liability.     If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord under this Lease, Tenant shall be limited for the satisfaction of such money judgment solely to Landlord's interest in the Premises or any proceeds arising from the sale thereof, or insurance proceeds, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of such money judgment.

7.12    Venue. Exclusive venue is in Smith County, Texas.

8.0    NOTICES

All notices and other communications given, authorized or required hereunder shall be in writing and shall be given by personal delivery, mailing the same by certified or registered mail, return receipt requested, postage prepaid, by telecopy with written confirmation of receipt, or causing same to be delivered by prepaid overnight carrier with receipt to the parties at their addresses set forth above, and in the case of Tenant, after the Commencement Date, also to the Premises, or in either case, to such other person or at such other address as either party may hereafter designate by notice to the other party. All such notices and other communications to Landlord shall also be so given to:

Joe A. Hargis
1419 Royal Oak Dr.
Tyler, TX 75703

With a copy to:

Tom J. Brown
Brown, Bauman & Smith,
A Professional Corporation
400 E. Fifth St.
Tyler, TX 75701

All such notices and other communications to Tenant shall also be so given to:

The Hillman Group, Inc.
10590 Hamilton Avenue
Cincinnati, Ohio 45231
Attention: General Counsel

With a copy to:

Thompson Hine
312 Walnut Street, Suite 1400
Cincinnati, Ohio 45202
Attention: Emma Off

Any such notices and other communications given by other means shall not be effective. The date of actual receipt of a notice shall be deemed the date of service of notice; provided, however, that, in the event that an addressee refuses to accept delivery or acknowledge receipt, then notice shall be deemed to have been served on the earlier of the date of hand delivery, the next business day in the case of delivery by overnight carrier, or five (5) calendar days after the date mailed.

9.0    MISCELLANEOUS

9.1    Entire Agreement. This lease, together with the attached exhibits and addendums, is the entire agreement of the parties with respect to the matters made the subject of this lease; and there are no oral representations, warranties, agreements, or promises pertaining to this lease or to any expressly mentioned exhibits and addendums not incorporated in writing in this lease.

9.2    Amendment of Lease. This lease may be amended only by an instrument in writing signed by Landlord and Tenant.

9.3    Limitation of Warranties. THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES THAT EXTEND BEYOND THOSE EXPRESSLY STATED IN THIS LEASE.

9.4    Abandoned Property. Landlord may retain, destroy, or dispose of any property abandoned by Tenant in the Premises at the end of the Term.

9.5    Recording of Lease. The parties agree that this Lease shall not be recorded, but Landlord and Tenant hereby agree, upon request of either party, to enter into a Memorandum of Lease in the form attached as Exhibit “E”, setting forth the actual date of commencement and the actual date of termination of this Lease and such other provisions, except rental provisions, with respect to this Lease as will put on notice any third party of the existence of this Lease. Such notice shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease. Tenant shall have the right to record the memorandum of lease at its sole cost and expense, provided, however, that prior to such recording, Tenant shall have executed and delivered to Landlord an instrument in recordable form, reasonably satisfactory to Landlord, certifying that this Lease has expired or terminated to be held in trust by Landlord pending expiration or earlier termination of this Lease. Such instrument may be recorded by Landlord upon the termination or expiration of this Lease. Tenant hereby constitutes and appoints Landlord Tenant's attorney in fact to execute any such instrument for and on behalf of Tenant, if Tenant has not executed and delivered such instrument as and when required hereunder.

9.6 No Broker. Tenant represents that the Premises were not presented to it or to any person representing it by any broker or other person, and that no broker or person was involved in the leasing of the Premises, and warrants that no other claim for commission for such leasing shall be presented to Landlord and Tenant shall indemnify and hold harmless Landlord from any such other claims and any legal fees incidental thereto. Landlord represents that no broker or person was involved in the leasing of the Premises to Tenant and warrants that no claim for commission for such leasing shall be presented to Tenant and Landlord shall indemnify and hold harmless Tenant from any such other claims and any legal fees incidental thereto.

9.7     Environmental. Tenant will comply with all applicable Environmental Laws in connection with Tenants use of the Premises during the term of the Lease and will not use, and will cause each of the Tenant Group not to use, the Premises at any time in such a manner as to cause a violation of Environmental Law and Tenant agrees that no such violation will be created by the removal of any Hazardous Materials from the Premises by any of the Tenant Group.

9.8    Indemnity. Tenant further agrees, in addition to the foregoing and not in limitation thereof, to indemnify, defend and hold harmless Landlord from and against any and all claims, demands, liabilities, costs, expense, penalties, damages and losses, including, without limitation, attorneys' fees, as incurred, (payable quarterly upon written demand) resulting from or related to a violation by any of the Tenant Group of any Environmental Law in connection with the Premises including, but not limited to, any claim for personal injury or property damage arising from any such violation of any Environmental Law asserted by third parties against Landlord, any liabilities sustained or incurred by Landlord for the containment, removal, remedy, cleanup or abatement of any contamination arising from Tenant’s violation of any Environmental Law or any breach by any of the Tenant Group of the terms and conditions of this covenant and agreement. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all claims, demands, liabilities, costs, expense, penalties, damages and losses, including, without limitation, attorneys' fees, as incurred, (payable quarterly upon written demand) resulting from or related to a violation by Landlord or those acting on its behalf of any Environmental Law in connection with the Premises including, but not limited to, any claim for personal injury or property damage arising from any such violation of any Environmental Law asserted by third parties against Tenant, any liabilities sustained or incurred by Tenant for the containment, removal, remedy, cleanup or abatement of any contamination arising from Landlord’s (or those acting on its behalf) violation of any Environmental Law or any breach by Landlord of the terms and conditions of this covenant and agreement.

9.9    Extension Option. Tenant has the option to extend the Term as provided subject to an agreement as to extension in accordance with the terms as described on Exhibit “C”, Option(s) to Renew.

9.10    Security. Landlord shall not be responsible for security at, in, or about the Premises.

9.11    [Reserved]

9.12     Execution and Counterparts. This Lease may be executed in one or more counterparts, all of which shall constitute but one agreement. Signature pages transmitted electronically, by .pdf, or by facsimile shall be deemed originals.

9.13     Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent.

9.14    Non-Disturbance. Provided that Tenant is not in default under this Lease beyond any applicable notice and cure periods provided for in this Lease, Tenant’s use and occupancy of the Premises and all of Tenant’s remaining rights under this Lease shall not be disturbed.

[Signature Page Follows]

J.A. HARGIS PARTNERSHIP #2, a Texas limited
partnership, acting by and through its general
partner, HARGIS INDUSTRIES #1, LLC, a Texas
Limited Liability Company,

________________________________________
JOE A. HARGIS, sole Member

THE HILLMAN GROUP, INC., a Delaware corporation,

By:
Name:
Title:

[Signature page to 2329 E. Commerce Street. Lease Agreement]

EXHIBIT “A”
DESCRIPTION OF PREMISES

EXHIBIT "A"

1,800 SF
40,000 SF
(1)
5,000
(2)

(1) Under Lease effective 11/1/17 with The Hillman Group, Inc. as Tenant and J.A. Hargis Partnership #2, LP, as Landlord.

(2) Under Lease with ETF as Tenant and J.A. Hargis Partnership #2, LP, as Landlord.

TYLER

J.A. HARGIS PARTNERSHIP #2 L.P.

A1.01

EXHIBIT “B”

INSURANCE ADDENDUM TO LEASE

Date:         November 8, 2017

Landlord:	J.A. HARGIS PARTNERSHIP #2, LLP, a Texas limited partnership, by and through Hargis Industries #1, LLC, a Texas Limited Liability Company, its General Partner

Tenant:    THE HILLMAN GROUP, INC., a Delaware Corporation

This insurance addendum is part of the lease.

A.    Tenant agrees-

1.    Maintain the property and liability insurance policies required below and such other insurance coverages and/or higher policy limits as may be required by Lienholder during the Term and any period before or after the Term when Tenant is present on the Premises:

Type of Insurance or Endorsement            Minimum Policy or Endorsement Limit

General Liability Insurance Policies Required of Tenant:

Commercial general liability            Per occurrence:    $2 Million
(occurrence basis)                 Aggregate:        $3 Million

Landlord shall be named as an additional insured or loss payee and Landlord may request evidence of such insurance being in place.

Required Endorsements to Tenant's General Liability or Business Owner's Policy:

Designated location(s) general                    $2 Million
aggregate limit

Additional insured                            $3 Million umbrella

Additional Liability Insurance Policies Required of Tenant:

Workers’ compensation            $500,000        Combined single
Indemnity

Business automobile liability            $1 Million

General Policy Aggregate            $25 Million

Property Insurance Policy Required of Tenant:

Business owner’s policy            100 percent of replacement cost of (a) all items included in the definition of Tenant’s Rebuilding Obligations and (b) all of Tenant’s furniture, fixtures, equipment, and other business personal property located in the Premises.

2.    Comply with the following additional insurance requirements:

(a)    The commercial general liability (or business owner’s property policy)
must be endorsed to name Landlord and Lienholder as “additional     insured” and
must not be endorsed to exclude the sole negligence of Landlord or Lienholder from the definition of “insured contract.”

(b)    Additional insured endorsements must not exclude coverage for the sole or contributory ordinary negligence of Landlord or Lienholder.

( c)    Property insurance policies must contain waivers of subrogation of claims against Landlord and Lienholder.

(d)            (d)    Certificates of insurance and copies of any additional insured and waiver of subrogation endorsements must be delivered by Tenant to Landlord before entering the Premises and thereafter at least ten days before the expiration of the policies.

3.    Obtain the approval of Landlord and Lienholder with respect to the following:
the forms of Tenant's insurance policies, endorsements and certificates, and other evidence of
Tenant's Insurance; the amounts of any deductibles or self-insured retentions amounts under
Tenant's Insurance; and the creditworthiness and ratings of the insurance companies issuing
Tenant's Insurance.

B.	Landlord agrees to maintain the liability insurance policy required below during the
Term at Tenant’s expense. Tenant shall reimburse Landlord upon receipt of such statement for this annual premium:

Type of Insurance            Minimum Policy Limit

Commercial general liability        Per occurrence:        $1 Million
(Occurrence basis)            Aggregate:            $2 Million
$3 Million umbrella

EXHIBIT “C”

OPTION(S) TO RENEW

(a)    Tenant shall have and is hereby granted the option to extend the Initial Term of the Lease of the Premises, for two (2) additional periods of five (5) years each (each such period an "Extension Period"), the first such period to begin immediately upon the expiration of the Initial Term of this Lease, and each such consecutive period (if the immediately preceding extension right has been properly exercised) to begin upon the expiration of such immediately preceding prior Extension Period, provided: (i) Tenant gives written notice to Landlord of Tenant's election of interest to exercise such extension option (“Tenant’s Notice to Extend”) no later than one hundred eighty (180) days, prior to the expiration of the Initial Term of this Lease (or Extension Period, as applicable); and (ii) that as of the date of the Tenant’s Notice to Extend and at the commencement of such Extension Period, Tenant is not in default of its obligations under this Lease after the giving of any required notice and the expiration of any applicable cure periods.

(b)    All terms and conditions of this Lease, including without limitation all provisions governing the payment of Additional Rent (as herein defined), shall remain in full force and effect during the Extension Period.

(c)    Landlord shall notify Tenant of Landlord’s proposed Base Rental for the Extension Period within ten (10) calendar days after Landlord’s receipt of Tenant’s Notice to Extend. Promptly after Landlord gives Tenant Landlord’s proposal for Current Market Rental Rate with respect to the Extension Period, Landlord and Tenant shall commence negotiations to agree upon the Current Market Rental Rate. If Landlord and Tenant are unable to reach agreement on the Current Market Rental Rate within twenty (20) calendar days after the date on which Landlord gives Tenant Landlord’s proposal for Current Market Rental Rate (such twenty (20) calendar day period, the “Negotiation Period”), then Tenant may, through written notice (a “Retraction Notice”) to Landlord given no later than ten (10) calendar days following expiration of the Negotiation Period, elect to rescind its exercise of the extension option, in which Tenant’s election of such option shall be deemed null and void. In the event that Tenant fails to timely submit a Retraction Notice, then the Current Market Rental Rate shall be determined pursuant to Subsection (d) below.
(iii)        (d)    If Landlord and Tenant are unable to agree on the Current Market Rental Rate within the Negotiation Period, and Tenant does not timely deliver a Retraction Notice, then within fifteen (15) calendar days after the expiration of the Negotiation Period, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Current Market Rental Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Current Market Rental Rate shall be the average of the two estimates. If the matter is not resolved by the exchange of estimates, then Current Market Rental Rate shall be determined as hereinafter provided.

(iv)        (e)    Within seven (7) calendar days after the exchange of estimates, Landlord and Tenant shall select, as an arbitrator, a mutually acceptable commercial real estate broker licensed in the State of Texas as a real estate broker specializing in the field of commercial leasing in the greater Tyler, Texas area, having no less than ten (10) years' experience in such field (an “Approved Broker”). If Landlord and Tenant cannot agree on such person, then within a second period of seven (7) calendar days, each shall select an Approved Broker and within a third period of seven (7) calendar days, the two appointed persons shall select a third Approved Broker and the third person shall be the arbitrator. If one party shall fail to make such appointment within such second seven (7) calendar day period, then the person chosen by the other party shall be the sole arbitrator. Once the arbitrator has been selected as herein provided, then, as soon thereafter as practicable, but in any case within fourteen (14) calendar days after his or her appointment, the arbitrator shall determine the Current Market Rental Rate by selecting either the Landlord’s estimate of Current Market Rental Rate or the Tenant’s estimate of Current Market Rental Rate (such arbitrator choosing the proposed Market Rental Rate that he or she determines is closest to the actual Current Market Rental Rate). There shall be no discovery or similar proceedings. The arbitrator’s decision as to which estimate of Current Market Rental Rate shall be the Current Market Rental Rate for the Extension Period shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall be the Base Rental for the Extension Period. The cost of the arbitrator will be equally divided between Landlord and Tenant. Any fees of any counsel engaged by Landlord or Tenant shall be borne by the party that retained such counsel.

(f)    Upon proper exercise of the Extension Right, the term of this Lease shall be so extended without the necessity for execution of any further document, provided, however, that Landlord and Tenant shall execute an amendment modifying this Lease to set forth the Base Rental for the Premises during the applicable Extension Period within ten (10) calendar days of their agreement or, in the alternative, within ten (10) calendar days of the arbitrator’s determination, of the Base Rental for the Extension Period.

EXHIBIT “D”

EVENTS OF DEFAULT AND LANDLORD'S REMEDIES

1    If, at any time subsequent to the date of this Lease, any one or more of the following events (each individually an "Event of Default") shall happen, time being of the essence:

(a)    Tenant shall default in the payment of any Rent amount, charge or other sum due hereunder as and when due and shall fail to cure such default within ten (10) calendar days after written notice from Landlord; or

(b)    Tenant shall neglect or fail to perform or observe any of the other covenants or agreements herein contained on the part of Tenant to be performed or observed and Tenant shall fail to remedy the same within thirty (30) calendar days after notice to Tenant specifying such neglect or failure, or if such Event of Default is of such a nature that Tenant cannot reasonable remedy the same within such thirty (30) calendar day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with all due diligence and continuity; or

(c)    Tenant's leasehold interest in the Premises shall be taken by execution, by other process of law or as a result of the exercise of any creditor's rights; or

(d)    Tenant shall make an assignment for the benefit of creditors; or

(e)    Tenant shall seek or consent to or acquiesce in the appointment of any receiver or liquidator of Tenant or of all or any substantial part of its property; or

(f)    A petition shall be filed by or against Tenant under any law seeking any reorganization, arrangement, readjustment, composition, liquidation, dissolution, stay, injunction or other similar relief under any present or future state or federal statute, law or regulation and shall remain undismissed or unstayed for an aggregate of thirty (30) calendar days, or if any debtor in possession (whether or not Tenant), receiver or liquidator of Tenant or of all or any substantial part of Tenant's properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain undismissed or unstayed for an aggregate of thirty (30) calendar days; then in any such case, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than fifteen (15) calendar days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date was the date herein originally fixed for the termination hereof, and Tenant shall then peacefully quit and surrender the Premises to Landlord but Tenant shall remain liable as hereafter provided. All costs and expenses incurred by or on behalf of Landlord occasioned by such Event of Default including, without limiting the foregoing generality, reasonable attorneys' fees and other costs of collection, recovery of possession and the exercise of any right or remedy permitted Landlord hereunder shall be paid by Tenant.

EXHIBIT “E”

MEMORANDUM OF LEASE

Date:	November 8, 2017

Landlord:	J.A. Hargis Partnership #2, LLP, a Texas limited partnership, by and through Hargis Industries #1, LLC, a Texas Limited Liability Company, its General Partner

Landlord's Address:

1419 Royal Oak Drive
Tyler, TX 75703

Tenant:	THE HILLMAN GROUP, INC., a Delaware corporation

Tenant's Address:

10590 Hamilton Avenue
Cincinnati, OH 45231

Date of Lease:    Effective November 8, 2017

Premises:
Lying and being situated in the County of Smith, State of Texas, City of Tyler, Texas, and being the property (a 6,219 square foot building, and a 57,240 square foot building with a contiguous 1,800 square feet) located at 2310 W. Commerce, Tyler, Texas, plus 40,000 square feet of warehouse space, as shown on the attached Exhibit "A".

Term (months):    Sixty (60) months, with two possible options to renew, each for a period of five (5) years.

Additional Provisions:	The Lease is incorporated by reference and is binding on Landlord and Tenant. If a conflict exists between any term of this Memorandum of Lease and the Lease, the Lease controls.

J.A. HARGIS PARTNERSHIP #2, LLP, a Texas limited partnership, acting by and through its general partner, HARGIS INDUSTRIES #1, LLC, a Texas Limited Liability Company,

_________________________________________
JOE A. HARGIS, Sole Member
JO

STATE OF TEXAS	)

COUNTY OF SMITH	)

This instrument was acknowledged before me on                                         , 2017, by Joe A. Hargis.

Notary Public, State of Texas
My commission expires: _____________________

[Signature page to Exhibit E of the 2329 E. Commerce Street Lease Agreement]

THE HILLMAN GROUP, INC.

By:
Name:
Title:

STATE OF TEXAS	)

COUNTY OF SMITH	)

This instrument was acknowledged before me on                                         , 2017, by ____________________________, as President of The Hillman Group, Inc.

Notary Public, State of Texas
My commission expires: _____________________

AFTER RECORDING RETURN TO:

Brown, Bauman & Smith
A Professional Corporation
400 E. Fifth Street
Tyler, TX 75701
Tel: (903) 597-6333
Fax: (903) 597-6335

4813-6383-3428.1

[Exhibit A to Memorandum of Lease]

Exhibit C

Seller’s Calculation of Estimated Working Capital

Estimated Working Capital 11/7/17

Estimated Working Capital 11.7.17		
Ref		Source
Branch Operating Account		
Cash on hand		
Cashbox		
Cashbox Over/Short		
Gateway HI Employee Benef		
Southside Bank - Payables		
Southside Payroll		
Cash		Not included
Accounts Receivable - Tra	4,026,939	Per trial balance
Accounts Receivable Over/		
Accounts Receivable Posta	7,933	Trial Balance
Allowance for Bad Debts	(150,000)	
Accounts receivable		
Inventory	6,366,029	per trial balance plus unposted a/p related of $93,378
Inventory Reserve	(40,000)	
Prepaid Inventory Costs		
Transfer Exchange	241,638	per bruce calculation
Work Order Holding		
Work Order Holding (WIP)	529,976	per bruce calculation
Inventory		
401K Clearing Holding	(6,683)	Per trial balance
Advance to Employees		
Other Current Assets	8,448	Per trial balance
Other current assets		
Current assets		
Accounts Payable - Trade	(2,274,663)	per trial balance + $162791 unposted a/p + $25000 of estima
Accounts Payable Postable	-	per trial balance
Disputed A/P	17	per trial balance
Ubilled Consignment A/P		
Unapproved A/P	(99)	per trial balance
Unbilled A/P	(250,714)	per trial balance
Unbilled AP Postable		
Unreceived A/P	195,706	per trial balance
Accounts payable		
AMEX Holding	(64,797)	per trial balance
City Sales Tax Payable	(361)	per trial balance
County Sales Tax Payable	(71)	per trial balance
Est Federal Income Tax Pa		
Federal Withholding Payab	-	per trial balance
FICA Payable - Employee	-	per trial balance
FICA Payable - Employer	-	per trial balance
Out of State Sales Tax Pa	-	
Out of State Withholding	-	per trial balance
State Sales Tax Payable	(2,959)	per trial balance
Taxes Payable - General	(189,714)	2017 unpaid levy multiplied by 10.25/12's
Unemployment - Federal	-	per trial balance
Unemployment - State	-	per trial balance
Taxes payable		
Current Portion Long Term		not included
NP - GATEWAY 7037666 (BMW		not included
NP GATEWAY NATIONAL BANK		
NP-Gateway-Tahoe		
NP-Marie Hargis		not included
NP-Southside Bank #90600		
NP-Southside Bank-#45796		not included
NP-Southside Bank-#84951		
NP-Southside Bank-#84952		
NP-TOYOTA MOTOR (FORKLIFT		
LOC-Gateway National Bank		not included
Notes Payable Current		
Debt, current		
Employee Benefits Payable	-	not included
Employee Bonuses	(96,066)	per schedule from Bruce *1.25
Employee Costs Payable	-	
Executive Benefits Payabl		not included
Other Current Liability	(25,000)	Estimated at $25,000 based on $100,000 for October.
Wages and Salaries Payabl	-	
Other current liabilities		
Current liabilities		
Estimated Net Working Capital 10/31/17	**8,275,559**	

DRAFT - NOT FOR DISTRIBUTION

Estimated Net Working Capital
Page 1 of 1

Exhibit D
Sample Calculation of Net Working Capital

Project STFS
$ in thousands

Schedule *OPEN* - Closing Net Working Capital Methodology

		Aug17	Sep17	At Closing: Include	At Closing: Exclude	
A. Current Assets						
	Branch Operating Account	3	3		x	
	Cash on hand	1	1		x	
	Cashbox	-	-		x	
	Cashbox Over/Short	-	-		x	
	Gateway HI Employee Benef	145	98		x	
	Southside Bank - Payables	546	338		x	
	Southside Payroll	148	75		x	
	Cash	843	514			
	Accounts Receivable - Tra	3,710	4,352	x		
	Accounts Receivable Over/	-	-	x		
	Accounts Receivable Posta	5	6	x		
	Allowance for Bad Debts	(229)	(150)	x		
	Accounts receivable	3,486	4,208			
	Inventory	8,438	7,400	x		
	Inventory Reserve	(76)	(40)	x		
	Prepaid Inventory Costs	-	-	x		
	Transfer Exchange	95	-	x		
	Work Order Holding	-	-	x		
	Work Order Holding (WIP)	77	-	x		
	Inventory[1]	8,533	7,360			
	401K Clearing Holding	0	(7)	x		
	Advance to Employees	-	-	x		
	Other Current Assets	19	-	x		
	Other current assets	19	(7)			
Total:	**Current assets (included accounts)**	**12,038**	**11,561**			
B. Current Liabilities						
	Accounts Payable - Trade	1,879	1,975	x		
	Accounts Payable Postable	72	-	x		
	Disputed A/P	(0)	(0)	x		
	Ubilled Consignment A/P	-	-	x		
	Unapproved A/P	-	-	x		
	Unbilled A/P	62	(5)	x		
	Unbilled AP Postable	-	-	x		
	Unreceived A/P	(16)	(89)	x		
	Accounts payable	1,997	1,881			
	AMEX Holding	24	136	x		
	City Sales Tax Payable	0	-	x		
	County Sales Tax Payable	0	-	x		
	Est Federal Income Tax Pa	-	-	x		
	Federal Withholding Payab	-	184	x		EXCLUDE PORTION RECORDED IN ACCOUNT RELATED TO OWNER DISTRIBUTIONS
	FICA Payable - Employee	(16)	17	x		
	FICA Payable - Employer	16	17	x		
	Out of State Sales Tax Pa	-	-	x		
	Out of State Withholding	2	2	x		
	State Sales Tax Payable	1	-	x		
	Taxes Payable - General	107	150	x		
	Unemployment - Federal	0	0	x		
	Unemployment - State	0	0	x		
	Taxes payable	134	507			
	Current Portion Long Term	1,371	1,371		x	
	NP - GATEWAY 7037666 (BMW	1,480	2,067		x	
	NP GATEWAY NATIONAL BANK	-	-		x	
	NP-Gateway-Tahoe	-	-		x	
	NP-Marie Hargis	(1,371)	(1,371)		x	
	NP-Southside Bank #90600	-	-		x	
	NP-Southside Bank-#45796	1,881	1,849		x	
	NP-Southside Bank-#84951	-	-		x	
	NP-Southside Bank-#84952	-	-		x	
	NP-TOYOTA MOTOR (FORKLIFT	-	-		x	
	LOC-Gateway National Bank	1,700	700		x	
	Notes Payable Current	-	-		x	
	Debt, current	5,060	4,616			
	Employee Benefits Payable	205	221		x	
	Employee Bonuses	384	389	x		
	Employee Costs Payable	-	-	x		
	Executive Benefits Payable (WAP)	1,100	1,350		x	
	Other Current Liability	-	0	x		
	Wages and Salaries Payabl	(0)	86	x		
	Other current liabilities	1,688	2,046			
Total:	**Current liabilities (included accounts)**	**2,514**	**2,863**			
A - B	**Subtotal (included accounts)**	**9,524**	**8,698**			
C. Adjustments						
	Owner distributions	-	184	Corporate trial balance accounts 'Other Current Assets' and 'Taxes Payable - General' and STFS trial balance account 'Federal Withholding Payab': All balances associated with distributions to the Owner should be excluded from Closing Net Work		
	Accrued Owner compensation	23	30	Corporate trial balance account 'Employee Bonuses': All balances associated with salaries, bonuses, payroll taxes, or other forms of benefits or compensation for the Owner should be excluded from Closing Net Working Capital.		
	Owner accounts payable	-	7	Corporate trial balance account 'Accounts Payable - Trade': All balances associated with accounts payable for the Owner should be excluded from Closing Net Working Capital.		
	Any other corporate current assets / liabilities	-	-	Corporate assets and liabilities shall be excluded from closing net working capital.		
Total:	**Adjustments**	**23**	**221**			
A - B + C	**Net Working Capital (illustrative example using August 31, 2017)**	**9,547**	**8,919**			

Note: All balances will be calculated in accordance with GAAP and consistent with the practices and methods used in the audited financial statements ended September 30, 2016.
Note 1: Consistent with past practice, inventory will exclude those items purchased and expensed as a period cost (such as zinc, powder, ingot, and packaging supplies).

DRAFT - NOT FOR DISTRIBUTION
NWC_Exhibit
Page 1 of 1

Exhibit E

Form of Crouch Employment Agreement

Execution Version
November 8, 2017
Alan “Bruce” Crouch
6357 Reynolds Road
Tyler, Texas 75708

Re: Offer Letter
Dear Bruce:
We are pleased to offer you a position with The Hillman Group, Inc. (“Hillman” or the “Company”) as the Vice President/General Manager, ST Fastening Systems Division of the Company, reporting to the Vice President, Fastening Solutions with dotted-line reporting to the President and Chief Executive Officer. You will be based at the Company’s facility in Tyler, Texas.
In accordance with our discussions, set forth below are the terms and conditions of your employment. This letter, and the exhibits attached hereto, when signed by you, will constitute your employment agreement with the Company (this “Agreement”).
1.Start Date. We look forward to a start date no later than November 1, 2017 (the “Start Date”) as mutually agreed. Your employment with the Company shall be on an at-will basis. The terms of your employment hereunder shall be governed by the laws of the State of Ohio.
2.    Time Commitment to Duties. You shall devote all of your business time to the proper and efficient performance of services under this Agreement.
3.    Base Salary. Your initial Base Salary shall be at the rate of $143,325 per annum, commencing as of the Start Date. Your Base Salary may be increased from time to time by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”).
4.    Performance Bonus. You shall continue to have the opportunity to earn a quarterly bonus pursuant to the terms of the performance-based bonus plan in which you participated at Hargis Industries, LP (“Hargis”) immediately preceding the Company’s acquisition of Hargis.
5.    Benefits. You shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time.

6.    Business Expenses. You shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by you in connection with the performance of your duties hereunder in accordance with the Company’s expense reimbursement policies and procedures.
7.    Vacation. You shall be entitled to twenty-five (25) working days of paid vacation per annum, accruing in accordance with the Company’s vacation policy.
8.    Equity Participation.
(a)    You will be eligible to participate in the HMAN Group Holdings, Inc. 2014 Equity Incentive Plan (the “Equity Plan”), subject to the terms of the Equity Plan, the Nonqualified Stock Option Award Agreement (the “Option Award Agreement”), and the terms of the Shareholders Agreement (the “Shareholders Agreement”) (all attached hereto). Capitalized terms used but not otherwise defined in this Section 8 shall have the meanings ascribed thereto in the Shareholders Agreement, Equity Plan, and Option Award Agreement.
(b)    In consideration of you entering into this Agreement, and as an inducement to join the Company, on the Start Date, Hillman will grant to you 440 Nonqualified Stock Options at a strike price of $1,000 per share subject to the terms and conditions of the Shareholders Agreement, the Equity Plan, and the Option Award Agreement which will set forth the terms of such award.
(c)    You recognize that this right to participate in the Equity Plan described herein is an additional benefit that you would not have been entitled to but for the execution of this Agreement.
9.    Termination of Employment. Your employment hereunder may be terminated by either the Company or by you at any time and for any reason; provided that, unless otherwise provided herein or in the event of a termination for “Cause,” either party shall be required to give the other party at least thirty (30) days advance written notice of any termination of your employment. Upon termination of your employment, the Company will pay you, in a lump sum, within thirty (30) days after such termination of employment, (1) any Base Salary earned but not yet paid and (2) the amount of any business expenses incurred by you prior to such termination that were incurred in accordance with the Company’s policies and which have not yet been reimbursed.
10.    Restrictive Covenant Agreement. Prior to the issuance of the equity awards set forth in Section 8, you agree to execute the Restrictive Covenant Agreement attached to the Option Award Agreement as Exhibit B.
11.    Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of you and your heirs, executors, administrators, estate, beneficiaries, and legal representatives. Neither this Agreement nor any rights or obligations under this Agreement shall be assignable by either party without the prior express written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Company and its successors,

2

assigns and legal representatives. Notwithstanding the foregoing, the Company may assign this Agreement to any existing or future subsidiary or affiliate of the Company, any purchaser of all or substantially all of the Company’s business or assets, any successor to the Company or any assignee thereof, whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise.
12.    Choice of Law. This Agreement is made in Delaware and shall be construed and interpreted in accordance with the laws of Delaware. Each of the parties hereto agrees to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any and all actions between the parties. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, whether involving remedies at law or in equity, shall be adjudicated in Delaware. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in such court(s), and further irrevocably waive any claim they may now or hereafter have that any such action brought in such court(s) has been brought in an inconvenient forum.
13.    Integration. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the parties. This Agreement cannot be amended or modified except by a written agreement signed by you and the Company.
14.    Waiver. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the party against whom the waiver is claimed, and any waiver of any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach. No failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by either party hereto shall constitute a waiver thereof or shall preclude any other or further exercise of the same or any other right, power or remedy.
15.    Severability. The unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal.
16.    Tax Withholding. The Company shall deduct or withhold the minimum statutory amount to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any payment or benefit provided hereunder.
17.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall together constitute an original hereof.
18.    Section 409A of the Code. The Company intends for this Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) in accordance with the regulations and guidance promulgated thereunder (collectively “Section 409A”). In no event whatsoever will the Company be liable for any additional tax, interest or penalties that may be imposed on you under Section 409A or any damages for failing to comply with Section 409A.

3

19.    General Obligations. As an employee, you will be expected to adhere to the Company’s standards of professionalism, loyalty, integrity and honesty. You will also be required to comply with the Company’s policies and procedures. Further, your employment is contingent upon successful completion of the Company’s application process including a pre-employment background check and providing proof of your eligibility to work in the United States.
We are pleased to offer you this opportunity and look forward to our long and mutually rewarding relationship.

Very truly yours,

THE HILLMAN GROUP, INC.

By:
                        Greg Gluchowski
                        CEO and President

ACCEPTED AND AGREED:

ALAN “BRUCE” CROUCH:

Date:

4

Exhibit F

Form of Side Letter Agreement with the TPA

November 8, 2017

The Hillman Group, Inc.
10590 Hamilton Avenue
Cincinnati, Ohio 45231
Attention: Doug Roberts, General Counsel
Email: Doug.Roberts@HillmanGroup.com

Hargis Industries, LP
1419 Royal Oak Drive
Tyler, Texas 75703
Attention: Joe A. Hargis
Email: Joea@stfastening.com

DELIVERED VIA EMAIL

Re: Claims Services

Dear Sir or Madame:

Reference is made to the Third Party Administration Agreement (the “TPA Agreement”) by and between Hargis Industries, LP (“Hargis”) and Group Administrators, Ltd. (the “TPA”), effective as of January 1, 2016, which TPA Agreement is being assigned to The Hillman Group, Inc. (“Hillman”) in conjunction with the purchase of substantially all of the assets of Hargis by Hillman (the “Transaction”). All terms used herein but not defined herein shall have the meaning ascribed to them in the TPA Agreement.

The TPA agrees to examine and process claims for health care services rendered and costs incurred under the Plan (a) prior to or on November 8, 2017 (the closing date of the Transaction) using the Hargis bank account held by the TPA for the benefit of Hargis, or (b) after the closing date of the Transaction using the Hillman bank account held by the TPA for the benefit of Hillman. The TPA will perform these services in accordance with the terms of the TPA Agreement. For the avoidance of doubt, a claim is incurred when the event giving rise to the claim takes place.  Specifically, in the case of the Plan, a claim is incurred on the date the medical service is rendered or prescription is filled, regardless of when that claim is submitted to the TPA for payment.

Neither Hargis nor Hillman shall be responsible for the cost of health care services covered by the “stop loss” insurance applicable to the Plan. Hillman agrees to continue at Hillman’s expense, the existing stop loss policy applicable to the Plan. If the stop loss insurance provides for a reimbursement on the basis of aggregate claims paid for 2017, then the TPA shall ensure, and each party agrees, that each party shall receive a proportionate share of such reimbursement based on the respective portion of the 2017 claims for which they are responsible per this side letter agreement.

This side letter agreement supplements the asset purchase agreement governing the Transaction (the “Purchase Agreement”) and does not amend or modify such Purchase Agreement. Except as expressly set forth herein, this side letter agreement does not amend or modify the TPA Agreement, and the terms of the TPA Agreement shall remain in full force and effect, unaffected by this side letter agreement. In the event of any conflict or inconsistency between the terms of this side letter agreement and the terms of the Purchase Agreement or the TPA Agreement, the terms of the Purchase Agreement shall control, followed by the terms of this side letter agreement, followed by the terms of the TPA Agreement.

Sincerely,

GROUP ADMINISTRATORS, LTD.

By:
Name: ________________________
Title: _________________________

Accepted and agreed as of the date first written above:

THE HILLMAN GROUP, INC.

By: ____________________________
Name: __________________________
Title: __________________________

HARGIS INDUSTRIES, LP, acting by and through
its general partner, Hargis Industries #1, LLC

By: ____________________________
Joe A. Hargis, sole member

{A17/10285/0001/W1528172.1 }Side Letter
Signature Page
4821-4764-7316.3